EXECUTION COPY
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                           VENETIAN CASINO RESORT, LLC
                              LAS VEGAS SANDS, INC.
                                   as Issuers


                     MALL INTERMEDIATE HOLDING COMPANY, LLC
                    GRAND CANAL SHOPS MALL CONSTRUCTION, LLC
                     LIDO INTERMEDIATE HOLDING COMPANY, LLC
                           as Mortgage Note Guarantors


                                  $425,000,000

                         12 1/4% Mortgage Notes due 2004


                                -----------------

                                    INDENTURE

                          Dated as of November 14, 1997
                                -----------------


                                -----------------

                        FIRST TRUST NATIONAL ASSOCIATION
                            as Mortgage Note Trustee
                                -----------------






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

                                       TABLE OF CONTENTS

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                                           ARTICLE 1
                                 DEFINITIONS AND INCORPORATION
                                         BY REFERENCE

  Section 1.01.   Definitions..............................................................  1
  Section 1.02.   Other Definitions........................................................ 29
  Section 1.03.   Incorporation by Reference of Trust Indenture Act........................ 29
  Section 1.04.   Rules of Construction.................................................... 30

                                           ARTICLE 2
                                      THE MORTGAGE NOTES

  Section 2.01.   Form and Dating.......................................................... 30
  Section 2.02.   Execution and Authentication............................................. 32
  Section 2.03.   Registrar and Paying Agent............................................... 32
  Section 2.04.   Paying Agent to Hold Money in Trust...................................... 32
  Section 2.05.   Holder Lists............................................................. 33
  Section 2.06.   Transfer and Exchange.................................................... 33
  Section 2.07.   Replacement Mortgage Notes............................................... 44
  Section 2.08.   Outstanding Mortgage Notes............................................... 44
  Section 2.09.   Treasury Notes........................................................... 44
  Section 2.10.   Temporary Notes.......................................................... 45
  Section 2.11.   Cancellation............................................................. 45
  Section 2.12.   Defaulted Interest....................................................... 45

                                          ARTICLE 3
                               OFFERS TO PURCHASE OR REDEMPTION

  Section 3.01.   Notices to Mortgage Note Trustee......................................... 45
  Section 3.02.   Selection of Mortgage Notes to Be Purchased or Redeemed.................. 46
  Section 3.03.   Notice of Redemption..................................................... 46
  Section 3.04.   Effect of Notice of Redemption........................................... 47
  Section 3.05.   Deposit of Purchase or Redemption Price.................................. 47
  Section 3.06.   Mortgage Notes Purchased or Redeemed in Part............................. 48
  Section 3.07.   Optional Redemption...................................................... 48
  Section 3.08.   Redemption Pursuant to Gaming Law........................................ 49
  Section 3.09.   Mandatory Redemption..................................................... 49
  Section 3.10.   Repurchase Offers........................................................ 49

                                           ARTICLE 4
                                           COVENANTS

  Section 4.01.   Payment of Mortgage Notes................................................ 51
  Section 4.02.   Maintenance of Office or Agency.......................................... 51
  Section 4.03.   Reports.................................................................. 52
  Section 4.04.   Compliance Certificate................................................... 52
  Section 4.05.   Taxes.................................................................... 53
  Section 4.06.   Stay, Extension and Usury Laws........................................... 53
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                                             i

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  Section 4.07.   Restricted Payments...................................................... 54
  Section 4.08.   Dividend and Other Payment Restrictions Affecting Subsidiaries........... 57
  Section 4.09.   Limitations on Incurrence of Indebtedness and Issuance of
                  Disqualified Stock....................................................... 58
  Section 4.10.   Asset Sales.............................................................. 61
  Section 4.11.   Event of Loss............................................................ 62
  Section 4.12.   Transactions with Affiliates............................................. 63
  Section 4.13.   Liens.................................................................... 64
  Section 4.14.   Line of Business......................................................... 65
  Section 4.15.   Corporate Existence...................................................... 65
  Section 4.16.   Offer to Repurchase Upon Change of Control............................... 65
  Section 4.17.   Designation of Unrestricted Subsidiary................................... 65
  Section 4.18.   Designation of Special Subsidiary........................................ 66
  Section 4.19.   Gaming Licenses.......................................................... 67
  Section 4.20.   Construction............................................................. 67
  Section 4.21.   Maintenance of Insurance and Amendment of the Cooperation Agreement...... 67
  Section 4.22.   Limitation on Status as Investment Company............................... 67
  Section 4.23.   Collateral Documents..................................................... 67
  Section 4.24.   Further Assurances....................................................... 68
  Section 4.25.   Restrictions on Leasing and Dedication of Property....................... 68
  Section 4.26.   Mortgage Note Guaranties................................................. 69
  Section 4.27.   Special Subsidiary Restricted Payments................................... 70
  Section 4.28.   Ownership of Unrestricted Subsidiaries and Special Subsidiaries.......... 70
  Section 4.29.   Limitation on Phase II Construction...................................... 70

                                           ARTICLE 5
                                          SUCCESSORS

  Section 5.01.   Merger, Consolidation, or Sale of Assets................................. 71
  Section 5.02.   Successor Corporation Substituted........................................ 72

                                          ARTICLE 6
                                     DEFAULTS AND REMEDIES

  Section 6.01.   Events of Default........................................................ 72
  Section 6.02.   Acceleration............................................................. 74
  Section 6.03.   Other Remedies........................................................... 75
  Section 6.04.   Waiver of Past Defaults.................................................. 75
  Section 6.05.   Control by Majority...................................................... 76
  Section 6.06.   Limitation on Suits...................................................... 76
  Section 6.07.   Rights of Holders of Mortgage Notes to Receive Payment................... 76
  Section 6.08.   Collection Suit by Mortgage Note Trustee................................. 77
  Section 6.09.   Mortgage Note Trustee May File Proofs of Claim........................... 77
  Section 6.10.   Priorities............................................................... 77
  Section 6.11.   Undertaking for Costs.................................................... 78
  Section 6.12.   Management of Casinos.................................................... 78
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                                             ii
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                                          ARTICLE 7
                                     MORTGAGE NOTE TRUSTEE

  Section 7.01.   Duties of Mortgage Note Trustee.......................................... 78
  Section 7.02.   Rights of Mortgage Note Trustee.......................................... 79
  Section 7.03.   Individual Rights of Mortgage Note Trustee............................... 80
  Section 7.04.   Mortgage Note Trustee's Disclaimer....................................... 80
  Section 7.05.   Notice of Defaults....................................................... 81
  Section 7.06.   Reports by Mortgage Note Trustee to Holders of the Mortgage Notes........ 81
  Section 7.07.   Compensation and Indemnity............................................... 82
  Section 7.08.   Replacement of Mortgage Note Trustee..................................... 82
  Section 7.09.   Successor Mortgage Note Trustee by Merger, etc........................... 84
  Section 7.10.   Eligibility; Disqualification............................................ 84
  Section 7.11.   Preferential Collection of Claims Against Company........................ 84
  Section 7.12.   Authorization of Trustee to Take Other Actions........................... 84

                                           ARTICLE 8
                           LEGAL DEFEASANCE AND COVENANT DEFEASANCE

  Section 8.01.   Option to Effect Legal Defeasance or Covenant Defeasance................. 85
  Section 8.02.   Legal Defeasance and Discharge........................................... 85
  Section 8.03.   Covenant Defeasance...................................................... 86
  Section 8.04.   Conditions to Legal or Covenant Defeasance............................... 86
  Section 8.05.   Deposited Money and Government Securities to be Held in Trust; Other
                  Miscellaneous Provisions................................................. 87
  Section 8.06.   Repayment to the Issuers................................................. 88
  Section 8.07.   Reinstatement............................................................ 88
  Section 8.08.   Note Collateral.......................................................... 88

                                          ARTICLE 9
                               AMENDMENT, SUPPLEMENT AND WAIVER

  Section 9.01.   Without Consent of Holders of Mortgage Notes............................. 89
  Section 9.02.   With Consent of Holders of Mortgage Notes................................ 90
  Section 9.03.   Compliance with Trust Indenture Act...................................... 91
  Section 9.04.   Revocation and Effect of Consents........................................ 91
  Section 9.05.   Notation on or Exchange of Mortgage Notes................................ 91
  Section 9.06.   Mortgage Note Trustee to Sign Amendments, etc............................ 92

                                          ARTICLE 10
                                    COLLATERAL AND SECURITY

  Section 10.01.  Security................................................................. 92
  Section 10.02.  Recording and Opinions................................................... 93
  Section 10.03.  Release of Collateral.................................................... 94
  Section 10.05.  Certificates of the Issuers.............................................. 95
  Section 10.06.  Certificates of the Mortgage Note Trustee................................ 96
  Section 10.07.  Authorization of Actions to Be Taken by the Mortgage Note Trustee
                  Under the Collateral Documents........................................... 96
  Section 10.08.  Authorization of Receipt of Funds by the Mortgage Note Trustee Under the
                  Collateral Documents..................................................... 96
  Section 10.09.  Termination of Security Interest......................................... 97
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                                             iii

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  Section 10.10.  Cooperation of Mortgage Note Trustee..................................... 97
  Section 10.11.  Collateral Agent......................................................... 97

                                          ARTICLE 11
                                   MORTGAGE NOTE GUARANTIES

  Section 11.01.  Mortgage Note Guaranties................................................. 98
  Section 11.02.  Additional Mortgage Note Guaranties...................................... 99
  Section 11.03.  Limitation of Mortgage Note Guarantor's Liability........................100
  Section 11.04.  Mortgage Note Guarantors May Consolidate, etc., on Certain Terms.........100
  Section 11.05.  Releases of Mortgage Note Guaranties.....................................101
  Section 11.06.  "Mortgage Note Trustee" to Include Paying Agent..........................102
  Section 11.07.  Subordination of Subordinated Mortgage Note Guarantors...................102

                                          ARTICLE 12
                                         MISCELLANEOUS

  Section 12.01.  Trust Indenture Act Controls.............................................106
  Section 12.02.  Notices..................................................................106
  Section 12.03.  Communication by Holders of Mortgage Notes with Other Holders of Mortgage
                  Notes....................................................................107
  Section 12.04.  Certificate and Opinion as to Conditions Precedent.......................107
  Section 12.05.  Statements Required in Certificate or Opinion............................107
  Section 12.06.  Rules by Mortgage Note Trustee and Agents................................108
  Section 12.07.  No Personal Liability of Directors, Officers, Employees and Stockholders.108
  Section 12.08.  Governing Law............................................................108
  Section 12.09.  No Adverse Interpretation of Other Agreements............................108
  Section 12.10.  Successors...............................................................108
  Section 12.11.  Severability.............................................................109
  Section 12.12.  Counterpart Originals....................................................109
  Section 12.13.  Table of Contents, Headings, etc.........................................109


                                           EXHIBITS

  Exhibit A-1.    Form of Mortgage Note
  Exhibit A-2.    Form of Temporary Regulation S Note
  Exhibit B.      Form of Certificate of Transfer
  Exhibit C.      Form of Certificate of Exchange
  Exhibit D.      Form of Certificate from Acquiring Institutional Accredited Investor
  Exhibit E.      Form of Notation of Mortgage Note Guaranty
  Exhibit F.      Form of Supplemental Indenture to be Delivered by Subsequent Mortgage Note
                  Guarantors
  Exhibit G.      Disbursement Agreement
  Exhibit H.      Intercreditor Agreement
  Exhibit I.      Mortgage Notes Indenture Deeds of Trust
  Exhibit J.      Mall Space Description

                             CROSS-REFERENCE TABLE*

Trust Indenture
  Act Section                                                  Indenture Section

310 (a)(1).................................................................7.10
    (a)(2).................................................................7.10
    (a)(3).................................................................N.A.
    (a)(4).................................................................N.A.
    (a)(5).................................................................7.10
    (b)....................................................................7.10
    (c)....................................................................N.A.
311 (a)....................................................................7.11
    (b)....................................................................7.11
    (c)....................................................................N.A.
312 (a)....................................................................2.05
    (b)...................................................................12.03
    (c)...................................................................12.03
313 (a)....................................................................7.06
    (b)(1) ...............................................................10.03
    (b)(2).................................................................7.07
    (c.............................................................. 7.06;12.02
    (d)....................................................................7.06
314 (a)..............................................................4.03;12.05
    (b)...................................................................10.02
    (c)(1)................................................................11.04
    (c)(2)................................................................11.04
    (c)(3).................................................................N.A.
    (d).......................................................10.03,10.04,10.05
    (e).............................................................10.02;12.05
    (f)....................................................................N.A.
315 (a)....................................................................7.01
    (b)..............................................................7.05,12.02
    (c)....................................................................7.01
    (d)....................................................................7.01
    (e)....................................................................6.11
316 (a)(last sentence).....................................................2.09
    (a)(1)(A)..............................................................6.05
    (a)(1)(B)..............................................................6.04
    (a)(2).................................................................N.A.
    (b)....................................................................6.07
    (c)....................................................................2.12
317 (a)(1).................................................................6.08
    (a)(2).................................................................6.09
    (b)....................................................................2.04
318 (a)...................................................................12.01
    (b)....................................................................N.A.
    (c)...................................................................12.01
N.A. means not applicable.

*This Cross-Reference Table is not part of the Indenture.

         INDENTURE dated as of November 14, 1997 among Venetian Casino Resort, LLC, a Nevada limited liability company ("Venetian"), Las Vegas Sands, Inc., a Nevada corporation (the "Company" and, together with Venetian, the "Issuers"), Mall Intermediate Holding Company, LLC, a Delaware limited liability company ("Mall Intermediate Holdings"), Grand Canal Shops Mall Construction, LLC, a Delaware limited liability company ("Mall Construction Subsidiary"), and Lido Intermediate Holding Company, LLC, a Delaware limited liability company ("Phase II Intermediate Holdings" and, together with Mall Intermediate Holdings, Mall Construction Subsidiary and all future Restricted Subsidiaries (as defined below), the "Mortgage Note Guarantors") and First Trust National Association, as trustee (the "Mortgage Note Trustee").

         The Issuers, the Mortgage Note Guarantors and the Mortgage Note Trustee agree as follows for the benefit of each other and for the equal and ratable benefit of the Holders of the 12 1/4% Mortgage Notes due 2004 (the "Initial Mortgage Notes") and the 12 1/4% Mortgage Notes due 2004 (the "Exchange Mortgage Notes" and, together with the Initial Mortgage Notes, the "Mortgage Notes"):

                                    ARTICLE 1
                          DEFINITIONS AND INCORPORATION
                                  BY REFERENCE

SECTION 1.01.     DEFINITIONS.

         "144A Global Note" means a global note in the form of Exhibit A-1 hereto bearing the Global Note Legend and the Private Placement Legend and deposited with or on behalf of, and registered in the name of, the Depositary or its nominee that will be issued in a denomination equal to the outstanding principal amount of the Mortgage Notes sold in reliance on Rule 144A.

         "Acquired Indebtedness" means, with respect to any specified Person,
(i) Indebtedness of any other Person existing at the time such other Person merged with or into or became a Restricted Subsidiary of such specified Person, including Indebtedness incurred in connection with, or in contemplation of, such other Person merging with or into or becoming a Restricted Subsidiary of such specified Person and (ii) Indebtedness encumbering any asset acquired by such specified Person.

         "Affiliate" of any specified Person means any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person. For purposes of this definition, "control" (including, with correlative meanings, the terms "controlling," "controlled by" and "under common control with"), as used with respect to any Person, shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of such Person, whether through the ownership of voting securities, by agreement or otherwise; provided, however, that beneficial ownership of 20% or more of the voting securities of a Person shall be deemed to be control.

         "Agent" means any Registrar, Paying Agent or co-registrar.

         "Applicable Procedures" means, with respect to any transfer or exchange of or for beneficial interests in any Global Note, the rules and procedures of the Depositary, Euroclear and Cedel that apply to such transfer or exchange.

         "Applicable Tax Percentage" means the highest aggregate effective marginal rate of federal, state and local income tax or, when applicable, alternative minimum tax, to which any direct or indirect member or S corporation shareholder of the Issuers subject to the highest marginal rate of tax would be subject in the relevant year of determination (as certified to the Mortgage Note Trustee by a nationally recognized tax accounting firm), taking into account only that member's or S corporation shareholder's share of income and deductions attributable to its interest in the Issuers.

         "Approved Equipment Funding Commitments" means, collectively, (a) the General Electric Capital Corporation Commitment (as defined in the Disbursement Agreement) and (b) any replacement of such commitment from an institutional or other lender reasonably acceptable to the Bank Agent and the Mall Construction Lender if (i) such commitment is in form and substance reasonably satisfactory to the Bank Agent and the Mall Construction Lender; (ii) the collateral to secure Indebtedness under such commitment does not include any Note Collateral; and (iii) to the extent the lenders under the Bank Credit Facility deem it appropriate in their sole discretion, the lender under such commitment executes and delivers an intercreditor agreement in accordance with Section 7.12(c) hereof.

         "Asset Sale" means (i) the sale, conveyance, transfer or other disposition (whether in a single transaction or a series of related transactions) of assets or rights (including by way of a sale and leaseback) of the Issuers or any Restricted Subsidiary (each referred to in this definition as a "disposition") or (ii) the issuance or sale of Equity Interests of any Restricted Subsidiary other than Venetian (whether in a single transaction or a series of related transactions), in each case, other than (a) a disposition of inventory or goods held in the ordinary course of business, (b) the disposition of all or substantially all of the assets of either of the Issuers in a manner permitted pursuant to Article 5 hereof or any disposition that constitutes a Change of Control hereunder, (c) any disposition that is a Restricted Payment or that is a dividend or distribution permitted under Section 4.07 hereof or any Investment that is not prohibited thereunder or any disposition of cash or Cash Equivalents, (d) any single disposition, or related series of dispositions, of assets with an aggregate fair market value of less than $1.0 million, (e) any Event of Loss, (f) any Lease Transaction or any grant of easement or Permitted Liens, (g) any dedication permitted pursuant to Section 4.25; (h) the transfer of the Mall Collateral to the Mall Subsidiary, (i) the transfer of the Phase II Land to the Phase II Subsidiary, (j) a transfer of assets by the Issuers to a Wholly Owned Restricted Subsidiary of the Issuers or by a Wholly Owned Restricted Subsidiary of the Issuers to another Wholly Owned Restricted Subsidiary of the Issuers, (k) an issuance of Equity Interests by a Wholly Owned Restricted Subsidiary of the Issuers to the Issuers or another Wholly Owned Restricted Subsidiary of the Issuers, (l) any sale, conveyance, transfer or other disposition of property that secures Non-Recourse Financing or any financing permitted under Section 4.09(p) that is to or on behalf of the lender of such Non-Recourse Financing or other financing or (m) any licensing of tradenames or trademarks in the ordinary course of business by any of the Issuers or their Restricted Subsidiaries.

         "Available Funds" shall have the meaning set forth in the Disbursement Agreement.

         "Bank Agent" means The Bank of Nova Scotia, in its capacity as administrative agent under the Bank Credit Facility and its successors in such capacity.

         "Bank Credit Facility" means that certain Credit Agreement, dated as of November 14, 1997, among the Company and Venetian, as borrowers, the lenders listed therein, Goldman Sachs Credit Partners L.P., as arranger and syndication agent and The Bank of Nova Scotia, as administrative agent, and any extension, refinancing, renewal, replacement, substitution or refund thereof ("Bank Credit Facility Refinancing"); provided, however that (i) the aggregate amount of such Bank Credit Facility Refinancing shall not exceed the principal amount of Indebtedness so extended, refinanced, renewed, replaced, substituted or refunded (plus the amount of reasonable expenses incurred and any premium paid in connection therewith) and (ii) such Bank Credit Facility Refinancing Indebtedness shall have a

Weighted Average Life to Maturity equal to or greater than the Weighted Average Life to Maturity of the Indebtedness being extended, refinanced, renewed, replaced, substituted or refunded.

         "Bankruptcy Law" means Title 11, U.S. Code or any similar federal or state law for the relief of debtors.

         "Billboard Lease" means that certain Lease Agreement, dated as of November 14, 1997, by and between Venetian and Mall Subsidiary relating to certain space that will be subleased by "Billboard Live!" as amended from time to time in accordance with the terms thereof.

         "Board of Directors" means the Board of Directors of the Company or any authorized committee of the Board of Directors of the Company.

         "Business Day" means any day other than a Legal Holiday.

         "Capital Lease Obligation" means, at the time any determination thereof is to be made, the amount of the liability in respect of a capital lease that would at such time be required to be capitalized and reflected as a liability on the balance sheet in accordance with GAAP.

         "Capital Stock" means with respect to any Person, any and all shares, interests, participations, rights or other equivalents (however designated) of corporate stock of such Person, including, without limitation, if such Person is a partnership or limited liability company, partnership or membership interests (whether general or limited) and any other interest or participation that confers on a Person the right to receive a share of the profits and losses of, or distributions of assets of, such partnership or limited liability company.

         "Cash Equivalents" means (a) United States dollars, (b)(i) direct obligations of the United States of America (including obligations issued or held in book-entry form on the books of the Department of the Treasury of the United States of America) or obligations fully guaranteed by the United States of America, (ii) obligations, debentures, notes or other evidence of indebtedness issued or guaranteed by any other agency or instrumentality of the United States, (iii) interest-bearing demand or time deposits (which may be represented by certificates of deposit) issued by banks having general obligations rated (on the date of acquisition thereof) at least "A" by Standard & Poor's Corporation ("S&P") or "A2" by Moody's Investors Service, Inc. ("Moody's") (S&P and Moody's together with any other nationally recognized credit rating agency if neither of such corporations is then currently rating the pertinent obligations, a "Rating Agency") or the equivalent by another Rating Agency, if applicable, or, if not so rated, secured at all times, in the manner and to the extent provided by law, by collateral security in clause (i) or (ii) of this definition, of a market value of no less than the amount of monies so invested, (iv) commercial paper rated (on the date of acquisition thereof) at least "A-1" or "P-1" or the equivalent by any Rating Agency issued by any Person, (v) repurchase obligations for underlying securities of the types described in clause (i) or (ii) above, entered into with any commercial bank or any other financial institution having long-term unsecured debt securities rated (on the date of acquisition thereof) at least "A" or "A2" or the equivalent by any Rating Agency in connection with which such underlying securities are held in trust or by a third-part custodian, (vi) guaranteed investment contracts of any financial institution which has a long-term debt rated (on the date of acquisition thereof) at least "A" or "A2" or the equivalent by any Rating Agency, (vii) obligations (including both taxable and nontaxable municipal securities) issued or guaranteed by, and any other obligations the interest on which is excluded from income for Federal income tax purposes issued by, any state of the United States of America or the District of Columbia or the Commonwealth of Puerto Rico or any political subdivision, agency, authority or instrumentality thereof, which issuer or guarantor has (A) a short-term debt rated (on the date of acquisition thereof) at least "A-1" or "P-1" or the equivalent by any Rating Agency and (B) a long-term debt rated (on the date of acquisition thereof) at least "A" or "A2" or the equivalent by any Rating Agency, (viii) investment contracts of any financial institution either (A) fully secured by (1) direct obligations of the United States, (2) obligations of a Person controlled or supervised by and acting as an agency or instrumentality of the United States or
(3) securities or receipts evidencing ownership interest in obligations or specified portions thereof described in clause (1) or (2), in each case guaranteed as full faith and credit obligations of the United States of America, having a market value at least equal to 102% of the amount deposited thereunder, or (B) with long-term debt rated (on the date of acquisition of such investment contract) at least "A" or "A2" or the equivalent by any Rating Agency and short-term debt rated (on the date of acquisition of such investment contract) at least "A-1" or "P-1" or the equivalent by any Rating Agency, (ix) a contract or investment agreement with a provider or guarantor (A) which provider or guarantor is rated (on the date of acquisition of such contract or investment agreement) at least "A" or "A2" or the equivalent by any Rating Agency (provided that if a guarantor is party to the rating, the guaranty must be unconditional and must be confirmed in writing prior to any assignment by the provider to another subsidiary of such guarantor), (B) providing that monies invested shall be payable without condition (other than notice) and without brokerage fee or other penalty, upon not more than two Business Days' notice for application when and as required or permitted under the Collateral Documents, and (C) stating that such contract or agreement is unconditional, expressly disclaiming any right of setoff and providing for immediate termination in the event of insolvency of the provider and termination upon demand of the Disbursement Agent if prior to Completion or (subject to the rights of creditors with prior Liens) the Mortgage Note Trustee if after Completion (which demand shall only be made at the direction of the Company) after any payment or other covenant default by the provider, or (x) any debt instruments of any Person which instruments are rated (on the date of acquisition thereof) at least "A," "A2," "A-1" or "P-1" or the equivalent by any Rating Agency; provided that in each case of clauses (i) through (x), such investments are denominated in United States dollars and maturing not more than 13 months from the date of acquisition thereof; (c) investments in any money market fund which is rated (on the date of acquisition thereof) at least "A" or "A2" or the equivalent by any Rating Agency; (d) investments in mutual funds sponsored by any securities broker-dealer of recognized national standing having an investment policy that requires substantially all the invested assets of such fund to be invested in investments described in any one or more of the foregoing clauses and having a rating of at least "A" or "A2" or the equivalent by any Rating Agency or (e) investments in both taxable and nontaxable (i) periodic auction reset securities which have final maturities between one and 30 years from the date of issuance and are repriced through a dutch auction or other similar method every 35 days or (ii) auction preferred shares which are senior securities of leveraged closed end municipal bond funds and are repriced pursuant to a variety of rate reset periods, in each case having a rating (on the date of acquisition thereof) of at least "A" or "A2" or the equivalent by any Rating Agency.

         "Casino Lease" means that certain lease between the Company and Venetian dated as of the Closing Date with respect to the operation of the Casino for the Project, as amended, revised or modified from time to time in accordance with the terms thereof.

         "Capital Stock" means with respect to any Person, any and all shares, interests, participations, rights or other equivalents (however designated) of corporate stock of such Person, including, without limitation, if such Person is a partnership, partnership interests (whether general or limited) and any other interest or participation that confers on a Person the right to receive a share of the profits and losses of, or distributions of assets of, such partnership.

         "Cedel" means Cedel Bank, SA.

         "Change of Control" means the occurrence of any of the following: (i) the sale, lease or transfer, in one or a series of transactions, of all or substantially all of the assets of the Issuers and their Restricted Subsidiaries, taken as a whole (except in connection with an Event of Loss);
(ii) either of the Issuers becomes aware of (by way of a report or any other filing pursuant to Section 13(d) of the Exchange Act, proxy, vote, written notice or otherwise) the acquisition by any person or group (within the meaning of Section 13(d)(3) or Section 14(d)(2) of the Exchange Act, or any successor provision), including any group acting for the purpose of acquiring, holding or disposing of securities within the meaning of Rule 13d-5(b)(1) under the Exchange Act), other than the Sole Stockholder and its Related Parties, in a single transaction or in a related series of transactions, by way of merger, consolidation or other business combination or purchase of beneficial ownership (within the meaning of Rule 13d-3 under the Exchange Act, or any successor provision) of 50% or more of the total voting power of the Voting Stock of the Issuers; (iii) after an initial public offering of the common stock of the Issuers, the consummation of any transaction or series of transactions the result of which is that any person or group (as defined above), other than the Sole Stockholder and its Related Parties, (1) beneficially owns more of the voting power of the Voting Stock of the Issuers than is beneficially owned, in the aggregate, by the Sole Stockholder and its Related Parties and (2) beneficially owns more than 20% of the voting power of the Voting Stock of either of the Issuers; (iv) the first day within any two-year period on which a majority of the members of the Board of Directors of the Company are not Continuing Directors; (v) the adoption of a plan relating to liquidation or dissolution of either of the Issuers or any Mortgage Note Guarantor (except liquidation of (a) Venetian into the Company and (b) any Mortgage Note Guarantor into the Company, Venetian or another Mortgage Note Guarantor) or (vi) if any Person other than the Sole Stockholder and Related Parties beneficially owns more than 50% of the voting and non voting common stock of the Company.

         "Code" means, the Internal Revenue Code of 1986, as amended (or any successor statute thereto).

         "Collateral Agent" means any person appointed by the Mortgage Note Trustee as a collateral agent hereunder.

         "Collateral Documents" means, collectively, the Disbursement Agreement, the Completion Guaranty, the Mortgage Notes Indenture Leasehold Deed of Trust, the Mortgage Notes Indenture Fee Deed of Trust, the Mortgage Notes Indenture Mall Parcel Fee Deed of Trust, the Mortgage Notes Indenture Environmental Indemnity or any other agreements, instruments, financing statements or other documents that evidence, set forth or limit the Lien of the Mortgage Note Trustee in the Note Collateral.

         "Common Stock" means the Common Stock, par value $0.10 per share, of the Company.

         "Company" means Las Vegas Sands, Inc., a Nevada corporation, or any successor thereto is permitted under this Indenture.

         "Completed" or "Completion" has the meaning given to the term "Mall Release Date" under the Disbursement Agreement.

         "Completion Guaranty" means that certain Guaranty, dated as of November 14, 1997, executed by the Sole Stockholder in favor of the Bank Agent (acting on behalf of the lenders under the Bank Credit Facility), the Mall Construction Lender and the Mortgage Note Trustee (acting on behalf of the Holders) as amended, revised or modified from time to time in accordance with the terms thereof.

         "Completion Guaranty Loan" means funds provided by the Sole Stockholder in satisfaction of his obligations pursuant to the Completion Guaranty which are treated by the Sole Stockholder and the Issuers as a subordinated loan to the Issuers pursuant to the Completion Guaranty.

         "Congress Center" means that certain meeting and conference center complex of approximately 500,000 net leasable square feet more particularly described in the Plans and Specifications.

         "Consolidated Cash Flow" means, with respect to any Person for any period, the Consolidated Net Income of such Person for such period plus (a) an amount equal to any extraordinary loss plus any net loss realized in connection with an Asset Sale (to the extent such losses were deducted in computing Consolidated Net Income), plus (b) provision for taxes based upon net income or net profits of such Person and its Restricted Subsidiaries to the extent such provision for taxes was deducted in computing Consolidated Net Income, plus (c) Consolidated Interest Expense of such Person for such period to the extent such expenses were deducted in computing Consolidated Net Income (not including any gaming revenue tax), plus (d) Consolidated Depreciation and Amortization Expense of such Person for such period to the extent such expenses were deducted in computing Consolidated Net Income, minus (e) non-cash items increasing such Consolidated Net Income for such period, in each case, on a consolidated basis for such Person and its Restricted Subsidiaries and determined in accordance with GAAP.

         "Consolidated Depreciation and Amortization Expense" means with respect to any Person for any period, the total amount of depreciation and amortization expense and other noncash expenses (excluding any noncash expense that represents an accrual, reserve or amortization of a cash expenditure for a past, present or future period) of such Person and its Restricted Subsidiaries for such period on a consolidated basis as defined in accordance with GAAP.

         "Consolidated Interest Expense" means, with respect to any period, the sum of (a) consolidated interest expense of such Person and its Restricted Subsidiaries for such period, whether paid or accrued, to the extent such expense was deducted in computing Consolidated Net Income (including original issue discount and deferred financing fees, non-cash interest payments, the interest component of Capital Lease Obligations, and net payments (if any) pursuant to Hedging Obligations, but excluding amortization of debt issuance costs and deferred financing fees), (b) commissions, discounts and other fees and charges paid or accrued with respect to letters of credit and bankers' acceptance financing and (c) to the extent not included above, the maximum amount of interest which would have to be paid by such Person or its Restricted Subsidiaries under a Guaranty of Indebtedness of any other Person if such Guaranty were called upon.

         "Consolidated Net Income" means, with respect to any Person for any period, the aggregate of the Net Income of such Person and its Restricted Subsidiaries for such period, on a consolidated basis, determined in accordance with GAAP; provided, however, that (i) the Net Income for such period of any Person that is not a Subsidiary or that is accounted for by the equity method of accounting, shall be included only to the extent of the amount of dividends or distributions paid in cash (or to the extent converted into cash) to the referent Person or a Wholly Owned Subsidiary thereof in respect of such period,
(ii) the Net Income of any Person acquired in a pooling of interests transaction shall not be included for any period prior to the date of such acquisition,
(iii) the Net Income for such period of any Restricted Subsidiary that is not a Mortgage Note Guarantor shall be excluded to the extent that the declaration or payment of dividends or similar distributions by that Restricted Subsidiary of its Net Income is not at the date of determination permitted without any prior governmental approval (which has not been obtained) or, directly or indirectly, by the operation of the terms of its charter or any agreement, instrument, judgment, decree, order, statute, rule or governmental regulation applicable to that Restricted Subsidiary or its stockholders, unless such restriction with respect to the payment of dividends or in similar distributions has been legally waived, (iv) the cumulative effect of a change in accounting principles shall be excluded and (v) no effect shall be given to any minority or preferred interest in Venetian for purposes of computing Consolidated Net Income.

         "Consolidated Net Worth" means, with respect to any Person at any time, the sum of the following items, as shown on the consolidated balance sheet of such Person and its Restricted Subsidiaries as of such date (i) the common equity of such Person and its Restricted Subsidiaries; (ii) (without duplication), (a) the aggregate liquidation preference of Preferred Stock of such Person and its Restricted Subsidiaries (other than Disqualified Stock), and
(b) any increase in depreciation and amortization resulting from any purchase accounting treatment from an acquisition or related financing; (iii) less any goodwill incurred subsequent to the Issuance Date; and (iv) less any write up of assets (in excess of fair market value) after the Issuance Date, in each case on a consolidated basis for such Person and its Restricted Subsidiaries, determined in accordance with GAAP; provided, that in calculating Consolidated Net Worth, any gain or loss from any Asset Sale shall be excluded; provided, however that in computing "Consolidated Net Worth," no adjustment shall be made for any minority interest in Venetian.

         "Construction Consultant" means Tishman Construction Corporation of Nevada or any other Person designated from time to time by the Bank Agent, the Mall Construction Lender and the Mortgage Note Trustee, in their sole discretion acting pursuant to the Intercreditor Agreement, to serve as the Construction Consultant under the Disbursement Agreement.

         "Construction Management Agreement" means that certain Construction Management Agreement, dated as of February 15, 1997, between the Company and Lehrer McGovern Bovis, Inc., a New York corporation, as assigned by the Company to Venetian and amended by that certain Assignment and Amendment of Construction Management Agreement, dated as of November 14, 1997, among the Company, Venetian and Lehrer McGovern Bovis, Inc., as amended, revised or modified from time to time in accordance with its terms.

         "Continuing Directors" means, as of any date of determination, any member of the Board of Directors who (i) was a member of such Board of Directors on the Issuance Date, (ii) was nominated for election or elected to such Board of Directors with, or whose election to such Board of Directors was approved by, the affirmative vote of a majority of the Continuing Directors who were members of such Board of Directors at the time of such nomination or election or (iii) was appointed or elected to such Board of Directors by the Sole Stockholder or a Related Party.

         "Contracts" means, collectively, the contracts entered into, from time to time, between the Company and any contractor for performance of services or sale of goods in connection with the design, engineering, installation or construction of the Project.

         "Cooperation Agreement" means that certain Amended and Restated Reciprocal Easement, Use and Operating Agreement, dated as of November 14, 1997, among the Mall Construction Subsidiary, Venetian and Interface, as amended, revised or modified from time to time in accordance with its terms.

         "Corporate Trust Office of the Mortgage Note Trustee" shall be at the address of the Mortgage Note Trustee specified in Section 12.02 hereof or such other address as to which the Mortgage Note Trustee may give notice to the Issuers.

         "Default" means any event that is or with the passage of time or the giving of notice or both would be an Event of Default.

         "Definitive Note" means a certificated Mortgage Note registered in the name of the Holder thereof and issued in accordance with Section 2.06 hereof, in the form of Exhibit A-1 hereto except that such Mortgage Note shall not bear the Global Note Legend and shall not have the "Schedule of Exchanges of Interests in the Global Note" attached thereto.

         "Depositary" means, with respect to the Mortgage Notes issuable or issued in whole or in part in global form, the Person specified in Section 2.03 hereof as the Depositary with respect to the Mortgage Notes, and any and all successors thereto appointed as depositary hereunder and having become such pursuant to the applicable provision of this Indenture.

         "Direct Construction Guaranty" means that certain Guaranty of Performance and Completion, dated as of November 14, 1997, executed by Bovis, Inc., a New York corporation, in favor of the Company, as assigned by the Company to Venetian by that certain Assignment Agreement, dated as of November 14, 1997, by and among the Company, Venetian and Bovis, Inc., as amended, revised or modified from time to time in accordance with its terms.

         "Disbursement Agent" means The Bank of Nova Scotia, in its capacity as the disbursement agent under the Disbursement Agreement and its successors in such capacity.

         "Disbursement Agreement" means that certain Funding Agents' Disbursement and Administration Agreement, dated as of November 14, 1997, among the Issuers, Mall Construction Subsidiary, the Bank Agent, the Mortgage Note Trustee, the Mall Construction Lender, the HVAC Provider and the Disbursement Agent, as amended, revised or modified from time to time in accordance with its terms.

         "Disqualified Stock" means any Capital Stock which, by its terms (or by the terms of any security into which it is convertible or for which it is exchangeable), or upon the happening of any event, matures or is mandatorily redeemable, pursuant to a sinking fund obligation or otherwise, or redeemable at the option of the holder thereof, in whole or in part, on or prior to November 15, 2004; provided, however, that any Capital Stock which would not constitute Disqualified Stock but for provisions thereof giving holders thereof the right to require the Issuers to repurchase or redeem such Capital Stock upon the occurrence of a Change of Control, and Event of Loss or an Asset Sale occurring prior to the final maturity of the Mortgage Notes shall not constitute Disqualified Stock if the change of control provisions, event of loss provisions, or asset sale provisions, as the case may be, applicable to such Capital Stock specifically provide that the Issuers will not repurchase or redeem any such stock pursuant to such provisions prior to the Company's and Venetian's compliance with the provisions of Sections 4.10, 4.11 and 4.16.

         "Equity Contribution" means the approximately $320.3 million of proceeds received by Venetian from the Company, Interface Holding or the Sole Stockholder (in the form of cash or property).

         "Equity Interests" means Capital Stock and all warrants, options or other rights to acquire Capital Stock (but excluding any debt security that is convertible into, or exchangeable for, Capital Stock).

         "Estimation Period" means the period for which a shareholder, partner or member, who is an individual is required to estimate for federal income tax purposes his allocation of taxable income from a Subchapter S corporation or a partnership for federal income tax purposes in connection with determining his estimated federal income tax liability for such period.

         "Euroclear" means Morgan Guaranty Trust Company of New York, Brussels office, as operator of the Euroclear system.

         "Event of Loss" means, with respect to any property or asset (tangible or intangible, real or personal), any of the following: (A) any loss, destruction or damage of such property or asset; (B) any actual condemnation, seizure or taking by exercise of the power of eminent domain or otherwise of such property or asset, or confiscation of such property or asset or the requisition of the use of such property or asset; or (C) any settlement in lieu of clause (B) above.

         "Excess Mall Proceeds" means the aggregate cash proceeds received by Mall Subsidiary from borrowings or from debt or equity issuances in excess of the cash amounts necessary to fund Mall Subsidiary's obligation to purchase certain assets pursuant to the Sale and Contribution Agreement.

         "Exchange Act" means the Securities Exchange Act of 1934, as amended.

         "Exchange Mortgage Notes" means the Mortgage Notes issued in the Exchange Offer pursuant to Section 2.06(f) hereof.

         "Exchange Offer" has the meaning set forth in the Registration Rights Agreement.

         "Exchange Offer Registration Statement" has the meaning set forth in the Registration Rights Agreement.

         "Existing Indebtedness" means (i) up to $1.5 million in aggregate principal amount of Indebtedness (other than Capital Lease Obligations) of the Issuers or their Restricted Subsidiaries in existence on the Issuance Date, plus interest accruing thereon, after application of the net proceeds of sale of the Mortgage Notes on the Issuance Date and (ii) any current or future obligations under the HVAC Services Agreement as in effect on the Issuance Date.

         "Expo Center" means the Sands Expo and Convention Center.

         "Fixed Charge Coverage Ratio" means, with respect to any Person for any period, the ratio of the Consolidated Cash Flow of such Person for such period to the Fixed Charges of such Person for such period. In the event that the Company or any of its Restricted Subsidiaries incurs, assumes, guarantees or redeems any Indebtedness (other than revolving credit borrowings) or issues Preferred Stock subsequent to the commencement of the period for which the Fixed Charge Coverage Ratio is being calculated but prior to the event for which the calculation of the Fixed Charge Coverage Ratio is made (the "Calculation Date"), then the Fixed Charge Coverage Ratio shall be calculated giving pro forma effect to such incurrence, assumption, guarantee or redemption of Indebtedness and the use of proceeds therefrom, or such issuance or redemption of Preferred Stock, as if the same had occurred at the beginning of the applicable four-quarter period. For purposes of making the computation referred to above, acquisitions, dispositions and discontinued operations (as determined in accordance with GAAP) that have been made by the Company or any of its Restricted Subsidiaries, including all mergers, consolidations and dispositions, during the four-quarter reference period or subsequent to such reference period and on or prior to the Calculation Date shall be calculated on a pro forma basis assuming that all such acquisitions, dispositions, discontinued operations, mergers, consolidations (and the reduction of any associated fixed charge obligations resulting therefrom) had occurred on the first day of the four-quarter reference period.

         "Fixed Charges" means, with respect to any Person for any period, the sum, without duplication, of (a) Consolidated Interest Expense of such Person for such period and (b) all capitalized interest of such Person and its Restricted Subsidiaries and (c) the product of (i) to the extent such Person is not treated as an S corporation, a partnership or a substantially similarly treated pass-through entity for federal income tax purposes, all dividend payments, whether or not in cash on any series of Preferred Stock of such Person or any of its Subsidiaries, other than dividend payments on Equity Interests payable solely in Equity Interests or dividends paid as an increase in liquidation preference on Preferred Stock, times (ii) a fraction, the numerator of which is one and the denominator of which is one minus the then current combined federal, state and local statutory income tax rate of such Person, expressed as a decimal, in each case, on a consolidated basis and in accordance with GAAP.

         "GAAP" means generally accepted accounting principles set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or in such other statements by such other entity as have been approved by a significant segment of the accounting profession, which are in effect on the Issuance Date. For the purposes of this Indenture, the term "consolidated" with respect to any Person shall mean such Person consolidated with its Restricted Subsidiaries (without giving effect to any minority or preferred interest of Venetian) and shall not include any Unrestricted Subsidiary or Special Subsidiary.

         "Gaming Authority" means any agency, authority, board, bureau, commission, department, office or instrumentality of any nature whatsoever of the United States or foreign government, any state, province or any city or other political subdivision, whether now or hereafter existing, or any officer or official thereof, including without limitation, the Nevada Gaming Commission, the Nevada State Gaming Control Board, the Clark County Liquor and Gaming Licensing Board and any other agency with authority to regulate any gaming operation (or proposed gaming operation) owned, managed or operated by the Issuers or any of their Subsidiaries.

         "Gaming License" means every license, franchise or other authorization required to own, lease, operate or otherwise conduct governing activities of the Issuers or any of their Restricted Subsidiaries, including without limitation, all such licenses granted under the Nevada Gaming Control Act, and the regulations promulgated pursuant thereto, and other applicable federal, state, foreign or local laws.

         "Global Notes" means, individually and collectively, each of the Restricted Global Notes and the Unrestricted Global Notes, in the form of Exhibits A-1 and A-2 hereto issued in accordance with Section 2.01, 2.06(b)(iv), 2.06(d)(ii) or 2.06(f) hereof.

         "Global Note Legend" means the legend set forth in Section 2.06(g)(ii), which is required to be placed on all Global Notes issued under this Indenture.

         "Government Instrumentality" means any national, state or local government (whether domestic or foreign), any political subdivision thereof or any other governmental, quasi-governmental, judicial, public or statutory instrumentality, authority, body, agency, bureau or entity, (including any zoning authority, the Federal Deposit Insurance Corporation, the Comptroller of the Currency or the Federal Reserve Board, any central bank or any comparable authority) or any arbitrator with authority to bind a party at law.

         "Government Securities" means securities that are (a) direct obligations of the United States of America for the timely payment of which its full faith and credit is pledged or (b) obligations of a Person controlled or supervised by and acting as an agency or instrumentality of the United States of America the timely payment of which is unconditionally guaranteed as a full faith and credit obligation by the United States of America, which, in either case, are not callable or redeemable at the option of the issuer thereof, and shall also include a depository receipt issued by a bank (as defined in Section 3(a)(2) of the Securities Act of 1933, as amended), as custodian with respect to any such Government Security or a specific payment of principal of or interest on any such Government Security held by such custodian for the account of the holder of such depository receipt; provided, that (except as required by law) such custodian is not authorized to make any deduction from the amount payable to the holder of such depository receipt from any amount received by the custodian in respect of the Government Security or the specific payment of principal of or interest on the Government Security evidenced by such depository receipt.

         "Guaranty" means a guaranty (other than by endorsement of negotiable instruments for collection in the ordinary course of business), direct or indirect, in any manner (including, without limitation, letters of credit and reimbursement agreements in respect thereof), of all or any part of any Indebtedness.

         "Harrah's Road Way Agreement" means an agreement between Venetian and Harrah's Casino Resort as amended, revised, modified or restated, as contemplated by the existing Letter of Intent, dated as of July 2, 1997, between the parties with respect to the sharing of the common road way between the parties and certain plans with respect to the improvements to be made thereto.

         "Hedging Obligations" means, with respect to any Person, the obligations of such Person under (i) currency exchange or interest rate swap agreements, currency exchange or interest rate cap agreements and currency exchange or interest rate collar agreements and (ii) other agreements or arrangements designed to protect such Person against fluctuations in currency exchange or interest rates.

         "HVAC Provider" means Atlantic-Pacific, Las Vegas, LLC, a Delaware limited liability company.

         "HVAC Services Agreement" means, collectively (i) that certain Energy Services Agreement, dated as of November 14, 1997, between Venetian and the HVAC Provider, (ii) that certain Ground Lease between Venetian and the HVAC Provider,
(iii) that certain Construction Agency Agreement, dated as of November 14, 1997, between Venetian and the HVAC Provider and (iv) that certain Energy Services Agreement, dated as of November 14, 1997, between Mall Subsidiary and the HVAC Provider, in each case, as amended, revised or modified from time to time in accordance with its terms.

         "Holder" means a Person in whose name a Mortgage Note is registered.

         "IAI Global Note" means the global Note in the form of Exhibit A-1 hereto bearing the Global Note Legend and the Private Placement Legend and deposited with or on behalf of and registered in the name of the Depositary or its nominee that will be issued in a denomination equal to the outstanding principal amount of the Mortgage Notes sold to Institutional Accredited Investors.

         "Indebtedness" means, with respect to any Person, (a) any indebtedness of such Person, whether or not contingent (i) in respect of borrowed money, (ii) evidenced by bonds, notes, debentures or similar instruments or letters of credit (or reimbursement agreements in respect thereof), (iii) representing the balance deferred and unpaid of the purchase price of any property (including Capital Lease Obligations), except any such balance that constitutes an accrued expense or trade payable, or (iv) representing any Hedging Obligations, if and to the extent any of the foregoing indebtedness (other than letters of credit and Hedging Obligations) would appear as a liability upon a balance sheet of such Person prepared in accordance with GAAP, (b) to the extent not otherwise included, any obligation by such Person to be liable for, or to pay, as obligor, guarantor or otherwise, on the Indebtedness of another Person (other than by endorsement of negotiable instruments for collection in the ordinary course of business) and (c) to the extent not otherwise included, Indebtedness of another Person secured by a Lien on any asset owned by such Person (whether or not such Indebtedness is assumed by such Person). For purposes of this definition, the term "Indebtedness" shall not include any amount of the liability in respect of an operating lease that at such time would not be required to be capitalized and reflected as a liability on the balance sheet in accordance with GAAP. The amount of any Indebtedness outstanding as of any date shall be (i) the accreted value thereof, in the case of any Indebtedness with original issue discount, and (ii) the principal amount thereof, together with any interest thereon that is more than 30 days past due, in the case of any other Indebtedness.

         "Indenture" means this Indenture, as amended or supplemented from time to time.

         "Independent Financial Advisor" means an accounting, appraisal or investment banking firm of nationally recognized standing that is, in the judgment of the Company's Board of Directors, (i) qualified to perform the task for which it has been engaged and (ii) disinterested and independent with respect to the Issuers and their Subsidiaries, each Affiliate of the Issuers, and the Sole Stockholder and its Related Parties.

         "Indirect Construction Guaranty" means that certain Guaranty of Performance dated as of November 14, 1997 executed by The Peninsular and Oriental Steam Navigation Company, a corporation organized under the laws of England and Wales, in favor of the Company, as assigned by the Company to Venetian by that certain Assignment Agreement dated as of November 14, 1997 by and among the Company, Venetian and The Peninsular and Oriental Steam Navigation Company, as amended, revised, modified or restated from time to time in accordance with its terms.

         "Indirect Participant" means a Person who holds a beneficial interest in a Global Note through a Participant.

         "Institutional Accredited Investor" means an institution that is an "accredited investor" as defined in Rule 501(a)(1), (2), (3) or (7) under the Securities Act, who are not also QIBs.

         "Intercreditor Agreement" means the Intercreditor Agreement, a copy of which is attached hereto as Exhibit H, among The Bank of Nova Scotia, as Bank Agent acting on behalf of the other lenders pursuant to the Bank Credit Facility, the Mortgage Note Trustee, acting on behalf of the holders of the Mortgage Notes, the Mall Construction Lender and the Senior Subordinated Note Trustee, acting on behalf of the holders of the Senior Subordinated Notes and The Bank of Nova Scotia, as Intercreditor Agent, as amended, revised, modified or restated from time to time in accordance with its terms.

         "Interface" means Interface Group-Nevada, Inc., a Nevada corporation and wholly owned indirect subsidiary of the Sole Stockholder.

         "Interface Holding" means Interface Group Holding Company, Inc., a Nevada corporation and wholly owned direct subsidiary of the Sole Stockholder.

         "Investments" means, with respect to any Person, all investments by such Person in other Persons (including Affiliates) in the form of loans (including Guaranties), advances or capital contributions (excluding commission, travel and similar advances to officers and employees made in the ordinary course of business), purchases or other acquisitions for consideration of Indebtedness, Equity

Interests or other securities and all other items that are or would be classified as investments on a balance sheet prepared in accordance with GAAP.

         "Issuance Date" means the closing date for the sale and original issuance of the Mortgage Notes.

         "Issuers" means the Company and Venetian, and any successor to any of them permitted under this Indenture.

         "Legal Holiday" means a Saturday, a Sunday or a day on which banking institutions in the City of New York or at a place of payment are authorized by law, regulation or executive order to remain closed. If a payment date is a Legal Holiday at a place of payment, payment may be made at that place on the next succeeding day that is not a Legal Holiday, and no interest shall accrue for the intervening period.

         "Lenders" means any of the lenders under the Bank Credit Facility, the Mall Construction Lender and the Holders of the Mortgage Notes.

         "Letter of Transmittal" means the letter of transmittal to be prepared by the Issuers and sent to all Holders of the Mortgage Notes for use by such Holders in connection with the Exchange Offer.

         "Lien" means, with respect to any asset, any mortgage, lien, pledge, charge, security interest or encumbrance of any kind in respect of such asset, whether or not filed, recorded or otherwise perfected under applicable law (including any conditional sale or other title retention agreement, any lease in the nature thereof, any option or other agreement to sell or give a security interest in and any filing of or agreement to give any financing statement under the Uniform Commercial Code (or equivalent statutes) of any jurisdiction).

         "Liquidated Damages" means all liquidated damages then owing pursuant to Section 5 of the Registration Rights Agreement.

         "Mall" means that certain enclosed retail, dining and entertainment complex of approximately 500,000 net leasable square feet more particularly described in the Plans and Specifications.

         "Mall Collateral" means all of the Issuers, and their Subsidiaries, right, title, and interest in and to (i) prior to the creation of the Mall I Parcel, the leasehold estate created by the Mall Lease and, thereafter, the Mall I Parcel; (ii) the leasehold estate created by the Billboard Lease; (iii) the Mall and any related improvements and equipment thereto; (iv) any reserves established by the Issuers, any of their Restricted Subsidiaries or any of their Special Subsidiaries relating to the Mall; and (v) any and all security agreements and an assignment of leases and rents creating a security interest in any rents or other income derived from the Mall.

         "Mall Construction Lender" means GMAC Commercial Mortgage Corporation, a California corporation, and its permitted successors and assigns.

         "Mall Construction Loan Agreement" means that certain Credit Agreement, dated as of November 14, 1997, between the Issuers, Mall Construction Subsidiary and Mall Construction Lender, as amended, revised or modified from time to time in accordance with its terms.

         "Mall Construction Loan Facility" means the credit facility described and made available to the Issuers and Mall Construction Subsidiary pursuant to the Mall Construction Loan Agreement and any extension, refinancing, renewal, replacement, substitution or refunding thereof ("Mall Construction Loan Facility Refinancing"); provided, however that (i) the aggregate amount of Indebtedness under such Mall Construction Loan Facility Refinancing shall not exceed the principal amount of Indebtedness so extended, refinanced, renewed, replaced, substituted or refunded (plus the amount of reasonable expenses incurred and any premium paid in connection therewith), (ii) such Mall Construction Loan Facility Refinancing Indebtedness shall have a Weighted Average Life to Maturity equal to or greater than the Weighted Average Life to Maturity of the Indebtedness being extended, refinanced, renewed, replaced, substituted or refunded and (iii) to the extent such Mall Construction Loan Facility Refinancing Indebtedness is not supported by a guaranty of the Sole Stockholder on substantially similar terms as the terms of the Sole Stockholder's guaranty of Tranche B (as defined in the Mall Construction Loan Facility) of the Mall Construction Loan Facility, such Mall Construction Loan Facility Refinancing Indebtedness shall contain a tranche with a principal amount, relative payment priority and other terms which are substantially similar to those required to be contained in the Substitute Tranche B Loan.

         "Mall Construction Subsidiary" means Grand Canal Shops Mall Construction, LLC, a Delaware limited liability company.

         "Mall Holdings" means Grand Canal Shops Mall Holding Company, LLC, a Delaware limited liability company and a subsidiary of Mall Intermediate Holdings.

         "Mall Intermediate Holdings" means Mall Intermediate Holding Company, LLC, a Delaware limited liability company, and a wholly owned subsidiary of Venetian.

         "Mall I Parcel" means the Mall Space subdivided from the Project Site as a legally separate parcel and recorded with the applicable Government Instrumentalities.

         "Mall Lease" means the Lease, dated as of November 14, 1997, by and between Venetian and Mall Construction Subsidiary pursuant to which Mall Construction Subsidiary will lease from Venetian the Mall Space, as amended, revised or modified from time to time in accordance with its terms.

         "Mall Management Agreement" means the Mall Management Agreement, dated as of November 14, 1997, between Forest City Enterprises and the Mall Construction Subsidiary, as amended, revised or modified.

         "Mall Manager" means Grand Canal Shops Mall MM, Inc., a wholly owned subsidiary of the Company.

         "Mall Space" means that certain space upon which the Mall will be located as more specifically described in Exhibit J hereto.

         "Mall Subsidiary" means Grand Canal Shops Mall, LLC, a Delaware limited liability company.

         "Mortgage Note Custodian" means the Mortgage Note Trustee, when serving as custodian for the Depositary with respect to the Mortgage Notes in global form, or any successor entity thereto.

         "Mortgage Note Make-Whole Premium" means, with respect to a Mortgage Note, an amount equal to the greater of (i) 12.25% of the outstanding principal amount of such Mortgage Note and (ii) the excess of (a) the present value of the remaining interest, premium and principal payments due on such

Mortgage Note as if such Mortgage Note were redeemed on November 15, 2001, computed using a discount rate equal to the Treasury Rate plus 50 basis points, over (b) the outstanding principal amount of such Mortgage Note.

         "Mortgage Notes" has the meaning assigned to it in the preamble to this Indenture.

         "Mortgage Note Guaranties" means, collectively, the Secured Mortgage Note Guaranties and the Subordinated Mortgage Note Guaranties.

         "Mortgage Note Guarantors" has the meaning assigned to it in the preamble to this Indenture, and includes any successors thereto permitted under this Indenture.

         "Mortgage Notes Indenture Environmental Indemnity" means that Environmental Indemnity Agreement, dated as of November 14, 1997, among the Company, Venetian and the Mortgage Note Trustee, as amended, modified or revised in accordance with its terms.

         "Mortgage Notes Indenture Fee Deed of Trust" means that certain Deed of Trust, Assignment of Rents and Leases, Security Agreement and Fixture Filing, dated as November 14, 1997 and made by the Company and Venetian, as trustor, to the trustee thereunder, for the benefit of the Mortgage Note Trustee, as beneficiary as amended, modified or revised in accordance with its terms.

         "Mortgage Notes Indenture Leasehold Deed of Trust" means that certain Deed of Trust, Assignment of Rents and Leases, Security Agreement and Fixture Filing, dated as November 14, 1997 and made by the Mall Construction Subsidiary, as trustor, to the trustee thereunder, for the benefit of the Mortgage Note Trustee, as beneficiary, as amended, modified or revised in accordance with its terms.

         "Mortgage Notes Indenture Mall Parcel Fee Deed of Trust" means the deed of trust in the form of Exhibit V-4 to the Disbursement Agreement to be executed by Mall Construction Subsidiary for the benefit of the Mortgage Note Trustee in accordance with the Disbursement Agreement, as amended, modified or revised in accordance with its terms.

         "Mortgage Notes Proceeds Account" means that certain Mortgage Notes Proceeds Account into which the net proceeds from the sale of the Mortgage Notes will be deposited in accordance with the Disbursement Agreement.

         "Mortgage Note Trustee" means the party named as such in the preamble hereto until a successor replaces it in accordance with the applicable provisions of this Indenture and thereafter means the successor serving hereunder.

         "Net Income" means, with respect to any Person, the net income (loss) of such Person, determined in accordance with GAAP and before any reduction in respect of Preferred Stock dividends, excluding, however, (i) any gain (but not loss), together with any related provision for taxes on such gain (but not loss), realized in connection with (a) any Asset Sale (including, without limitation, dispositions pursuant to sale and leaseback transactions) or (b) the disposition of any securities or the extinguishment of any Indebtedness of such Person or any of its Restricted Subsidiaries, and (iii) excluding any extraordinary gain (but not loss), together with any related provision for taxes on such extraordinary gain (but not loss).

         "Net Loss Proceeds" means the aggregate cash proceeds received by the Issuers or any of their Restricted Subsidiaries in respect of any Event of Loss, including, without limitation, insurance proceeds from condemnation awards or damages awarded by any judgment, net of the direct costs in recovery of such Net Loss Proceeds (including, without limitation, legal, accounting, appraisal and insurance adjuster fees and expenses) and any taxes paid or payable as a result thereof (including, without limitation, any taxes paid or payable by an owner of the Issuers or any Restricted Subsidiary).

         "Net Proceeds" means the aggregate cash proceeds received by the Issuers or any of their Restricted Subsidiaries in respect of any Asset Sale, net of the direct costs relating to such Asset Sale (including, without limitation, legal, accounting and investment banking fees and expenses, employee severance and termination costs, any trade payables or similar liabilities related to the assets sold and required to be paid by the seller as a result thereof and sales, finder's or broker's commissions), and any relocation expenses incurred as a result thereof, taxes paid or payable as a result thereof (including, without limitation, any taxes paid or payable by an owner of the Issuers or any Restricted Subsidiary) (after taking into account any available tax credits or deductions and any tax sharing arrangements), amounts required to be applied to the repayment of Indebtedness secured by a Lien (other than the Mortgage Notes) on the asset or assets that are the subject of such Asset Sale or amounts permitted by the terms of such Indebtedness to be otherwise reinvested in the Project to the extent so reinvested, all distributions and other payments required to be made to minority interest holders in a subsidiary or joint venture as a result of the Asset Sale and any reserve for adjustment in respect of the sale price of such asset or assets or any liabilities associated with the asset disposed of in such Asset Sale.

         "Non-Recourse Financing" means Indebtedness incurred in connection with the purchase or lease of personal or real property useful in the Principal Business or to construct, develop or equip the Mall Space and (i) as to which the lender upon default may seek recourse or payment against the Issuers or any Restricted Subsidiary only through the return or sale of the property, equipment or the other Specified FF&E so purchased or leased, or in the case of any Indebtedness with respect to the Mall Space, only through foreclosure upon the Mall Collateral and (ii) may not otherwise assert a valid claim for payment on such Indebtedness against the Company or any Restricted Subsidiary or any other property of the Issuers or any Restricted Subsidiary.

         "Non-Recourse Indebtedness" means Indebtedness or Disqualified Stock, as the case may be, or that portion of Indebtedness or Disqualified Stock, as the case may be, (a) as to which neither the Issuers nor any of their Restricted Subsidiaries (i) provides credit support pursuant to any undertaking, agreement or instrument that would constitute Indebtedness or Disqualified Stock, as the case may be, or (ii) is directly or indirectly liable, and (b) with respect to Non-Recourse Indebtedness of an Unrestricted Subsidiary, no default with respect to which (including any rights that the holders thereof may have to take enforcement action against an Unrestricted Subsidiary) would permit (upon notice, lapse of time or both) any holder of any other Indebtedness or Disqualified Stock, as the case may be, of the Issuers or any of their Restricted Subsidiaries to declare a default on such other Indebtedness or Disqualified Stock, as the case may be, or cause the payment thereof to be accelerated or payable prior to its stated maturity.

         "Non-U.S. Person" means a Person who is not a U.S. Person.

         "Note Collateral" means all assets, now owned or hereafter acquired, of the Company, Venetian or any Mortgage Note Guarantor included in the collateral securing the Mortgage Notes under the Collateral Documents, which will initially include all real estate, improvements and all personal property owned by the Issuers (including (i) the Project Assets, (ii) the Mall Collateral, until the transfer and release thereof in accordance with the Sale and Contribution Agreement and the Disbursement Agreement), as well as a pledge of any intercompany notes held by either of the Issuers or the Mortgage Note Guarantors. Notwithstanding the forgoing, "Note Collateral" shall not include:
(i) the assets of the

Phase II Subsidiary and, after the release thereof, the Mall Collateral; (ii) heating and air-conditioning related and other equipment owned by the HVAC Provider, which provides thermal energy services to the Issuers pursuant to the HVAC Services Agreement; (iii) the Specified FF&E; (iv) any assets which if pledged, hypothecated or given as collateral security would require the Issuers to seek approval of the Nevada Gaming Authorities of the pledge, hypothecation or collateralization, or require the Mortgage Note Trustee or a holder or beneficial holder of the Mortgage Notes to be licensed, qualified or found suitable by an applicable Gaming Authority (other than any approval required for the pledge, hypothecation or collateralization of assets in connection with the Exchange Offer); (v) a pledge of the capital stock of the Company or Venetian or any of the Issuers' Subsidiaries; and (vi) assets financed with Indebtedness permitted to be incurred pursuant to clauses (g), (h) or (p) of the Section 4.09 hereof and such Indebtedness is permitted to be secured pursuant to Section 4.13 hereof.

         "Obligations" means any principal, interest, penalties, fees, indemnifications, reimbursements, damages and other liabilities payable under the documentation governing any Indebtedness.

         "Offering" means the Offering by the Issuers of $425,000,000 in aggregate principal amount of their 12 1/4% Mortgage Notes due 2004.

         "Officer" means, with respect to any Person, the Chairman of the Board, the Chief Executive Officer, the President, the Chief Operating Officer, the Chief Financial Officer, the Treasurer, any Assistant Treasurer, the Controller, the Secretary or any Vice-President of such Person.

         "Officers' Certificate" means a certificate signed on behalf of the Issuers or a Mortgage Note Guarantor, as the case may be, by two Officers (or if a limited liability company, two Officers of the managing member of such limited liability company) of the Issuers or a Mortgage Note Guarantor, as the case may be, one of whom must be the principal executive officer, the principal financial officer, the treasurer or the principal accounting officer of the Company, Venetian (or its managing members) or a Mortgage Note Guarantor, as the case may be, that meets the requirements set forth in this Indenture.

         "Opinion of Counsel" means an opinion from legal counsel, that meets the requirements of Section 12.05 hereof. The counsel may be an employee of or counsel to the Issuers, any Subsidiary of the Issuers, any Mortgage Note Guarantor or the Mortgage Note Trustee.

         "Other Phase II Agreements" means any agreement entered into by the Issuers or their Subsidiaries with a Person for construction, development and operation of a hotel or casino on the Phase II Land (other than the Phase II Resort).

         "Outside Completion Deadline" means April 21, 1999, as the same may from time to time be extended pursuant to the Disbursement Agreement.

         "Participant" means, with respect to the Depositary, Euroclear or Cedel, a Person who has an account with the Depositary, Euroclear or Cedel, respectively (and, with respect to The Depository Trust Company, shall include Euroclear and Cedel).

         "Participating Broker-Dealer" has the meaning set forth in the Registration Rights Agreement.

         "Permitted Construction Loan Refinancing" means (i) the incurrence of indebtedness and/or the issuance of Capital Stock by the Mall Subsidiary the proceeds of which are used to purchase the Mall Collateral pursuant to the Sale and Contribution Agreement (including, without limitation, the Tranche A Take-out Commitment and the Tranche B Take-out Commitment) and/or (ii) the assumption of the Mall

Construction Loan Facility and/or the Substitute Tranche B Loan (or any permitted refinancing thereof) pursuant to the Sale and Contribution Agreement.

         "Permitted Investments" means (a) any Investments in the Issuers, any Mortgage Note Guarantor or in any Restricted Subsidiary that is not a Mortgage Note Guarantor if the Investments in such Restricted Subsidiary that is not a Mortgage Note Guarantor from the Issuers, any Mortgage Note Guarantor or any of the other Restricted Subsidiaries aggregate less than $1.0 million; (b) any Investments in Cash Equivalents; (c) Investments by the Issuers or any Restricted Subsidiary of the Issuers in a Person, if as a result of such Investment (i) such Person becomes a Mortgage Note Guarantor or (ii) such Person is merged, consolidated or amalgamated with or into, or transfers or conveys substantially all of its assets to, or is liquidated into, one of the Issuers or a Mortgage Note Guarantor; (d) any Restricted Investment made as a result of the receipt of non-cash consideration from an Asset Sale that was made pursuant to and in compliance with Section 4.10 hereof; (e) any acquisition of assets solely in exchange for the issuance of Equity Interests (other than Disqualified Stock) of the Issuers; (f) receivables owing to the Issuers or any Restricted Subsidiary if created or acquired in the ordinary course of business and payable or dischargeable in accordance with customary trade terms; provided, however, that such trade terms may include such concessionary trade terms as the Issuers or any such Restricted Subsidiary deems reasonable under the circumstances; (g) payroll, travel and similar advances to cover matters that are expected at the time of such advances ultimately to be treated as expenses for accounting purposes and that are made in the ordinary course of business; (h) loans or advances to employees of the Issuers or their Restricted Subsidiaries or Special Subsidiaries (i) to fund the exercise price of options granted under the employment agreements and the Issuers' stock option plans or agreements, in each case, as in effect on the date of this Indenture or (ii) for any other purpose not to exceed $2.0 million in the aggregate at any one time outstanding under this clause (ii); (i) stock, obligations or securities received in settlement of debts created in the ordinary course of business and owing to the Issuers and any Restricted Subsidiary or in satisfaction of judgments; (j) other Investments in any Person (other than in an Affiliate of the Issuers) having a fair market value (measured on the date each such Investment was made and without giving effect to subsequent changes in value), when taken together with all other Investments made pursuant to this clause (j) that are at the time outstanding, not to exceed $5.0 million; (k) Investments in any person engaged in the Principal Business which Investment is solely in the form of Equity Interests (other than Disqualified Stock) of the Issuers and (l) the initial designation on the Issuance Date of (i) Phase II Subsidiary, Phase II Holdings and Phase II Manager as Unrestricted Subsidiaries and (ii) Mall Subsidiary, Mall Holdings and Mall Manager as Special Subsidiaries; provided that in each case, no more than $1,000 is invested in any such Person at the time of designation.

         "Permitted Liens" means (a) Liens in favor of the Issuers and their Wholly Owned Restricted Subsidiaries; provided that if such Liens are on any Note Collateral, that such Liens are either collaterally assigned to the Mortgage Note Trustee or subordinate to the Lien in favor of the Mortgage Note Trustee securing the Mortgage Notes or any Mortgage Note Guaranty; (b) Liens on property of a Person existing at the time such Person became a Restricted Subsidiary, is merged into or consolidated with or into, or wound up into, one of the Issuers or any Restricted Subsidiary of the Issuers; provided, that such Liens were in existence prior to the contemplation of such acquisition, merger or consolidation or winding up and do not extend to any other assets other than those of the Person acquired by, merged into or consolidated with one of the Issuers or such Restricted Subsidiary; (c) Liens on property existing at the time of acquisition thereof by the Issuers or any Restricted Subsidiary of the Issuers; provided that such Liens were in existence prior to the contemplation of such acquisition; (d) Liens to secure the performance of statutory obligations, surety or appeal bonds, performance bonds or other obligations of a like nature incurred in the ordinary course of business or in the construction of the Project and which obligations are not expressly prohibited by this Indenture; provided, however, that the Issuers have obtained a title insurance endorsement insuring against losses arising therewith or if such Lien arises in the ordinary course of business or in the construction of the Project, the Issuers have bonded within a reasonable time after becoming aware of the existence of such Lien; (e) Liens securing obligations in respect of this Indenture, the Mortgage Notes and any Secured Mortgage Note Guaranty; (f) Permitted Encumbrances, as such term is defined in the Disbursement Agreement, and leases or other Liens, to the extent permitted pursuant to Section 4.25 hereof; (g) (1) Liens for taxes, assessments or governmental charges or claims or (2) statutory Liens of landlords, and carriers', warehousemen's, mechanics', suppliers', materialmen's, repairmen's or other similar Liens arising in the ordinary course of business or in the construction of the Project, in the case of each of (1) and (2), with respect to amounts that either (A) are not yet delinquent or (B) are being contested in good faith by appropriate proceedings as to which appropriate reserves or other provisions have been made in accordance with GAAP; (h) easements, rights-of-way, navigational servitudes, restrictions, minor defects or irregularities in title and other similar charges or encumbrances which do not interfere in any material respect with the ordinary conduct of business of the Issuers and their Restricted Subsidiaries; (i) after Completion, Liens securing Indebtedness in an aggregate amount not exceeding $25.0 million at any one time securing purchase money or lease obligations otherwise permitted by this Indenture incurred or assumed in connection with the acquisition, purchase or lease of real or personal property to be used in the Principal Business of the Issuers or any of their Restricted Subsidiaries within 180 days of such incurrence or assumption; provided, that such Liens do not extend to any Note Collateral or to any property or assets of the Issuers or any Restricted Subsidiary other than the property or assets so purchased or leased and, at the time of incurrence, the principal amount of such Indebtedness does not exceed 75% of the value of the collateral securing such Indebtedness; (j) a leasehold mortgage in favor of a party financing the lessee of space within the Project; provided that (i) the lease affected by such leasehold mortgage is permitted pursuant to Section 4.25 hereof, (ii) neither the Issuers nor any Restricted Subsidiary is liable for the payment of any principal of, or interest or premium on, such financing and (iii) the affected lease and leasehold mortgage are expressly made subject and subordinate to the Lien of the Mortgage Notes Indenture Leasehold Deed of Trust and the Mortgage Notes Indenture Fee Deed of Trust, subject to the provisions of the last paragraph of Section 4.25
(k) Liens securing the Mall Construction Loan Facility and any additional Indebtedness permitted to be incurred thereunder pursuant to clause (n)(A) of
Section 4.09 hereof; (l) Liens created or contemplated by the Cooperation Agreement and the HVAC Services Agreement; (m) Liens on real property of the Issuers arising pursuant to that certain Harrah's Road Way Agreement; (n) Liens created by the Pre-development Agreement, as in effect on a date of this Indenture; (o) Liens (1) to secure Indebtedness permitted by clauses (g), (h) or
(p) of Section 4.09 and extending only to such assets or Specified FF&E acquired in accordance with such clauses and to any proceeds of such assets or Indebtedness and related collateral accounts in which such proceeds are held, and (2) to secure Indebtedness permitted by clause (d) of Section 4.09; provided that such Liens are not materially greater in extent than the Liens securing the Indebtedness so refinanced; (p) Liens created by the Other Phase II Agreements;
(q) Liens prior to the Lien securing the Mortgage Notes to secure all Obligations under the Bank Credit Facility and any Guarantees thereof incurred pursuant to clause (a) of Section 4.09 hereof and any additional Indebtedness permitted to be incurred thereunder pursuant to clause (n)(A) of Section 4.09 hereof; (r) until Completion is achieved, Permitted Liens (as defined in the Disbursement Agreement); (s) Liens incurred in connection with the construction of a pedestrian bridge over or a pedestrian tunnel under Las Vegas Boulevard and Sands Avenue; (t) Liens incurred in connection with the traffic study relating to increased traffic on Las Vegas Boulevard as a result of the Completion of the Project; (u) Liens incurred in connection with Hedging Obligations incurred pursuant to clause (f) of Section 4.09 hereof; (v) licenses of patents, trademarks and other intellectual property rights granted by the Issuers or any Subsidiary of the Issuers in the ordinary course of business and not interfering in any material respect with the ordinary conduct of the business of such Issuer or such Subsidiary; (w) any judgment attachment or judgment Lien not constituting an Event of Default; (x) Liens in favor of customs and revenue authorities arising as a matter of law to secure payment of customs duties in connection with the importation of goods; (y) any Lien created under the Sale and Contribution Agreement and (z) after

Completion, Liens prior to the Lien securing the Mortgage Notes securing (A) up to an aggregate of $20.0 million of Indebtedness permitted to be incurred pursuant to clause (n)(B) of Section 4.09 hereof and (B) up to an aggregate of $20.0 million of Indebtedness permitted to be incurred pursuant to clause (o) of
Section 4.09 hereof.

         "Permitted Quarterly Tax Distributions" means quarterly distributions of Tax Amounts determined on the basis of the estimated taxable income of the Company or Venetian, as the case may be (in each case, including any such taxable income attributable to such entity's ownership of interest in any other pass-through entity for Federal income tax purposes) (except that if all or any portion of the Completion Guaranty Loan or the Substitute Tranche B Loan is outstanding and held by the Sole Stockholder or a Related Party and is not paying current cash interest, then such estimated taxable income shall be determined without giving effect to any non-cash interest payments on such loans held by the Sole Stockholder or the Related Parties to the extent such non-cash interest is deductible), for the related Estimation Period, as in a statement filed with the Mortgage Note Trustee, provided; however, that (A) prior to any distributions of Tax Amounts the Issuers shall deliver an officers' certificate to the effect that, in the case of distributions to be made by Venetian, Venetian qualifies as a partnership or a substantially similarly treated pass-through entity for federal income tax purposes or that, in the case of distributions to be made by the Company, the Company qualifies as a Subchapter S corporation under the Code or a substantially similarly treated pass-through entity for federal income tax purposes, as the case may be, and (B) at the time of such distributions, the most recent audited financial statements of the Company reflect that the Company was treated as a Subchapter S corporation under the Code or a substantially similarly treated pass-through entity for federal income tax purposes and Venetian was treated as a partnership or substantially similarly treated pass-through entity for Federal income tax purposes for the period covered by such financial statements; provided, further, that, for an Estimation Period that includes a True-up Determination Date, (A) if the True-up Amount is due to the members or shareholders, as the case may be, the Permitted Quarterly Tax Distribution payable by the Company or Venetian, as the case may be, for the Estimation Period shall be increased by such True-up Amount, and (B) if the True-up Amount is due to the Company or Venetian, the Permitted Quarterly Tax Distribution payable by the Company or Venetian, as the case may be, for the Estimation Period shall be reduced by such True-up Amount and the excess, if any, of the True-up Amount over such Permitted Quarterly Tax Distribution shall be applied to reduce the immediately following Permitted Quarterly Tax Distribution(s) until such True-up Amount is entirely offset. The amount of Permitted Quarterly Tax Distribution relating to an Estimation Period including a True-up Determination Date shall be determined by a Tax Amounts CPA, and the amount of Permitted Quarterly Tax Distribution relating to all other Estimation Periods shall be determined by the Company or Venetian, as the case may be.

         "Person" means any individual, corporation, partnership, limited liability company or partnership, joint venture, association, joint-stock company, trust, unincorporated organization, government or any agency or political subdivision thereof or any other entity.

         "Phase II Holdings" means Lido Casino Resort Holding Company, LLC, a Delaware limited liability company and a subsidiary of Phase II Intermediate Holdings, and any successor thereto permitted under this Indenture.

         "Phase II Intermediate Holdings" means Lido Intermediate Holding Company, LLC, a Delaware limited liability company, and a Wholly Owned Subsidiary of the Company, and any successor thereto permitted under this Indenture.

         "Phase II Land" means that portion of the Project Site designated as the Phase II Land in the Collateral Documents, together with all improvements thereon and all rights appurtenant thereto.

         "Phase II Manager" means Lido Casino Resort MM, Inc., a special purpose Wholly Owned Subsidiary of the Company.

         "Phase II Resort" means the themed hotel and casino currently contemplated to be constructed on the Phase II Land and which will be physically connected to the Casino Resort.

         "Phase II Subsidiary" means Lido Casino Resort, LLC, a Nevada limited liability company and, at the Issuance Date, an Unrestricted Subsidiary of the Issuers.

         "Plans and Specifications" means the plans and specifications for the construction of the Casino Resort listed in an exhibit to the Disbursement Agreement, as the same may be modified from time to time in accordance with the Disbursement Agreement.

         "Pre-development Agreement" means the Sands Resort Hotel & Casino Agreement dated February 18, 1997 by and between Clark County and the Company as amended, revised, modified and restated.

         "Preferred Stock" means any Equity Interest with preferential right of payment of dividends or upon liquidation, dissolution, or winding up.

         "Principal Business" means the casino gaming, hotel, retail and entertainment mall and resort business and any activity or business incidental, directly related or similar thereto (including owning interests in Subsidiaries, operating the conference center and meeting facilities and owning and operating a retail and entertainment mall (including the Mall prior to its transfer to the Mall Subsidiary) and acting as a member of Venetian in the case of the Company), or any business or activity that is a reasonable extension, development or expansion thereof or ancillary thereto, including any hotel, entertainment, recreation, convention, trade show, meeting, retail sales or other activity or business designed to promote, market, support, develop, construct or enhance the casino gaming, hotel, retail and entertainment mall and resort business operated by the Company, Venetian and direct and indirect Restricted Subsidiaries (including, without limitation, engaging in transactions with Affiliates and incurring Indebtedness, providing guarantees or providing other credit support, in each case to the extent permitted under this Indenture), owning and operating joint ventures to supply materials or services for the construction or operation of any resorts owned or operated by the Issuers and their Restricted Subsidiaries and entering into casino leases or management agreements for any casino situated on land owned by the Issuers or any of their Subsidiaries or owned or operated by the Issuers or any Affiliate of the Issuers.

         "Private Placement Legend" means the legend set forth in Section 2.06(g)(i) to be placed on all Mortgage Notes issued under this Indenture except where otherwise permitted by the provisions of this Indenture.

         "Project" means the Venetian-themed hotel, casino, retail, meeting and entertainment complex, with related heating, ventilation and air conditioning and power station facilities to be developed at the Project Site, all as more particularly described in Exhibit T-1 to the Disbursement Agreement.

         "Project Architect" means collectively, TSA of Nevada, LLP, and WAT&G, Inc. Nevada.

         "Project Assets" means, with respect to the Project at any time, all of the assets then in use related to the Project including any real estate assets, any buildings or improvements thereon, and all equipment, furnishings and fixtures, but excluding: (i) the Phase II Land and/or the Mall Collateral and any improvements thereon after their transfer to the Unrestricted Subsidiary or Special Subsidiary as permitted by this Indenture; (ii) any obsolete personal property determined by the Company's Board of Directors to be no longer useful or necessary to the operations or support of the Project; (iii) the equipment owned by the HVAC Provider (unless purchased by Venetian or Mall Construction Subsidiary after the date hereof); and (iv) any equipment leased from a third party in the ordinary course of business.

         "Project Budget" means the Project Budget as in effect on the Issuance Date and attached as an exhibit to the Disbursement Agreement, as amended, revised or modified from time to time in accordance with the terms thereof.

         "Project Documents" means the Construction Management Agreement, the Direct Construction Guaranty, the Indirect Construction Guaranty, the Contracts, the Approved Equipment Funding Commitments, the Cooperation Agreement, the HVAC Services Agreement, the Mall Lease, the Sale and Contribution Agreement, the Treadway Agreement, the operating agreement of each of Venetian, Mall Intermediate Holdings, Mall Holdings and Mall Subsidiary and any other document or agreement entered into relating to the development, construction, maintenance or operation of the Project (other than the documents relating to the Tranche A Take-out Commitment and the Tranche B Take-out Commitment) as the same may be amended from time to time in accordance with the terms and conditions of the Disbursement Agreement.

         "Public Equity Offering" means a bona fide underwritten sale to the public of common equity of the Company, Venetian or a Person holding more than 50% of the common equity of the Company pursuant to a registration statement (other than on Form S-8 or any other form relating to securities issuable under any benefit plan of the Company) that is declared effective by the SEC and results in gross aggregate proceeds to the Company or Venetian of at least $20.0 million.

         "Quarterly Payment Period" means the period commencing on the tenth day and ending on and including the twentieth day of each month in which federal estimated tax payments are due (provided that payments in respect of estimated state income taxes due in January may instead, at the option of the Issuers, be paid during the last five days of the immediately preceding December).

         "QIB" means a "qualified institutional buyer" as defined in Rule 144A.

         "Registration Rights Agreement" means the Registration Rights Agreement, dated as of November 14, 1997, by and among the Issuers, the Initial Purchasers and the other parties named on the signature pages thereof, as such agreement may be amended, modified or supplemented from time to time.

         "Regulation S" means Regulation S promulgated under the Securities Act.

         "Regulation S Global Note" means a Regulation S Temporary Global Note or Regulation S Permanent Global Note, as appropriate.

         "Regulation S Permanent Global Note" means a permanent global Mortgage
Note in the form of Exhibit A-2 hereto bearing the Global Note Legend and the Private Placement Legend and deposited with or on behalf of and registered in the name of the Depositary or its nominee, issued in a denomination equal to the outstanding principal amount of the Regulation S Temporary Global Note upon expiration of the Restricted Period.

         "Regulation S Temporary Global Note" means a temporary global Mortgage
Note in the form of Exhibit A-2 hereto bearing the Private Placement Legend and the Regulation Temporary Global Note

Legend set forth in Section 2.06(g)(iii) and deposited with or on behalf of and registered in the name of the Depositary or its nominee, issued in a denomination equal to the outstanding principal amount of the Mortgage Notes initially sold in reliance on Rule 903 of Regulation S.

         "Redemption Triggering Event" means (i) a Public Equity Offering; or
(ii) the receipt by the Issuers or any of their Restricted Subsidiaries of Excess Mall Proceeds.

         "Related Parties" means (i) any spouse and any child, stepchild, sibling or descendant of the Sole Stockholder, (ii) any estate of the Sole Stockholder or any person under clause (i), (iii) any person who receives a beneficial interest in the Company or Venetian from any estate under clause (ii) to the extent of such interest, (iv) any executor, personal administrator or trustee who holds such beneficial interest in the Company or Venetian for the benefit of, or as fiduciary for, any person under clauses (i), (ii) or (iii) to the extent of such interest, (v) any corporation, trust, or similar entity owned or controlled by the Sole Stockholder or any person referred to in clause (i),
(ii), (iii) or (iv) or for the benefit of any person referred to in clause (i) and (vi) the spouse or issue of one or more of the individuals described in clause (i).

         "Repurchase Offer" means an offer made by the Issuers to purchase all or any portion of a Holder's Mortgage Notes pursuant to Sections 4.10, 4.11 or
4.16 hereof, respectively.

         "Responsible Officer," when used with respect to the Mortgage Note Trustee, means any officer within the Corporate Trust Administration of the Mortgage Note Trustee (or any successor group of the Mortgage Note Trustee) or any other officer of the Mortgage Note Trustee customarily performing functions similar to those performed by any of the above designated officers and also means, with respect to a particular corporate trust matter, any other officer to whom such matter is referred because of his knowledge of and familiarity with the particular subject.

         "Restricted Definitive Note" means a Definitive Note bearing the Private Placement Legend.

         "Restricted Global Note" means a Global Note bearing the Private Placement Legend.

         "Restricted Investment" means (i) an Investment other than a Permitted Investment or (ii) any sale, conveyance, lease, transfer or other disposition of assets at less than fair market value to an Unrestricted Subsidiary, provided that the amount of such Restricted Investment under this clause (ii) shall be such difference in value.

         "Restricted Period" means the 40-day restricted period as defined in Regulation S.

         "Restricted Subsidiary" means, at any time, any direct or indirect Subsidiary of the Issuers that is not then an Unrestricted Subsidiary or a Special Subsidiary; provided, however, that upon the occurrence of any Unrestricted Subsidiary or Special Subsidiary ceasing to be an Unrestricted Subsidiary or Special Subsidiary, such Subsidiary shall be included in the definition of "Restricted Subsidiary."

         "Rule 144" means Rule 144 promulgated under the Securities Act.

         "Rule 144A" means Rule 144A promulgated under the Securities Act.

         "Rule 903" means Rule 903 promulgated under the Securities Act.

         "Rule 904" means Rule 904 promulgated the Securities Act.

         "Sale and Contribution Agreement" means that certain Sale and Contribution Agreement among the Venetian, Mall Construction Subsidiary and Mall Subsidiary, as such agreement may be amended, modified or renewed from time to time in accordance with its terms.

         "SEC" means the Securities and Exchange Commission.

         "Securities Act" means the Securities Act of 1933, as amended.

         "Secured Mortgage Note Guaranties" means the unconditional guaranties of the Mortgage Notes on a senior, secured basis by the Mall Construction Subsidiary and any future Restricted Subsidiary of the Issuers.

         "Senior Subordinated Notes" means the $97.5 million in aggregate principal amount of the Issuers 14 1/4% Senior Subordinated Notes due 2005, and any series of senior subordinated notes issued in exchange for such Senior Subordinated Notes pursuant to the Exchange Offer contemplated by the Registration Rights Agreement.

         "Senior Subordinated Note Guarantors" means Phase II Intermediate Holdings, Mall Intermediate Holdings, Mall Construction Subsidiary and all future Restricted Subsidiaries of the Issuers.

         "Senior Subordinated Note Indenture" means that certain Indenture, dated as of November 14, 1997, by and among the Issuers, the Senior Subordinated Note Guarantors and the Senior Subordinated Note Trustee, as amended or supplemented from time to time.

         "Senior Subordinated Note Trustee" means First Union National Bank, in its capacity as trustee.

         "Services Agreement" means that Amended and Restated Services Agreement, dated as of November 14, 1997, by and among the Company, Interface, Interface Group Holding Company, Inc., a Nevada corporation, and the parties stated on the signature page thereto, as amended from time to time in accordance with its terms.

         "Shelf Registration Statement" means the Shelf Registration Statement as defined in the Registration Rights Agreement.

         "Significant Subsidiary" means any Subsidiary which would be a "significant subsidiary" as defined in Article 1, Rule 1-02 of Regulation S-X, promulgated pursuant to the Act, as such Regulation is in effect on the Issuance Date.

         "Sole Stockholder" means Sheldon G. Adelson.

         "Sole Stockholder Intercreditor Agreement" means the Intercreditor Agreement, among the Sole Stockholder, the Company, Venetian, Mall Construction Subsidiary, The Bank of Nova Scotia, as Bank Agent acting on behalf of the other lenders pursuant to the Bank Credit Facility, the Mortgage Note Trustee, acting on behalf of the holders of the Mortgage Notes, the Mall Construction Lender, the Senior Subordinated Note Trustee, acting on behalf of the holders of the Senior Subordinated Notes, as amended, revised, modified or restated from time to time in accordance with its terms.

         "Special Subsidiary" means the Mall Subsidiary, Mall Holdings, Mall Manager and any other Subsidiary so designated by the Board of Directors of the Company in accordance with the terms of this Indenture.

         "Special Subsidiary Permitted Investments" means with respect to any Special Subsidiary (a) any Investments in a Wholly Owned Subsidiary of such Special Subsidiary engaged in a Special Subsidiary Principal Business; (b) any Investments in Cash Equivalents; (c) receivables owing to such Special Subsidiary or any Wholly Owned Subsidiary of such Special Subsidiary if created or acquired in the ordinary course of business and payable or dischargeable in accordance with customary trade terms; provided, however, that such trade terms may include such concessionary trade terms as the Special Subsidiary deems reasonable under the circumstances; (d) payroll, travel and similar advances to cover matters that are expected at the time of such advances ultimately to be treated as expenses for accounting purposes and that are made in the ordinary course of business; (e) loans or advances to employees made in the ordinary course of business of the Special Subsidiary; (f) stock, obligations or securities received in settlement of debts created in the ordinary course of business and owing to Special Subsidiary or a Subsidiary or in satisfaction of judgments and (g) other Investments in any Person (other than an Affiliate of the Special Subsidiary) having a fair market value (measured on the date of each such Investment was made and without giving effect to subsequent changes in value), when taken together with all other investments made pursuant to this clause (g) that are at the time outstanding, not to exceed $5.0 million.

         "Special Subsidiary Principal Business" means business limited to the following: (i) to acquire, hold, own, manage, market and operate a retail, restaurant and entertainment complex known as the Grand Canal Shops Mall (the "Property"), located at 3355 Las Vegas Boulevard, South, Las Vegas, Nevada, (ii) to engage in the retail, restaurant and entertainment business at the Property and any activity and business incidental, directly related or similar thereto, and (iii) to engage in any business or activity that is a reasonable extension, development or expansion thereof or ancillary thereto including any retail, restaurant, entertainment or other activity or business designed to promote, market, support, develop, construct or enhance the retail, restaurant and entertainment business operated by the Mall Subsidiary (including, without limitation, owning and operating joint ventures to supply materials or services for the construction or operation of the Property, engaging in transactions with Affiliates to the extent permitted under this Indenture, and incurring Indebtedness, providing guarantees or providing other credit support). Special Subsidiary Principal Business does not mean any of the foregoing to the extent engaged in on the Phase II Land.

         "Special Subsidiary Restricted Investment" means (i) an Investment by a Special Subsidiary or a Subsidiary of a Special Subsidiary other than a Special Subsidiary Permitted Investment or (ii) any Investment by a Special Subsidiary or a Subsidiary of a Special Subsidiary in the equity of the Issuers or any of the Issuers' Restricted Subsidiaries.

         "Specified FF&E" means any furniture, fixtures, equipment and other personal property financed or refinanced with the proceeds from the incurrence of Indebtedness pursuant to clauses (g), (h) or (p) of Section 4.09 hereof, including (i) each and every item or unit of equipment acquired with proceeds thereof, (ii) each and every item or unit of equipment acquired in substitution or replacement thereof, (iii) all parts, components and other items pertaining to such collateral, (iv) all documents (including without limitation all warehouse receipts, dock receipts, bills of lading and the like), (v) all licenses (other than gaming licenses), warranties, guaranties, service contracts and related rights and interests covering all or any portion of such collateral,
(vi) to the extent not otherwise included, all proceeds (including insurance proceeds) of any of the foregoing and all accessions to, substitutions and replacements for, and the rents, profits and products of, each of the foregoing, and (vii) so long as Indebtedness under the Bank Credit Facility is outstanding, such other collateral reasonably determined by the lenders under the Bank Credit Facility to be collateral for Indebtedness incurred in connection with the purchase of Specified FF&E so long as the Lien securing Indebtedness incurred under the Bank Credit Facility does not extend to such collateral.

         "Stated Maturity" means, with respect to any installment of interest or principal on any series of Indebtedness, the date on which such payment of interest or principal was scheduled to be paid in the original documentation governing such Indebtedness, and shall not include any contingent obligations to repay, redeem or repurchase any such interest or principal prior to the date originally scheduled for the payment thereof.

         "Subordinated Indebtedness" means any Indebtedness of the Issuers or any of their Restricted Subsidiaries which is expressly by its terms subordinated in right of payment to the Mortgage Notes or any Mortgage Note Guaranty.

         "Subordinated Mortgage Note Guaranties" means the unconditional guaranties of the Mortgage Notes on a subordinated, unsecured basis by Mall Intermediate Holdings and Phase II Intermediate Holdings.

         "Subsidiary" means, with respect to any Person, (i) any corporation, association, or other business entity (other than a partnership) of which more than 50% of the total voting power of shares of Capital Stock entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof is at the time of determination owned or controlled, directly or indirectly, by such Person or one or more of the other Subsidiaries of that Person or a combination thereof and (ii) any partnership of which more than 50% of the partnership's capital accounts, distribution rights or general or limited partnership interests are owned or controlled, directly or indirectly, by such Person or one or more of the other Subsidiaries of that Person or a combination thereof.

         "Substitute Tranche B Loan" means amounts drawn upon under the guarantee of the Sole Stockholder of the Tranche B loan of the Mall Construction Loan Facility, which amounts, when drawn upon may be treated as a subordinated loan to the Issuers from the Sole Stockholder and Mall Subsidiary.

         "Supplier Joint Venture" means any Person that supplies or provides materials or services to the Issuers or the Construction Manager or any contractor in the Project and in which the Issuers or one of their Restricted Subsidiaries have Investments.

         "Tax Amount" means, with respect to a Estimation Period or a taxable year, as the case may be, an amount equal to (A) the product of (x) the taxable income (including all separately stated items of income) of the Company or Venetian, as the case may be, for such Estimation Period or a taxable year, as the case may be, and (y) the Applicable Tax Percentage reduced by (B) to the extent not previously taken into account, any income tax benefit attributable to the Company or Venetian, as the case may be, which could be utilized (without regard to the actual utilization) by its members or shareholders, as the case may be, in the current or any prior taxable year, or portion thereof, commencing on or after the Issuance Date (including any tax losses or tax credits), computed at the Applicable Tax Percentage of the year that such benefit is taken into account for purposes of this computation; provided, however, that, the computation of Tax Amount shall also take into account (C) the deductibility of state and local taxes for federal income tax purposes, and (D) any difference in the Applicable Tax Percentage resulting from the nature of taxable income (such as capital gain as opposed to ordinary income).

         "Tax Amounts CPA" means a nationally recognized certified public accounting firm.

         "TIA" means the Trust Indenture Act of 1939 (15 U.S.C. ss.ss. 77aaa-77bbbb) as in effect on the date on which this Indenture is qualified under the TIA.

         "Tranche A Take-out Commitment" means the commitment of Goldman Sachs Mortgage Company, to enter into and make a loan in an aggregate of up to $105.0 million thereunder under the Permitted Mall Construction Refinancing or any other commitment to make such a loan that replaces the commitment of Goldman Sachs Mortgage Company in accordance with the Tri-Party Agreement.

         "Tranche B Take-out Commitment" means the commitment of the Sole Stockholder to enter into and fund a loan to Mall Subsidiary in an aggregate of up to $35.0 million under the Permitted Mall Construction Refinancing or any other commitment to make such a loan that replaces the commitment of the Sole Stockholder in accordance with the Tri-Party Agreement.

         "Treadway Agreement" means that certain Time and Materials Agreement Between Owner and Contractor, dated as of February 10, 1997, by and between the Company and Treadway Industries of Phoenix, Inc., an Arizona corporation, as amended, modified or revised from time to time in accordance with its terms.

         "Treasury Rate" means the yield to maturity at the time of the computation of the United States Treasury securities with a constant maturity (as compiled by and published in the most recent Federal Reserve Statistical Release H.15(519), which has become publicly available at least two Business Days prior to the date fixed for prepayment (or, if such Statistical Release is no longer published, any publicly available source of similar market data) most nearly equal to the then remaining average life to November 15, 2001; provided, however, that if the average life of such Mortgage Note is not equal to the constant maturity of the United States Treasury security for which weekly average yield is given, the Treasury Rate shall be obtained by linear interpolation (calculated to the nearest one-twelfth of a year) from the weekly average yields of United States Treasury securities for which such yields are given, except that if the average life of such Mortgage Notes is less than one year, the weekly average yield on actually traded United States Treasury securities adjusted to a constant maturity of one year shall be used.

         "Tri-Party Agreement" means the agreement between Venetian, the Company, the Sole Stockholder, the Mall Construction Subsidiary, the Mall Subsidiary, the Mall Construction Lender and Goldman Sachs Mortgage Company (or any successor provider of the Tranche A Take-out Commitment), as amended or replaced from time to time in accordance with its terms.

         "True-up Amount" means, in respect of a particular taxable year, an amount determined by the Tax Amounts CPA equal to the difference between (i) the aggregate Permitted Quarterly Tax Distributions actually distributed in respect of such taxable year, without taking into account any adjustment to such Permitted Quarterly Tax Distributions made with respect to any other taxable year (including any adjustment to take into account a True-up Amount for the immediately preceding taxable year) and (ii) the Tax Amount permitted to be distributed in respect of such year as determined by reference to the Company's Internal Revenue Service Form 1120-S or Venetian's IRS Form 1065 filed for such year; provided, however, that if there is an audit or other adjustment with respect to a return filed by the Company or Venetian (including a filing of an amended return), upon a final determination or resolution of such audit or other adjustment, the Tax Amounts CPA shall redetermine the True- up Amount for the relevant taxable year. The amount equal to the excess, if any, of the amount described in clause (i) above over the amount described in clause (ii) above shall be referred to as the "True-up Amount due to the Company" or the "True-up Amount due to Venetian," as the case may be, and the excess, if any, of the amount described in clause (ii) over the amount described in clause (i) shall be referred to as the "True-up Amount due to the shareholders or members."

         "True-up Determination Date" means the date on which the Tax Amounts CPA delivers a statement to the Mortgage Note Trustee indicating the True-up Amount; provided, however, that the

True-up Determination Date shall not be later than 30 days after the occurrence of an event requiring the determination of the True-up Amount (including, the filing of the federal and state tax returns or the final determination or resolution of an audit or other adjustment, as the case may be).

         "Unrestricted Subsidiary" means (i) each of Phase II Holdings, Phase II Manager and Phase II Subsidiary; and (ii) any entity that would have been a Restricted Subsidiary of the Issuers but for its designation as an "Unrestricted Subsidiary" in accordance with the provisions of this Indenture and any Subsidiary of such entity, so long as it remains an Unrestricted Subsidiary in accordance with the terms of this Indenture.

         "Unrestricted Global Note" means a permanent global Mortgage Note in the form of Exhibit A-1 attached hereto that bears the Global Note Legend and that has the "Schedule of Exchanges of Interests in the Global Note" attached thereto, and that is deposited with or on behalf of and registered in the name of the Depositary, representing a series of Mortgage Notes that do not bear the Private Placement Legend.

         "Unrestricted Definitive Note" means one or more Definitive Notes that do not bear and are not required to bear the Private Placement Legend.

         "U.S. Person" means a U.S. person as defined in Rule 902(o) under the Securities Act.

         "Venetian" means, Venetian Casino Resort, LLC, a Nevada limited liability company.

         "Voting Stock" means, with respect to any Person that is a corporation, any class or series of capital stock of such Person that is ordinarily entitled to vote in the election of directors thereof at a meeting of stockholders called for such purpose, without the occurrence of any additional event or contingency and with respect to any other Person that is a limited liability company, membership to manage the operations or business of the limited liability company.

         "Weighted Average Life to Maturity" means, when applied to any Indebtedness or Disqualified Stock, as the case may be, at any date, the number of years (calculated to the nearest one-twelfth) obtained by dividing (a) the sum of the products obtained by multiplying (x) the amount of each then remaining installment, sinking fund, serial maturity or other required payments of principal, including payment at final maturity, in respect thereof, by (y) the number of years (calculated to the nearest one-twelfth) that will elapse between such date and the making of such payment, by (b) the then outstanding principal amount or liquidation preference, as applicable, of such Indebtedness or Disqualified Stock, as the case may be.

         "Wholly Owned Restricted Subsidiary" is any Wholly Owned Subsidiary that is a Restricted Subsidiary.

         "Wholly Owned Subsidiary" of any Person means a Subsidiary of such Person all of the outstanding Capital Stock or other ownership interests of which (other than directors' qualifying shares) shall at the time be owned by such Person or by one or more Wholly Owned Subsidiaries of such Person and one or more Wholly Owned Subsidiaries of such Person.

         "Working Capital Facility" means the credit facility pursuant to any agreement or agreements providing for the making of loans or advances on a revolving basis, the issuance of letters of credit and/or the creation of bankers' acceptances to fund the Issuers' or any of their Restricted Subsidiaries' general corporate requirements and any amendment, supplement, extension, modification, renewal, replacement or refinancing from time to time, including any agreement to renew, extend, refinance or replace all or any portion of such facility.

SECTION 1.02.     OTHER DEFINITIONS.

                                                                      Defined in
Term                                                                   Section
----                                                                  ----------

"Affiliate Transaction".....................................................4.12
"Asset Sale Offer"..........................................................4.10
"Authentication Order"......................................................2.02
"Benefitted Party".........................................................11.01
"Change of Control Offer"...................................................4.16
"Change of Control Payment".................................................4.16
"Change of Control Payment Date"............................................4.16
"Covenant Defeasance".......................................................8.03
"Custodian".................................................................6.01
"DTC".......................................................................2.03
"Employee Stock Buybacks"...................................................4.07
"Event of Default"..........................................................6.01
"Event of Loss Offer".......................................................4.11
"Excess Loss Proceeds"......................................................4.11
"Excess Proceeds"...........................................................4.10
"incur".....................................................................4.09
"Lease Transaction".........................................................4.25
"Legal Defeasance" .........................................................8.02
"Offer Amount"..............................................................3.10
"Offer Period"..............................................................3.10
"Paying Agent"..............................................................2.03
"Payment Blockage Notice"...............................................11.07(c)
"Payment Default"...........................................................6.01
"Permitted Junior Securities"...........................................11.07(e)
"Purchase Date".............................................................3.10
"Refinancing Indebtedness"..................................................4.09
"Registrar".................................................................2.03
"Repurchase Offer"..........................................................3.10
"Restricted Payments".......................................................4.07
"Senior Debt of Mortgage Note Guarantors"...............................11.07(e)
"Special Subsidiary Restricted Payments"....................................4.27

SECTION 1.03.     INCORPORATION BY REFERENCE OF TRUST INDENTURE ACT.

         Whenever this Indenture refers to a provision of the TIA, the provision is incorporated by reference in and made a part of this Indenture.

         The following TIA terms used in this Indenture have the following meanings:

         "indenture securities" means the Mortgage Notes and the Mortgage Note Guaranties;

         "indenture security Holder" means a Holder of a Mortgage Note;

         "indenture to be qualified" means this Indenture;

         "indenture trustee" or "institutional trustee" means the Mortgage Note Trustee;

         "obligor" on the Mortgage Notes means each of the Issuers, the Mortgage Note Guarantors, if any, and any successor obligor upon the Mortgage Notes or any Mortgage Note Guaranty, as the case may be.

         All other terms used in this Indenture that are defined by the TIA, defined by TIA reference to another statute or defined by SEC rule under the TIA have the meanings so assigned to them.

SECTION 1.04.     RULES OF CONSTRUCTION.

         Unless the context otherwise requires:

         (1) a term has the meaning assigned to it;

         (2) an accounting term not otherwise defined has the meaning assigned to it in accordance with GAAP;

         (3) "or" is not exclusive;

         (4) words in the singular include the plural, and in the plural include the singular;

         (5) provisions apply to successive events and transactions;

         (6) references to sections of or rules under the Securities Act shall be deemed to include substitute, replacement of successor sections or rules adopted by the SEC from time to time;

         (7) the term "redeem" and the correlative terms "redemption" and "redeemed" shall not include any Repurchase Offer; and

         (8) the term "consolidated" when used in the context of the Issuers and their Restricted Subsidiaries shall exclude all assets, liabilities, revenue, or expenses of Unrestricted Subsidiaries and Special Subsidiaries.

                                    ARTICLE 2
                               THE MORTGAGE NOTES

SECTION 2.01.     FORM AND DATING.

         (a) General. The Mortgage Notes and the Mortgage Note Trustee's certificate of authentication shall be substantially in the form of Exhibit A-1 or A-2 attached hereto. The Mortgage Notes may have notations, legends or endorsements required by law, stock exchange rule or usage. Each Mortgage Note shall be dated the date of its authentication. The Mortgage Notes shall be in denominations of $1,000 and integral multiples thereof.

         The terms and provisions contained in the Mortgage Notes shall constitute, and are hereby expressly made, a part of this Indenture and the Issuers, the Mortgage Note Guarantors and the Mortgage

Note Trustee, by their execution and delivery of this Indenture, expressly agree to such terms and provisions and to be bound thereby. However, to the extent any provision of any Mortgage Note conflicts with the express provisions of this Indenture, the provisions of this Indenture shall govern and be controlling.

         (b) Global Notes. Mortgage Notes issued in global form shall be substantially in the form of Exhibits A-1 or A-2 attached hereto (including the Global Note Legend thereon and the "Schedule of Exchanges of Interests in the Global Note" attached thereto). Mortgage Notes issued in definitive form shall be substantially in the form of Exhibit A-1 attached hereto (but without the Global Note Legend thereon and without the "Schedule of Exchanges of Interests in the Global Note" attached thereto). Each Global Note shall represent such of the outstanding Mortgage Notes as shall be specified therein and each shall provide that it shall represent the aggregate principal amount of outstanding Mortgage Notes from time to time endorsed thereon and that the aggregate principal amount of outstanding Mortgage Notes represented thereby may from time to time be reduced or increased, as appropriate, to reflect exchanges and redemptions. Any endorsement of a Global Note to reflect the amount of any increase or decrease in the aggregate principal amount of outstanding Mortgage Notes represented thereby shall be made by the Mortgage Note Trustee or the Mortgage Note Custodian, at the direction of the Mortgage Note Trustee, in accordance with instructions given by the Holder thereof as required by Section
2.06 hereof.

         (c) Temporary Global Notes. Mortgage Notes offered and sold in reliance on Regulation S shall be issued initially in the form of the Regulation S Temporary Global Note, which shall be deposited on behalf of the purchasers of the Mortgage Notes represented thereby with the Mortgage Note Trustee, at its New York office, as custodian for the Depositary, and registered in the name of the Depositary or the nominee of the Depositary for the accounts of designated agents holding on behalf of Euroclear or Cedel Bank, duly executed by the Issuers and authenticated by the Mortgage Note Trustee as hereinafter provided. The Restricted Period shall be terminated upon the receipt by the Mortgage Note Trustee of (i) a written certificate from the Depositary, together with copies of certificates from Euroclear and Cedel Bank certifying that they have received certification of non-United States beneficial ownership of 100% of the aggregate principal amount of the Regulation S Temporary Global Note (except to the extent of any beneficial owners thereof who acquired an interest therein during the Restricted Period pursuant to another exemption from registration under the Securities Act and who will take delivery of a beneficial ownership interest in a 144A Global Note or an IAI Global Note bearing a Private Placement Legend, all as contemplated by Section 2.06(a)(ii) hereof), and (ii) an Officers' Certificate from the Issuers. Following the termination of the Restricted Period, beneficial interests in the Regulation S Temporary Global Note shall be exchanged for beneficial interests in Regulation S Permanent Global Notes pursuant to the Applicable Procedures. Simultaneously with the authentication of Regulation S Permanent Global Notes, the Mortgage Note Trustee shall cancel the Regulation S Temporary Global Note. The aggregate principal amount of the Regulation S Temporary Global Note and the Regulation S Permanent Global Notes may from time to time be increased or decreased by adjustments made on the records of the Mortgage Note Trustee and the Depositary or its nominee, as the case may be, in connection with transfers of interest as hereinafter provided.

         (d) Euroclear and Cedel Procedures Applicable. The provisions of the "Operating Procedures of the Euroclear System" and "Terms and Conditions Governing Use of Euroclear" and the "General Terms and Conditions of Cedel Bank" and "Customer Handbook" of Cedel Bank shall be applicable to transfers of beneficial interests in the Regulation S Temporary Global Note and the Regulation S Permanent Global Notes that are held by Participants through Euroclear or Cedel Bank.


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

SECTION 2.02.     EXECUTION AND AUTHENTICATION.

         One Officer of each Issuer shall sign the Mortgage Notes for the Issuers by manual or facsimile signature. Each Issuer's seal shall be reproduced on the Mortgage Notes and may be in facsimile form.

         If an Officer whose signature is on a Mortgage Note no longer holds that office at the time a Mortgage Note is authenticated, the Mortgage Note shall nevertheless be valid.

         A Mortgage Note shall not be valid until authenticated by the manual signature of the Mortgage Note Trustee. The signature shall be conclusive evidence that the Mortgage Note has been authenticated under this Indenture.

         The Mortgage Note Trustee shall, upon a written order of the Issuers signed by an Officer of each Issuer (an "Authentication Order"), authenticate Mortgage Notes for original issue up to the aggregate principal amount stated in paragraph 4 of the Mortgage Notes.

         The Mortgage Note Trustee may appoint an authenticating agent acceptable to the Issuers to authenticate Mortgage Notes. An authenticating agent may authenticate Mortgage Notes whenever the Mortgage Note Trustee may do so. Each reference in this Indenture to authentication by the Mortgage Note Trustee includes authentication by such agent. An authenticating agent has the same rights as an Agent to deal with Holders or an Affiliate of the Issuers.

SECTION 2.03.     REGISTRAR AND PAYING AGENT.

         The Issuers shall maintain an office or agency where Mortgage Notes may be presented for registration of transfer or for exchange ("Registrar") and an office or agency where Mortgage Notes may be presented for payment ("Paying Agent"). The Registrar shall keep a register of the Mortgage Notes and of their transfer and exchange. The Issuers may appoint one or more co-registrars and one or more additional paying agents. The term "Registrar" includes any co-registrar and the term "Paying Agent" includes any additional paying agent. The Issuers may change any Paying Agent or Registrar without notice to any Holder. The Issuers shall notify the Mortgage Note Trustee in writing of the name and address of any Agent not a party to this Indenture. If the Issuers fail to appoint or maintain another entity as Registrar or Paying Agent, the Mortgage Note Trustee shall act as such. The Issuers or any of their Subsidiaries may act as Paying Agent or Registrar.

         The Issuers initially appoint The Depository Trust Company ("DTC") to act as Depositary with respect to the Global Notes.

         The Issuers initially appoint the Mortgage Note Trustee to act as the Registrar and Paying Agent and to act as Mortgage Note Custodian with respect to the Global Notes.

SECTION 2.04.     PAYING AGENT TO HOLD MONEY IN TRUST.

         The Issuers shall require each Paying Agent other than the Mortgage Note Trustee to agree in writing that the Paying Agent will hold in trust for the benefit of Holders or the Mortgage Note Trustee all money held by the Paying Agent for the payment of principal, premium or Liquidated Damages, if any, or interest on the Mortgage Notes, and will notify the Mortgage Note Trustee of any default by the Issuers in making any such payment. While any such default continues, the Mortgage Note Trustee may require a Paying Agent to pay all money held by it to the Mortgage Note Trustee. The Issuers at any time may require a Paying Agent to pay all money held by it to the Mortgage Note Trustee. Upon


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

payment over to the Mortgage Note Trustee, the Paying Agent (if other than the Issuers or a Subsidiary) shall have no further liability for the money. If the Issuers or a Subsidiary acts as Paying Agent, it shall segregate and hold in a separate trust fund for the benefit of the Holders all money held by it as Paying Agent. Upon any bankruptcy or reorganization proceedings relating to the Issuers, the Mortgage Note Trustee shall serve as Paying Agent for the Mortgage Notes.

SECTION 2.05.     HOLDER LISTS.

         The Mortgage Note Trustee shall preserve in as current a form as is reasonably practicable the most recent list available to it of the names and addresses of all Holders and shall otherwise comply with TIA ss. 312(a). If the Mortgage Note Trustee is not the Registrar, the Issuers shall furnish to the Mortgage Note Trustee at least seven Business Days before each interest payment date and at such other times as the Mortgage Note Trustee may request in writing, a list in such form and as of such date as the Mortgage Note Trustee may reasonably require of the names and addresses of the Holders of Mortgage Notes and the Issuers shall otherwise comply with TIA ss. 312(a).

SECTION 2.06.     TRANSFER AND EXCHANGE.

         (a) Transfer and Exchange of Global Notes. A Global Note may not be transferred as a whole except by the Depositary to a nominee of the Depositary, by a nominee of the Depositary to the Depositary or to another nominee of the Depositary, or by the Depositary or any such nominee to a successor Depositary or a nominee of such successor Depositary. All Global Notes will be exchanged by the Issuers for Definitive Notes if (i) the Issuers deliver to the Mortgage Note Trustee notice from the Depositary that it is unwilling or unable to continue to act as Depositary or that it is no longer a clearing agency registered under the Exchange Act and, in either case, a successor Depositary is not appointed by the Issuers within 120 days after the date of such notice from the Depositary or
(ii) the Issuers in their sole discretion determine that the Global Notes (in whole but not in part) should be exchanged for Definitive Notes and deliver a written notice to such effect to the Mortgage Note Trustee; provided that in no event shall the Regulation S Temporary Global Note be exchanged by the Issuers for Definitive Notes prior to (x) the expiration of the Restricted Period and
(y) the receipt by the Registrar of any certificates required pursuant to Rule 903(c)(3)(ii)(B) under the Securities Act. Upon the occurrence of either of the preceding events in (i) or (ii) above, Definitive Notes shall be issued in such names as the Depositary shall instruct the Mortgage Note Trustee. Global Notes also may be exchanged or replaced, in whole or in part, as provided in Sections
2.07 and 2.10 hereof. Every Mortgage Note authenticated and delivered in exchange for, or in lieu of, a Global Note or any portion thereof, pursuant to this Section 2.06 or Section 2.07 or 2.10 hereof, shall be authenticated and delivered in the form of, and shall be, a Global Note. A Global Note may not be exchanged for another Mortgage Note other than as provided in this Section 2.06(a). However, beneficial interests in a Global Note may be transferred and exchanged as provided in Section 2.06(b), (c) or (f) hereof.

         (b) Transfer and Exchange of Beneficial Interests in the Global Notes. The transfer and exchange of beneficial interests in the Global Notes shall be effected through the Depositary, in accordance with the provisions of this Indenture and the Applicable Procedures. Beneficial interests in the Restricted Global Notes shall be subject to restrictions on transfer comparable to those set forth herein to the extent required by the Securities Act. Transfers of beneficial interests in the Global Notes also shall require compliance with either subparagraph (i) or (ii) below, as applicable, as well as one or more of the other following subparagraphs, as applicable:

         (i) Transfer of Beneficial Interests in the Same Global Note. Beneficial interests in any Restricted Global Note may be transferred to Persons who take delivery thereof in the form of a beneficial interest in the same Restricted Global Note in accordance with the transfer restrictions set forth in the Private Placement Legend; provided, however, that prior to the expiration of the Restricted Period, transfers of beneficial interests in the Temporary Regulation S Global Note may not be made to a U.S. Person or for the account or benefit of a U.S. Person (other than an Initial Purchaser). Beneficial interests in any Unrestricted Global Note may be transferred to Persons who take delivery thereof in the form of a beneficial interest in an Unrestricted Global Note. No written orders or instructions shall be required to be delivered to the Registrar to effect the transfers described in this Section 2.06(b)(i).

         (ii) All Other Transfers and Exchanges of Beneficial Interests in Global Notes. In connection with all transfers and exchanges of beneficial interests that are not subject to Section 2.06(b)(i) above, the transferor of such beneficial interest must deliver to the Registrar either (A) (1) a written order from a Participant or an Indirect Participant given to the Depositary in accordance with the Applicable Procedures directing the Depositary to credit or cause to be credited a beneficial interest in another Global Note in an amount equal to the beneficial interest to be transferred or exchanged and (2) instructions given in accordance with the Applicable Procedures containing information regarding the Participant's account to be credited with such increase or (B) (1) a written order from a Participant or an Indirect Participant given to the Depositary in accordance with the Applicable Procedures directing the Depositary to cause to be issued a Definitive Note in an amount equal to the beneficial interest to be transferred or exchanged and (2) instructions given by the Depositary to the Registrar containing information regarding the Person in whose name such Definitive Note shall be registered to effect the transfer or exchange referred to in (1) above; provided that in no event shall Definitive Notes be issued upon the transfer or exchange of beneficial interests in the Regulation S Temporary Global Note prior to (x) the expiration of the Restricted Period and (y) the receipt by the Registrar of any certificates required pursuant to Rule 903 under the Securities Act. Upon consummation of an Exchange Offer by the Issuers in accordance with
     Section 2.06(f) hereof, the requirements of this Section 2.06(b)(ii) shall be deemed to have been satisfied upon receipt by the Registrar of the instructions contained in the Letter of Transmittal delivered by the Holder of such beneficial interests in the Restricted Global Notes. Upon satisfaction of all of the requirements for transfer or exchange of beneficial interests in Global Notes contained in this Indenture and the Mortgage Notes or otherwise applicable under the Securities Act, the Mortgage Note Trustee shall adjust the principal amount of the relevant Global Note(s) pursuant to Section 2.06(h) hereof.

         (iii) Transfer of Beneficial Interests to Another Restricted Global Note. A beneficial interest in any Restricted Global Note may be transferred to a Person who takes delivery thereof in the form of a beneficial interest in another Restricted Global Note if the transfer complies with the requirements of Section 2.06(b)(ii) above and the Registrar receives the following:

             (A) if the transferee will take delivery in the form of a beneficial interest in the 144A Global Note, then the transferor must deliver a certificate in the form of Exhibit B hereto, including the certifications in item (1) thereof;

             (B) if the transferee will take delivery in the form of a beneficial interest in the Regulation S Temporary Global Note or the Regulation S Global Note, then the transferor must deliver a certificate in the form of Exhibit B hereto, including the certifications in item (2) thereof; and

             (C) if the transferee will take delivery in the form of a beneficial interest in the IAI Global Note, then the transferor must deliver a certificate in the form of Exhibit B hereto, including the certifications and certificates and Opinion of Counsel required by item
         (3) thereof, if applicable.

         (iv) Transfer and Exchange of Beneficial Interests in a Restricted Global Note for Beneficial Interests in an Unrestricted Global Note. A beneficial interest in any Restricted Global Note may be exchanged by any holder thereof for a beneficial interest in an Unrestricted Global Note or transferred to a Person who takes delivery thereof in the form of a beneficial interest in an Unrestricted Global Note if the exchange or transfer complies with the requirements of Section 2.06(b)(ii) above and:

             (A) such exchange or transfer is effected pursuant to the Exchange Offer in accordance with the Registration Rights Agreement and the holder of the beneficial interest to be transferred, in the case of an exchange, or the transferee, in the case of a transfer, certifies in the applicable Letter of Transmittal that it is not (1) a broker-dealer, (2) a Person participating in the distribution of the Exchange Mortgage Notes or (3) a Person who is an affiliate (as defined in Rule 144) of the Issuers;

             (B) such transfer is effected pursuant to the Shelf Registration Statement in accordance with the Registration Rights Agreement;

             (C) such transfer is effected by a Participating Broker-Dealer pursuant to the Exchange Offer Registration Statement in accordance with the Registration Rights Agreement; or

             (D) the Registrar receives the following:

                  (1) if the holder of such beneficial interest in a Restricted Global Note proposes to exchange such beneficial interest for a beneficial interest in an Unrestricted Global Note, a certificate from such holder in the form of Exhibit C hereto, including the certifications in item (1)(a) thereof; or

                  (2) if the holder of such beneficial interest in a Restricted Global Note proposes to transfer such beneficial interest to a Person who shall take delivery thereof in the form of a beneficial interest in an Unrestricted Global Note, a certificate from such holder in the form of Exhibit B hereto, including the certifications in item (4) thereof;

         and, in each such case set forth in this subparagraph (D), if the Registrar so requests or if the Applicable Procedures so require, an Opinion of Counsel in form reasonably acceptable to the Registrar to the effect that such exchange or transfer is in compliance with the Securities Act and that the restrictions on transfer contained herein and in the Private Placement Legend are no longer required in order to maintain compliance with the Securities Act.

             If any such transfer is effected pursuant to subparagraph (B) or
     (D) above at a time when an Unrestricted Global Note has not yet been issued, the Issuers shall issue and, upon receipt of an Authentication Order in accordance with Section 2.02 hereof, the Mortgage Note Trustee shall authenticate one or more Unrestricted Global Notes in an aggregate principal amount equal to the aggregate principal amount of beneficial interests transferred pursuant to subparagraph (B) or (D) above.

             Beneficial interests in an Unrestricted Global Note cannot be exchanged for, or transferred to Persons who take delivery thereof in the form of, a beneficial interest in a Restricted Global Note.

         (c) Transfer or Exchange of Beneficial Interests for Definitive Notes.

         (i) Beneficial Interests in Restricted Global Notes to Restricted Definitive Notes. If any holder of a beneficial interest in a Restricted Global Note proposes to exchange such beneficial interest for a Restricted Definitive Note or to transfer such beneficial interest to a Person who takes delivery thereof in the form of a Restricted Definitive Note, then, upon receipt by the Registrar of the following documentation:

             (A) if the holder of such beneficial interest in a Restricted Global Note proposes to exchange such beneficial interest for a Restricted Definitive Note, a certificate from such holder in the form of Exhibit C hereto, including the certifications in item (2)(a) thereof;

             (B) if such beneficial interest is being transferred to a QIB in accordance with Rule 144A under the Securities Act, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (1) thereof;

             (C) if such beneficial interest is being transferred to a Non-U.S. Person in an offshore transaction in accordance with Rule 903 or Rule 904 under the Securities Act, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (2) thereof;

             (D) if such beneficial interest is being transferred pursuant to an exemption from the registration requirements of the Securities Act in accordance with Rule 144 under the Securities Act, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (3)(a) thereof;

             (E) if such beneficial interest is being transferred to an Institutional Accredited Investor in reliance on an exemption from the registration requirements of the Securities Act other than those listed in subparagraphs (B) through (D) above, a certificate to the effect set forth in Exhibit B hereto, including the certifications, certificates and Opinion of Counsel required by item (3) thereof, if applicable;

             (F) if such beneficial interest is being transferred to the Issuers or any of its Subsidiaries, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (3)(b) thereof; or

             (G) if such beneficial interest is being transferred pursuant to an effective registration statement under the Securities Act, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (3)(c) thereof, the Mortgage Note Trustee shall cause the aggregate principal amount of the applicable Global Note to be reduced accordingly pursuant to Section 2.06(h) hereof, and the Issuers shall execute and the Mortgage Note Trustee shall authenticate and deliver to the Person designated in the instructions a Definitive Note in the appropriate principal amount. Any Definitive Note issued in exchange for a beneficial interest in a Restricted Global Note pursuant to this Section 2.06(c) shall be registered in such name or names and in such authorized denomination or denominations as the holder of such beneficial interest shall instruct the Registrar through instructions from the Depositary and the Participant or Indirect Participant. The Mortgage Note Trustee shall deliver such Definitive Notes to the Persons in whose names such Mortgage Notes are so registered. Any Definitive Note issued in exchange for a beneficial interest in a Restricted Global Note pursuant to this Section 2.06(c)(i) shall bear the Private Placement Legend and shall be subject to all restrictions on transfer contained therein.

             Notwithstanding Sections 2.06(c)(i)(A) and (C) hereof, a beneficial interest in the Regulation S Temporary Global Note may not be exchanged for a Definitive Note or transferred to a Person who takes delivery thereof in the form of a Definitive Note prior to (x) the expiration of the Restricted Period and (y) the receipt by the Registrar of any certificates required pursuant to Rule 903(c)(3)(ii)(B) under the Securities Act, except in the case of a transfer pursuant to an exemption from the registration requirements of the Securities Act other than Rule 903 or Rule 904.

         (ii) Beneficial Interests in Restricted Global Notes to Unrestricted Definitive Notes. A holder of a beneficial interest in a Restricted Global Note may exchange such beneficial interest for an Unrestricted Definitive Note or may transfer such beneficial interest to a Person who takes delivery thereof in the form of an Unrestricted Definitive Note only if:

             (A) such exchange or transfer is effected pursuant to the Exchange Offer in accordance with the Registration Rights Agreement and the holder of such beneficial interest, in the case of an exchange, or the transferee, in the case of a transfer, certifies in the applicable Letter of Transmittal that it is not (1) a broker-dealer, (2) a Person participating in the distribution of the Exchange Notes or (3) a Person who is an affiliate (as defined in Rule 144) of the Issuers;

             (B) such transfer is effected pursuant to the Shelf Registration Statement in accordance with the Registration Rights Agreement;

             (C) such transfer is effected by a Participating Broker-Dealer pursuant to the Exchange Offer Registration Statement in accordance with the Registration Rights Agreement; or

             (D) the Registrar receives the following:

                  (1) if the holder of such beneficial interest in a Restricted Global Note proposes to exchange such beneficial interest for a Definitive Note that does not bear the Private Placement Legend, a certificate from such holder in the form of Exhibit C hereto, including the certifications in item (1)(b) thereof; or

                  (2) if the holder of such beneficial interest in a Restricted Global Note proposes to transfer such beneficial interest to a Person who shall take delivery thereof in the form of a Definitive Note that does not bear the Private Placement Legend, a certificate from such holder in the form of Exhibit B hereto, including the certifications in item (4) thereof;

         and, in each such case set forth in this subparagraph (D), if the Registrar so requests or if the Applicable Procedures so require, an Opinion of Counsel in form reasonably acceptable to the Registrar to the effect that such exchange or transfer is in compliance with the Securities Act and that the restrictions on transfer contained herein and in the Private Placement Legend are no longer required in order to maintain compliance with the Securities Act.

         (iii) Beneficial Interests in Unrestricted Global Notes to Unrestricted Definitive Notes. If any holder of a beneficial interest in an Unrestricted Global Note proposes to exchange such beneficial interest for a Definitive Note or to transfer such beneficial interest to a Person who takes delivery thereof in the form of a Definitive Note, then, upon satisfaction of the conditions set forth in Section 2.06(b)(ii) hereof, the Mortgage Note Trustee shall cause the aggregate principal amount of the applicable Global Note to be reduced accordingly pursuant to Section 2.06(h) hereof, and the Issuers shall execute and the Mortgage Note Trustee shall authenticate and deliver to the Person designated in the instructions a Definitive Note in the appropriate principal amount. Any Definitive Note issued in exchange for a beneficial interest pursuant to this Section 2.06(c)(iii) shall be registered in such name or names and in such authorized denomination or denominations as the holder of such beneficial interest shall instruct the Registrar through instructions from the Depositary and the Participant or Indirect Participant. The Mortgage Note Trustee shall deliver such Definitive Notes to the Persons in whose names such Mortgage Notes are so registered. Any Definitive Note issued in exchange for a beneficial interest pursuant to this Section 2.06(c)(iii) shall not bear the Private Placement Legend.

         (d) Transfer and Exchange of Definitive Notes for Beneficial Interests.

         (i) Restricted Definitive Notes to Beneficial Interests in Restricted Global Notes. If any Holder of a Restricted Definitive Note proposes to exchange such Mortgage Note for a beneficial interest in a Restricted Global Note or to transfer such Restricted Definitive Notes to a Person who takes delivery thereof in the form of a beneficial interest in a Restricted Global Note, then, upon receipt by the Registrar of the following documentation:

             (A) if the Holder of such Restricted Definitive Note proposes to exchange such Mortgage Note for a beneficial interest in a Restricted Global Note, a certificate from such Holder in the form of Exhibit C hereto, including the certifications in item (2)(b) thereof;

             (B) if such Restricted Definitive Note is being transferred to a QIB in accordance with Rule 144A under the Securities Act, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (1) thereof;

             (C) if such Restricted Definitive Note is being transferred to a Non-U.S. Person in an offshore transaction in accordance with Rule 903 or Rule 904 under the Securities Act, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (2) thereof;

             (D) if such Restricted Definitive Note is being transferred pursuant to an exemption from the registration requirements of the Securities Act in accordance with Rule 144 under the Securities Act, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (3)(a) thereof;

             (E) if such Restricted Definitive Note is being transferred to an Institutional Accredited Investor in reliance on an exemption from the registration requirements of the Securities Act other than those listed in subparagraphs (B) through (D) above, a certificate to the effect set forth in Exhibit B hereto, including the certifications, certificates and Opinion of Counsel required by item (3) thereof, if applicable;

             (F) if such Restricted Definitive Note is being transferred to the Issuers or any of their Subsidiaries, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (3)(b) thereof; or

             (G) if such Restricted Definitive Note is being transferred pursuant to an effective registration statement under the Securities Act, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (3)(c) thereof, the Mortgage Note Trustee shall cancel the Restricted Definitive Note, increase or cause to be increased the aggregate principal amount of, in the case of clause (A) above, the appropriate Restricted Global Note, in the case of clause (B) above, the 144A Global Note, in the case of clause (C) above, the Regulation S Global Note, and in all other cases, the IAI Global Note.

         (ii) Restricted Definitive Notes to Beneficial Interests in Unrestricted Global Notes. A Holder of a Restricted Definitive Note may exchange such Mortgage Note for a beneficial interest in an Unrestricted Global Note or transfer such Restricted Definitive Note to a Person who takes delivery thereof in the form of a beneficial interest in an Unrestricted Global Note only if:

             (A) such exchange or transfer is effected pursuant to the Exchange Offer in accordance with the Registration Rights Agreement and the Holder, in the case of an exchange, or the transferee, in the case of a transfer, certifies in the applicable Letter of Transmittal that it is not (1) a broker-dealer, (2) a Person participating in the distribution of the Exchange Notes or (3) a Person who is an affiliate (as defined in Rule 144) of the Issuers;

             (B) such transfer is effected pursuant to the Shelf Registration Statement in accordance with the Registration Rights Agreement;

             (C) such transfer is effected by a Participating Broker-Dealer pursuant to the Exchange Offer Registration Statement in accordance with the Registration Rights Agreement; or

             (D) the Registrar receives the following:

                 (1) if the Holder of such Definitive Notes proposes to exchange such Mortgage Notes for a beneficial interest in the Unrestricted Global Note, a certificate from such Holder in the form of Exhibit C hereto, including the certifications in item (1)(c) thereof; or

                 (2) if the Holder of such Definitive Notes proposes to transfer such Mortgage Notes to a Person who shall take delivery thereof in the form of a beneficial interest in the Unrestricted Global Note, a certificate from such Holder in the form of Exhibit B hereto, including the certifications in item (4) thereof;

         and, in each such case set forth in this subparagraph (D), if the Registrar so requests or if the Applicable Procedures so require, an Opinion of Counsel in form reasonably acceptable to the Registrar to the effect that such exchange or transfer is in compliance with the Securities Act and that the restrictions on transfer contained herein and in the Private Placement Legend are no longer required in order to maintain compliance with the Securities Act.

     Upon satisfaction of the conditions of any of the subparagraphs in this
     Section 2.06(d)(ii), the Mortgage Note Trustee shall cancel the Definitive Notes and increase or cause to be increased the aggregate principal amount of the Unrestricted Global Note.

         (iii) Unrestricted Definitive Notes to Beneficial Interests in Unrestricted Global Notes. A Holder of an Unrestricted Definitive Note may exchange such Mortgage Note for a beneficial interest in an Unrestricted Global Note or transfer such Definitive Notes to a Person who takes delivery thereof in the form of a beneficial interest in an Unrestricted Global Note at any time. Upon receipt of a request for such an exchange or transfer, the Mortgage Note Trustee shall cancel the applicable Unrestricted Definitive Note and increase or cause to be increased the aggregate principal amount of one of the Unrestricted Global Notes.

         If any such exchange or transfer from a Definitive Note to a beneficial interest is effected pursuant to subparagraphs (ii)(B), (ii)(D) or (iii) above at a time when an Unrestricted Global Note has not yet been issued, the Issuers shall issue and, upon receipt of an Authentication Order in accordance with
Section 2.02 hereof, the Mortgage Note Trustee shall authenticate one or more Unrestricted Global Notes in an aggregate principal amount equal to the principal amount of Definitive Notes so transferred.

         (e) Transfer and Exchange of Definitive Notes for Definitive Notes. Upon request by a Holder of Definitive Notes and such Holder's compliance with the provisions of this Section 2.06(e), the Registrar shall register the transfer or exchange of Definitive Notes. Prior to such registration of transfer or exchange, the requesting Holder shall present or surrender to the Registrar the Definitive Notes duly endorsed or accompanied by a written instruction of transfer in form satisfactory to the Registrar duly executed by such Holder or by his attorney, duly authorized in writing. In addition, the requesting Holder shall provide any additional certifications, documents and information, as applicable, required pursuant to the following provisions of this Section 2.06(e).

         (i) Restricted Definitive Notes to Restricted Definitive Notes. Any Restricted Definitive Note may be transferred to and registered in the name of Persons who take delivery thereof in the form of a Restricted Definitive
     Note if the Registrar receives the following:

             (A) if the transfer will be made pursuant to Rule 144A under the Securities Act, then the transferor must deliver a certificate in the form of Exhibit B hereto, including the certifications in item (1) thereof;

             (B) if the transfer will be made pursuant to Rule 903 or Rule 904, then the transferor must deliver a certificate in the form of Exhibit B hereto, including the certifications in item (2) thereof; and

             (C) if the transfer will be made pursuant to any other exemption from the registration requirements of the Securities Act, then the transferor must deliver a certificate in the form of Exhibit B hereto, including the certifications, certificates and Opinion of Counsel required by item (3) thereof, if applicable.

         (ii) Restricted Definitive Notes to Unrestricted Definitive Notes. Any Restricted Definitive Note may be exchanged by the Holder thereof for an Unrestricted Definitive Note or transferred to a Person or Persons who take delivery thereof in the form of an Unrestricted Definitive Note if:

             (A) such exchange or transfer is effected pursuant to the Exchange Offer in accordance with the Registration Rights Agreement and the Holder, in the case of an exchange, or the transferee, in the case of a transfer, certifies in the applicable Letter of Transmittal that it is not (1) a broker-dealer, (2) a Person participating in the distribution of the Exchange Notes or (3) a Person who is an affiliate (as defined in Rule 144) of the Issuers;

             (B) any such transfer is effected pursuant to the Shelf Registration Statement in accordance with the Registration Rights Agreement;

             (C) any such transfer is effected by a Participating Broker-Dealer pursuant to the Exchange Offer Registration Statement in accordance with the Registration Rights Agreement; or

             (D) the Registrar receives the following:

                  (1) if the Holder of such Restricted Definitive Notes proposes to exchange such Mortgage Notes for an Unrestricted Definitive Note, a certificate from such Holder in the form of Exhibit C hereto, including the certifications in item (1)(d) thereof; or

                  (2) if the Holder of such Restricted Definitive Notes proposes to transfer such Mortgage Notes to a Person who shall take delivery thereof in the form of an Unrestricted Definitive Note, a certificate from such Holder in the form of Exhibit B hereto, including the certifications in item (4) thereof;

         and, in each such case set forth in this subparagraph (D), if the Registrar so requests, an Opinion of Counsel in form reasonably acceptable to the Issuers to the effect that such exchange or transfer is in compliance with the Securities Act and that the restrictions on transfer contained herein and in the Private Placement Legend are no longer required in order to maintain compliance with the Securities Act.

         (iii) Unrestricted Definitive Notes to Unrestricted Definitive Notes. A Holder of Unrestricted Definitive Notes may transfer such Mortgage Notes to a Person who takes delivery thereof in the form of an Unrestricted Definitive Note. Upon receipt of a request to register such a transfer, the Registrar shall register the Unrestricted Definitive Notes pursuant to the instructions from the Holder thereof.

         (f) Exchange Offer. Upon the occurrence of the Exchange Offer in accordance with the Registration Rights Agreement, the Issuers shall issue and, upon receipt of an Authentication Order in accordance with Section 2.02, the Mortgage Note Trustee shall authenticate (i) one or more Unrestricted Global Notes in an aggregate principal amount equal to the principal amount of the beneficial interests in the Restricted Global Notes tendered for acceptance by Persons that certify in the applicable Letters of Transmittal that (x) they are not broker-dealers, (y) they are not participating in a distribution of the Exchange Notes and (z) they are not affiliates (as defined in Rule 144) of the Issuers, and accepted for exchange in the Exchange Offer and (ii) Definitive Notes in an aggregate principal amount equal to the principal amount of the Restricted Definitive Notes accepted for exchange in the Exchange Offer. Concurrently with the issuance of such Mortgage Notes, the Mortgage Note Trustee shall cause the aggregate principal amount of the applicable Restricted Global Notes to be reduced accordingly, and the Issuers shall execute and the Mortgage Note Trustee shall authenticate and deliver to the Persons designated by the Holders of Definitive Notes so accepted Definitive Notes in the appropriate principal amount.

         (g) Legends. The following legends shall appear on the face of all Global Notes and Definitive Notes issued under this Indenture unless specifically stated otherwise in the applicable provisions of this Indenture.

         (i) Private Placement Legend.

             (A) Except as permitted by subparagraph (B) below, each Global Note and each Definitive Note (and all Notes issued in exchange therefor or substitution thereof) shall bear the legend in substantially the following form:

     "THE MORTGAGE NOTES EVIDENCED HEREBY HAVE NOT BEEN REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933 (THE "SECURITIES ACT") AND MAY NOT BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED EXCEPT (A)(1) TO A PERSON WHOM THE SELLER REASONABLY BELIEVES IS A

     QUALIFIED INSTITUTIONAL BUYER WITHIN THE MEANING OF RULE 144A UNDER THE SECURITIES ACT PURCHASING FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF A QUALIFIED INSTITUTIONAL BUYER IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144A, (2) IN AN OFFSHORE TRANSACTION MEETING THE REQUIREMENTS OF RULE 903 OR RULE 904 OF REGULATION S UNDER THE SECURITIES ACT, (3) TO AN INSTITUTIONAL ACCREDITED INVESTOR IN A TRANSACTION EXEMPT FROM REGISTRATION UNDER THE SECURITIES ACT, (4) PURSUANT TO AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT (INCLUDING RULE 144 THEREUNDER (IF AVAILABLE)),
     (5) TO LAS VEGAS SANDS, INC. OR VENETIAN CASINO RESORT, LLC, OR (6) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT AND (B) IN ACCORDANCE WITH APPLICABLE SECURITIES LAWS OF THE STATES OF THE UNITED STATES AND OTHER JURISDICTIONS."

             (B) Notwithstanding the foregoing, any Global Note or Definitive
         Note issued pursuant to subparagraphs (b)(iv), (c)(ii), (c)(iii),
         (d)(ii), (d)(iii), (e)(ii), (e)(iii) or (f) to this Section 2.06 (and all Mortgage Notes issued in exchange therefor or substitution thereof) shall not bear the Private Placement Legend.

         (ii) Global Note Legend. Each Global Note shall bear a legend in substantially the following form:

     "THIS GLOBAL NOTE IS HELD BY THE DEPOSITARY (AS DEFINED IN THE INDENTURE GOVERNING THIS MORTGAGE NOTE) OR ITS NOMINEE IN CUSTODY FOR THE BENEFIT OF THE BENEFICIAL OWNERS HEREOF, AND IS NOT TRANSFERABLE TO ANY PERSON UNDER ANY CIRCUMSTANCES EXCEPT THAT (I) THE TRUSTEE MAY MAKE SUCH NOTATIONS HEREON AS MAY BE REQUIRED PURSUANT TO SECTION 2.07 OF THE INDENTURE, (II) THIS GLOBAL NOTE MAY BE EXCHANGED IN WHOLE BUT NOT IN PART PURSUANT TO
     SECTION 2.06(a) OF THE INDENTURE, (III) THIS GLOBAL NOTE MAY BE DELIVERED TO THE MORTGAGE NOTE TRUSTEE FOR CANCELLATION PURSUANT TO SECTION 2.11 OF THE INDENTURE AND (IV) THIS GLOBAL NOTE MAY BE TRANSFERRED TO A SUCCESSOR DEPOSITARY WITH THE PRIOR WRITTEN CONSENT OF THE ISSUERS."

         (iii) Regulation S Temporary Global Note Legend. The Regulation S Temporary Global Note shall bear a legend in substantially the following form:

     "THE RIGHTS ATTACHING TO THIS REGULATION S TEMPORARY GLOBAL NOTE, AND THE CONDITIONS AND PROCEDURES GOVERNING ITS EXCHANGE FOR DEFINITIVE NOTES, ARE AS SPECIFIED IN THE INDENTURE (AS DEFINED HEREIN). NEITHER THE HOLDER NOR THE BENEFICIAL OWNERS OF THIS REGULATION S TEMPORARY GLOBAL NOTE SHALL BE ENTITLED TO RECEIVE PAYMENT OF INTEREST HEREON."

         (h) Cancellation and/or Adjustment of Global Notes. At such time as all beneficial interests in a particular Global Note have been exchanged for Definitive Notes or a particular Global Note has been redeemed, repurchased or cancelled in whole and not in part, each such Global Note shall be returned to or retained and cancelled by the Mortgage Note Trustee in accordance with
Section 2.11 hereof. At any time prior to such cancellation, if any beneficial interest in a Global Note is exchanged for or transferred to a Person who will take delivery thereof in the form of a beneficial interest in another

Global Note or for Definitive Notes, the principal amount of Notes represented by such Global Note shall be reduced accordingly and an endorsement shall be made on such Global Note by the Mortgage Note Trustee or by the Depositary at the direction of the Mortgage Note Trustee to reflect such reduction; and if the beneficial interest is being exchanged for or transferred to a Person who will take delivery thereof in the form of a beneficial interest in another Global Note, such other Global Note shall be increased accordingly and an endorsement shall be made on such Global Note by the Mortgage Note Trustee or by the Depositary at the direction of the Mortgage Note Trustee to reflect such increase.

         (i) General Provisions Relating to Transfers and Exchanges.

         (i) To permit registrations of transfers and exchanges, the Issuers shall execute and the Mortgage Note Trustee shall authenticate Global Notes and Definitive Notes upon the Issuers' order or at the Registrar's request.

         (ii) No service charge shall be made to a holder of a beneficial interest in a Global Note or to a Holder of a Definitive Note for any registration of transfer or exchange, but the Issuers may require payment of a sum sufficient to cover any transfer tax or similar governmental charge payable in connection therewith (other than any such transfer taxes or similar governmental charge payable upon exchange or transfer pursuant to Sections 2.10, 3.06, 3.09, 4.10, 4.11, 4.16 and 9.05 hereof).

         (iii) The Registrar shall not be required to register the transfer of or exchange any Mortgage Note selected for redemption in whole or in part, except the unredeemed portion of any Mortgage Note being redeemed in part.

         (iv) All Global Notes and Definitive Notes issued upon any registration of transfer or exchange of Global Notes or Definitive Notes shall be the valid obligations of the Issuers, evidencing the same debt, and entitled to the same benefits under this Indenture, as the Global Notes or Definitive Notes surrendered upon such registration of transfer or exchange.

         (v) The Issuers shall not be required (A) to issue, to register the transfer of or to exchange any Mortgage Notes during a period beginning at the opening of business 15 days before the day of any selection of Notes for redemption under Section 3.02 hereof and ending at the close of business on the day of selection, (B) to register the transfer of or to exchange any Mortgage Note so selected for redemption in whole or in part, except the unredeemed portion of any Mortgage Note being redeemed in part or (C) to register the transfer of or to exchange a Mortgage Note between a record date and the next succeeding Interest Payment Date.

         (vi) Prior to due presentment for the registration of a transfer of any Mortgage Note, the Mortgage Note Trustee, any Agent and the Issuers may deem and treat the Person in whose name any Mortgage Note is registered as the absolute owner of such Mortgage Note for the purpose of receiving payment of principal of and interest on such Mortgage Notes and for all other purposes, and none of the Mortgage Note Trustee, any Agent or the Issuers shall be affected by notice to the contrary.

         (vii) The Mortgage Note Trustee shall authenticate Global Notes and Definitive Notes in accordance with the provisions of Section 2.02 hereof.

         (viii) All certifications, certificates and Opinions of Counsel required to be submitted to the Registrar pursuant to this Section 2.06 to effect a registration of transfer or exchange may be submitted by facsimile.


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

SECTION 2.07.     REPLACEMENT MORTGAGE NOTES.

         If any mutilated Mortgage Note is surrendered to the Mortgage Note Trustee or the Issuers and the Mortgage Note Trustee receives evidence to its satisfaction of the destruction, loss or theft of any Mortgage Note, the Issuers shall issue and the Mortgage Note Trustee, upon receipt of an Authentication Order, shall authenticate a replacement Note if the Mortgage Note Trustee's requirements are met. If required by the Mortgage Note Trustee or the Issuers, an indemnity bond must be supplied by the Holder that is sufficient in the judgment of the Mortgage Note Trustee and the Issuers to protect the Issuers, the Mortgage Note Trustee, any Agent and any authenticating agent from any loss that any of them may suffer if a Mortgage Note is replaced. The Issuers may charge for their expenses in replacing a Mortgage Note.

         Every replacement Mortgage Note is an additional obligation of the Issuers and shall be entitled to all of the benefits of this Indenture equally and proportionately with all other Mortgage Notes duly issued hereunder.

SECTION 2.08.     OUTSTANDING MORTGAGE NOTES.

         The Mortgage Notes outstanding at any time are all the Mortgage Notes authenticated by the Mortgage Note Trustee except for (i) those cancelled by it,
(ii) those delivered to it for cancellation, (iii) those reductions in the interest in a Global Note effected by the Mortgage Note Trustee in accordance with the provisions hereof, and (iv) those described in this Section as not outstanding. Except as set forth in Section 2.09 hereof, a Mortgage Note does not cease to be outstanding because the Issuer or an Affiliate of the Issuer holds the Mortgage Note; however, Notes held by the Issuers or a Subsidiary of the Issuers shall not be deemed to be outstanding for purposes of Section 3.07(b) hereof.

         If a Mortgage Note is replaced pursuant to Section 2.07 hereof, it ceases to be outstanding unless the Mortgage Note Trustee receives proof satisfactory to it that the replaced Mortgage Note is held by a bona fide purchaser.

         If the principal amount of any Mortgage Note is considered paid under
Section 4.01 hereof, it ceases to be outstanding and interest on it ceases to accrue.

         If the Paying Agent (other than the Issuers, a Subsidiary or an Affiliate of any of the foregoing) holds, on a redemption date or maturity date, money sufficient to pay Mortgage Notes payable on that date, then on and after that date such Mortgage Notes shall be deemed to be no longer outstanding and shall cease to accrue interest.

SECTION 2.09.     TREASURY NOTES.

         In determining whether the Holders of the required principal amount of Mortgage Notes have concurred in any direction, waiver or consent, Mortgage Notes owned by the Issuers, or by any Person directly or indirectly controlling or controlled by or under direct or indirect common control with the Issuers, shall be considered as though not outstanding, except that for the purposes of determining whether the Mortgage Note Trustee shall be protected in relying on any such direction, waiver or consent, only Mortgage Notes that the Mortgage Note Trustee knows are so owned shall be so disregarded.

SECTION 2.10.     TEMPORARY NOTES.

         Until certificates representing Mortgage Notes are ready for delivery, the Issuers may prepare and the Mortgage Note Trustee, upon receipt of an Authentication Order, shall authenticate temporary Mortgage Notes. Temporary Mortgage Notes shall be substantially in the form of certificated Mortgage Notes but may have variations that the Issuers consider appropriate for temporary Mortgage Notes and as shall be reasonably acceptable to the Mortgage Note Trustee. Without unreasonable delay, the Issuers shall prepare and the Mortgage Note Trustee shall authenticate definitive Mortgage Notes in exchange for temporary Mortgage Notes.

         Holders of temporary Mortgage Notes shall be entitled to all of the benefits of this Indenture.

SECTION 2.11.     CANCELLATION.

         The Issuers at any time may deliver Mortgage Notes to the Mortgage Note Trustee for cancellation. The Registrar and Paying Agent shall forward to the Mortgage Note Trustee any Mortgage Notes surrendered to them for registration of transfer, exchange or payment. The Mortgage Note Trustee and no one else shall cancel all Mortgage Notes surrendered for registration of transfer, exchange, payment, replacement or cancellation and shall destroy cancelled Mortgage Notes (subject to the record retention requirement of the Exchange Act). Certification of the destruction of all cancelled Mortgage Notes shall be delivered to the Issuers. The Issuers may not issue new Mortgage Notes to replace Mortgage Notes that they have paid or that have been delivered to the Mortgage Note Trustee for cancellation.

SECTION 2.12.     DEFAULTED INTEREST.

         If the Issuers default in a payment of interest on the Mortgage Notes, they shall pay the defaulted interest in any lawful manner plus, to the extent lawful, interest payable on the defaulted interest, to the Persons who are Holders on a subsequent special record date, in each case at the rate provided in the Mortgage Notes and in Section 4.01 hereof. The Issuers shall notify the Mortgage Note Trustee in writing of the amount of defaulted interest proposed to be paid on each Mortgage Note and the date of the proposed payment. The Issuers shall fix or cause to be fixed each such special record date and payment date; provided that no such special record date shall be less than 10 days prior to the related payment date for such defaulted interest. At least 15 days before the special record date, the Issuers (or, upon the written request of the Issuers, the Mortgage Note Trustee in the name and at the expense of the Issuers) shall mail or cause to be mailed to Holders a notice that states the special record date, the related payment date and the amount of such interest to be paid.

                                    ARTICLE 3
                        OFFERS TO PURCHASE OR REDEMPTION

SECTION 3.01.     NOTICES TO MORTGAGE NOTE TRUSTEE.

         If the Issuers elect to redeem Mortgage Notes pursuant to the optional redemption provisions of Section 3.07 hereof, they shall furnish to the Mortgage Note Trustee, at least 45 days (or such shorter period as may be acceptable to the Mortgage Note Trustee) but not more than 60 days before a redemption date, an Officers' Certificate setting forth (i) the Section of this Indenture pursuant to which the redemption shall occur, (ii) the redemption date, (iii) the principal amount of Mortgage Notes to be redeemed and (iv) the redemption price.

         If the Issuers are required to make an offer to purchase Mortgage Notes pursuant to the provisions of Section 4.10, 4.11 or 4.16 they shall furnish to the Mortgage Note Trustee, at least 45 days (or such shorter period as may be acceptable to the Mortgage Note Trustee) but not more than 60 days before the scheduled purchase date, an Officers' Certificate setting forth (i) the Section of this Indenture pursuant to which the offer to purchase shall occur, (ii) the offer's terms, (iii) the purchase price, (iv) the principal amount of the Mortgage Notes to be purchased, and (v) further setting forth a statement to the effect that (a) one of the Issuers or one of their Restricted Subsidiaries has made an Asset Sale and there are Excess Proceeds aggregating more than $10.0 million, (b) the Issuers or one of their Restricted Subsidiaries has suffered an Event of Loss and there are Excess Loss Proceeds aggregating more than $10.0 million or (c) a Change of Control has occurred, as applicable.

SECTION 3.02.     SELECTION OF MORTGAGE NOTES TO BE PURCHASED OR REDEEMED.

         If less than all of the Mortgage Notes are to be purchased in an Asset Sale Offer or Event of Loss Offer, or redeemed at any time, the Mortgage Note Trustee shall select the Mortgage Notes to be purchased or redeemed among the Holders of the Mortgage Notes in compliance with the requirements of the principal national securities exchange, if any, on which the Mortgage Notes are listed or, if the Mortgage Notes are not so listed, on a pro rata basis, by lot or in accordance with any other method the Mortgage Note Trustee considers fair and appropriate (and in such manner as complies with applicable law). In the event of partial purchase or partial redemption in the manner provided above, the particular Mortgage Notes to be purchased or redeemed shall be selected, unless otherwise provided herein, not less than 30 nor more than 60 days prior to the purchase or redemption date by the Mortgage Note Trustee from the outstanding Mortgage Notes not previously purchased or called for redemption. In the event that less than all of the Mortgage Notes properly tendered in an Asset Sale Offer or Event of Loss Offer are to be purchased, the particular Mortgage Notes to be purchased shall be selected promptly upon the expiration of such Asset Sale Offer or Event of Loss Offer.

         The Mortgage Note Trustee shall promptly notify the Issuers in writing of the Mortgage Notes selected for purchase or redemption and, in the case of any Mortgage Note selected for partial purchase or redemption, the principal amount thereof to be purchased or redeemed. Mortgage Notes and portions of Mortgage Notes selected shall be in amounts of $1,000 or whole multiples of $1,000; except that if all of the Mortgage Notes of a Holder are to be purchased or redeemed, the entire outstanding amount of Mortgage Notes held by such Holder, even if not a multiple of $1,000, shall be purchased or redeemed. Except as provided in the preceding sentence, provisions of this Indenture that apply to Mortgage Notes purchased or called for redemption also apply to portions of Mortgage Notes purchased or called for redemption.

         In the event the Issuers are required to make an Asset Sale Offer or an Event of Loss Offer pursuant to Section 4.10 or 4.11 hereof, respectively, and the amount of Excess Proceeds or Excess Loss Proceeds, as the case may be, to be applied to such purchase would result in the purchase of a principal amount of Mortgage Notes which is not evenly divisible by $1,000, the Mortgage Note Trustee shall promptly refund to the Issuers the amount of Excess Proceeds or Excess Loss Proceeds, as the case may be, that is not necessary to purchase the immediately lesser principal amount of Mortgage Notes that is so divisible.

SECTION 3.03.     NOTICE OF REDEMPTION.

         Subject to the provisions of Section 3.10 hereof, at least 30 days but not more than 60 days before a redemption date, the Issuers shall mail or cause to be mailed, by first class mail, a notice of redemption to each Holder whose Mortgage Notes are to be redeemed at its registered address.

         The notice shall identify the Mortgage Notes to be redeemed and shall state:

         (a) the redemption date;

         (b) the redemption price;

         (c) if any Mortgage Note is being redeemed in part, the portion of the principal amount of such Mortgage Note to be redeemed and that, after the redemption date upon surrender of such Mortgage Note, a new Mortgage Note or Mortgage Notes in principal amount equal to the unredeemed portion shall be issued upon cancellation of the original Mortgage Note;

         (d) the name and address of the Paying Agent;

         (e) that Mortgage Notes called for redemption must be surrendered to the Paying Agent to collect the redemption price;

         (f) that, unless the Issuers defaults in making such redemption payment, interest on Mortgage Notes called for redemption ceases to accrue on and after the redemption date;

         (g) the paragraph of the Mortgage Notes and/or Section of this Indenture pursuant to which the Mortgage Notes called for redemption are being redeemed; and

         (h) that no representation is made as to the correctness or accuracy of the CUSIP number, if any, listed in such notice or printed on the Mortgage Notes.

         At the Issuers' request, the Mortgage Note Trustee shall give the notice of redemption in the Issuers' name and at its expense; provided, however, that the Issuers shall have delivered to the Mortgage Note Trustee, at least 45 days (or such shorter period as may be acceptable to the Mortgage Note Trustee) than 60 days prior to the redemption date, an Officers' Certificate requesting that the Mortgage Note Trustee give such notice and setting forth the information to be stated in such notice as provided in the preceding paragraph.

SECTION 3.04.     EFFECT OF NOTICE OF REDEMPTION.

         Once notice of redemption is mailed in accordance with Section 3.03 hereof, Mortgage Notes called for redemption become irrevocably due and payable on the redemption date at the redemption price. A notice of redemption may not be conditional.

SECTION 3.05.     DEPOSIT OF PURCHASE OR REDEMPTION PRICE.

         On or prior to any purchase date with respect to an offer to purchase the Mortgage Notes required hereunder or any redemption date, the Issuers shall deposit with the Mortgage Note Trustee or with the Paying Agent money sufficient to pay the purchase or redemption price of, and accrued and unpaid interest and Liquidated Damages, if any, on all Mortgage Notes to be purchased or redeemed on that date. The Mortgage Note Trustee or the Paying Agent shall promptly return to the Issuers any money deposited with the Mortgage Note Trustee or the Paying Agent by the Issuers in excess of the amounts necessary to pay the purchase or redemption price of, and accrued and unpaid interest and Liquidated Damages, if any, on, all Mortgage Notes to be purchased or redeemed.

         If the Issuers comply with the provisions of the preceding paragraph, on and after the purchase or redemption date, interest shall cease to accrue on the Mortgage Notes or the portions of Mortgage Notes purchased or called for redemption. If a Mortgage Note is purchased or redeemed on or after an interest record date but on or prior to the related interest payment date, then any accrued and unpaid interest and Liquidated Damages shall be paid to the Person in whose name such Mortgage Note was registered at the close of business on such record date. If any Mortgage Note tendered for purchase or called for redemption shall not be so paid upon surrender for such tender or redemption because of the failure of the Issuers to comply with the preceding paragraph, interest shall be paid on the unpaid principal, from the purchase or redemption date until such principal is paid, and to the extent lawful on any interest not paid on such unpaid principal, in each case at the rate provided in the Mortgage Notes and in
Section 4.01 hereof.

SECTION 3.06.     MORTGAGE NOTES PURCHASED OR REDEEMED IN PART.

         Upon surrender of a Mortgage Note that is purchased or redeemed in part, the Issuers shall issue and, upon the Issuers' written request, the Mortgage Note Trustee shall authenticate for the Holder at the expense of the Issuers a new Mortgage Note equal in principal amount to the unpurchased or unredeemed portion of the Mortgage Note surrendered.

SECTION 3.07.     OPTIONAL REDEMPTION.

         (a) On or after November 15, 2001, the Mortgage Notes shall be redeemable at the option of the Issuers, in whole or in part, upon not less than 30 nor more than 60 days' notice, at the redemption prices (expressed as percentages of principal amount) set forth below, plus accrued and unpaid interest and Liquidated Damages, if any, thereon to the applicable redemption date, if redeemed during the twelve-month period beginning on November 15 of the years indicated below:

                                                           Percentage
                                                          of Principal
     Year                                                    Amount
     ----                                                    ------
     2001................................................   106.125%

     2002................................................   103.063%

     2003 and thereafter.................................   100.000%

         (b) On or prior to November 15, 2000, the Issuers may on any one or more occasions redeem up to 35% of the aggregate principal amount of Mortgage Notes originally issued at a redemption price of 112.25% of the principal amount thereof, plus accrued and unpaid interest and Liquidated Damages, if any, thereon, to the redemption date, with the proceeds from one or more Redemption Triggering Events; provided that at least 65% of the aggregate principal amount of Mortgage Notes originally issued remain outstanding immediately after the occurrence of such redemption; and provided, further, that (i) such redemption shall occur within 60 days of the date of such Redemption Triggering Event and
(ii) Mortgage Notes held by the Issuers and not cancelled will not be deemed to be outstanding for purposes of calculating the aggregate principal amount of Mortgage Notes outstanding after the occurrence of such redemption.

         (c) At any time prior to November 15, 2001, the Issuers may, at their option, redeem the Mortgage Notes, in whole or in part, at a redemption price equal to 100% of the principal amount thereof plus the applicable Mortgage Note Make-Whole Premium, plus, to the extent not included in the Mortgage Note Make-Whole Premium, accrued and unpaid interest and Liquidated Damages, if any, to the date of redemption.

         (d) Any redemption pursuant to this Section 3.07 shall be made pursuant to the provisions of Section 3.01 through 3.06 hereof.

SECTION 3.08.     REDEMPTION PURSUANT TO GAMING LAW.

         (a) Notwithstanding any other provisions of this Article 3, if any Gaming Authority requires that a Holder or beneficial owner of the Mortgage Notes must be licensed, qualified or found suitable under any applicable gaming laws in order to maintain any gaming license or franchise of the Issuers or any Restricted Subsidiary under any applicable gaming laws, and the Holder or beneficial owner fails to apply for a license, qualification or finding of suitability within 30 days after being requested to do so by such Gaming Authority (or such lesser period that may be required by such Gaming Authority) or if such Holder or beneficial owner is not so licensed, qualified or found suitable, the Issuers shall have the right, at their option, (i) to require such Holder or beneficial owner to dispose of such Holder's or beneficial owner's Mortgage Notes within 30 days of receipt of such finding by the applicable Gaming Authority (or such earlier date as may be required by the applicable Gaming Authority) or (ii) to call for redemption of the Mortgage Notes of such Holder or beneficial owner at a redemption price equal to the lesser of the principal amount thereof or the price at which such Holder or beneficial owner acquired the Mortgage Notes, together with, in either case, accrued and unpaid interest and Liquidated Damages, if any, to the earlier of the date of redemption or, the date of the finding of unsuitability by such Gaming Authority, which may be less than 30 days following the notice of redemption if so ordered by such Gaming Authority.

     (b) In connection with any redemption pursuant to this Section 3.08, and except as may be required by a Gaming Authority, the Issuers shall be required to comply with Sections 3.01 through 3.06 hereof.

     (c) The Issuers shall not be required to pay or reimburse any Holder or beneficial owner of Mortgage Notes who is required to apply for any such license, qualification or finding of suitability for the costs of the licensure or investigation for such qualification or finding of suitability. Such expenses shall be the obligation of such Holder or beneficial owner.

SECTION 3.09.     MANDATORY REDEMPTION.

         The Issuers shall not be required to make mandatory redemption or sinking fund payments prior to maturity with respect to the Mortgage Notes.

SECTION 3.10.     REPURCHASE OFFERS.

         In the event that, pursuant to Section 4.10, 4.11 or 4.16 hereof, the Issuers shall be required to commence an offer to all Holders to purchase Mortgage Notes (a "Repurchase Offer"), it shall follow the procedures specified below.

         The Repurchase Offer shall remain open for a period of 20 Business Days following its commencement and no longer, except to the extent that a longer period is required by applicable law (the "Offer Period"). No later than five Business Days after the termination of the Offer Period (the

"Purchase Date"), the Issuers shall purchase at the Purchase Price (as determined in accordance with Section 4.10, 4.11 or 4.16 hereof, as the case may
be) the principal amount of Mortgage Notes required to be purchased pursuant to
Section 4.10, 4.11 or 4.16 hereof, as the case may be (the "Offer Amount"), or, if less than the Offer Amount has been tendered, all Mortgage Notes tendered in response to the Repurchase Offer. Payment for any Mortgage Notes so purchased shall be made in the same manner as interest payments are made.

         If the Purchase Date is on or after an interest record date and on or before the related interest payment date, any accrued and unpaid interest and Liquidated Damages, if any, shall be paid to the Person in whose name a Mortgage
Note is registered at the close of business on such record date, and no additional interest shall be payable to Holders who tender Mortgage Notes pursuant to the Repurchase Offer.

         Upon the commencement of a Repurchase Offer, the Issuers shall send, by first class mail, a notice to the Mortgage Note Trustee and each of the Holders. The notice shall contain all instructions and materials necessary to enable such Holders to tender Mortgage Notes pursuant to the Repurchase Offer. The Repurchase Offer shall be made to all Holders. The notice, which shall govern the terms of the Repurchase Offer, shall state:

             (a) that the Repurchase Offer is being made pursuant to this
     Section 3.10 and Section 4.10, 4.11 or 4.16 hereof, as the case may be, and the length of time the Repurchase Offer shall remain open;

             (b) the Offer Amount, the purchase price and the Purchase Date;

             (c) that any Mortgage Note not tendered or accepted for payment shall continue to accrue interest and Liquidated Damages, if any;

             (d) that, unless the Issuers default in making such payment, any Mortgage Note accepted for payment pursuant to the Repurchase Offer shall cease to accrue interest and Liquidated Damages, if any, after the Purchase Date;

             (e) that Holders electing to have a Mortgage Note purchased pursuant to any Repurchase Offer shall be required to surrender the Mortgage Note, with the form entitled "Option of Holder to Elect Purchase" on the reverse of the Mortgage Note completed, to the Issuers, a depositary, if appointed by the Issuers, or a Paying Agent at the address specified in the notice at least three Business Days before the Purchase Date;

             (f) that Holders shall be entitled to withdraw their election if the Issuers, the depositary or the Paying Agent, as the case may be, receives, not later than the expiration of the Offer Period, a telegram, telex, facsimile transmission or letter setting forth the name of the Holder, the principal amount of the Mortgage Note the Holder delivered for purchase and a statement that such Holder is withdrawing his election to have such Mortgage Note purchased; and

             (g) that, if the aggregate principal amount of Mortgage Notes surrendered by Holders exceeds the Offer Amount, the Mortgage Notes shall be selected for purchase pursuant to the terms of Section 3.02 hereof, and that Holders whose Mortgage Notes were purchased only in part shall be issued new Mortgage Notes equal in principal amount to the unpurchased portion of the Mortgage Notes surrendered.

         On or before the Purchase Date, the Issuers shall, to the extent lawful, accept for payment, pursuant to the terms of Section 3.02 hereof, the Offer Amount of Mortgage Notes or portions thereof tendered pursuant to the Repurchase Offer, or if less than the Offer Amount has been tendered, all Mortgage Notes tendered, and shall deliver to the Mortgage Note Trustee an Officers' Certificate stating that such Mortgage Notes or portions thereof were accepted for payment by the Issuers in accordance with the terms of this Section
3.10. The Issuers, the Depository or the Paying Agent, as the case may be, shall promptly (but in any case not later than five days after the Purchase Date) mail or deliver to each tendering Holder an amount equal to the purchase price of the Mortgage Notes tendered by such Holder and accepted by the Issuers for purchase, and the Issuers shall promptly issue a new Mortgage Note, and the Mortgage Note Trustee, upon written request from the Issuers shall authenticate and mail or deliver such new Mortgage Note to such Holder, in a principal amount equal to any unpurchased portion of the Mortgage Note surrendered. Any Mortgage Note not so accepted shall be promptly mailed or delivered by the Issuers to the Holder thereof. The Issuers shall publicly announce the results of the Repurchase Offer on the Purchase Date.

         The Issuers shall comply with the requirements of Rule 14e-1 under the Exchange Act, and any other securities laws and regulations thereunder to the extent such laws or regulations are applicable in connection with the repurchase of the Mortgage Notes pursuant to a Repurchase Offer.

         Other than as specifically provided in this Section 3.10, any purchase pursuant to this Section 3.10 shall be made pursuant to the provisions of Sections 3.01 through 3.06 hereof to the extent applicable.

                                    ARTICLE 4
                                    COVENANTS

SECTION 4.01.     PAYMENT OF MORTGAGE NOTES.

         The Issuers shall pay or cause to be paid the principal of, premium, if any, and interest on the Mortgage Notes on the dates and in the manner provided in the Mortgage Notes. Principal, premium, if any, and interest shall be considered paid on the date due if the Paying Agent, if other than the Issuers or a Subsidiary thereof, holds as of 10:00 a.m. Eastern Time on the due date, money deposited by the Issuers in immediately available funds and designated for and sufficient to pay all principal, premium, if any, and interest then due. The Issuers shall pay all Liquidated Damages, if any, in the same manner on the dates and in the amounts set forth in the Registration Rights Agreement.

         The Issuers shall pay interest (including post-petition interest in any proceeding under any Bankruptcy Law) on overdue principal at the rate equal to 1% per annum in excess of the then applicable interest rate on the Mortgage Notes to the extent lawful; it shall pay interest (including post-petition interest in any proceeding under any Bankruptcy Law) on overdue installments of interest (without regard to any applicable grace period) at the same rate to the extent lawful.

SECTION 4.02.     MAINTENANCE OF OFFICE OR AGENCY.

         The Issuers shall maintain in the Borough of Manhattan, the City of New York, an office or agency (which may be an office of the Mortgage Note Trustee or an affiliate of the Mortgage Note Trustee, Registrar or co-registrar) where Mortgage Notes may be surrendered for registration of transfer or for exchange and where notices and demands to or upon the Issuers or the Mortgage Note Guarantors in respect of the Mortgage Notes and this Indenture may be served. The Issuers shall give prompt written notice to the Mortgage Note Trustee of the location, and any change in the location, of such office or agency. If at any time the Issuers shall fail to maintain any such required office or agency or shall fail to furnish the Mortgage Note Trustee with the address thereof, such presentations, surrenders, notices and demands may be made or served at the Corporate Trust Office of the Mortgage Note Trustee.

         The Issuers may also from time to time designate one or more other offices or agencies where the Mortgage Notes may be presented or surrendered for any or all such purposes and may from time to time rescind such designations; provided, however, that no such designation or rescission shall in any manner relieve the Issuers of their obligation to maintain an office or agency in the Borough of Manhattan, the City of New York for such purposes. The Issuers shall give prompt written notice to the Mortgage Note Trustee of any such designation or rescission and of any change in the location of any such other office or agency.

         The Issuers hereby designate the Corporate Trust Office of the Mortgage Note Trustee as one such office or agency of the Issuers in accordance with
Section 2.03.

SECTION 4.03.     REPORTS.

         The Company shall file with the Mortgage Note Trustee and provide Holders of Mortgage Notes, within 15 days after it files them with the SEC, copies of its annual report and of the information, documents and other reports (or copies of such portions of any of the foregoing as the SEC may by rule or regulation prescribe) which the Company is required to file with the SEC pursuant to Section 13 or 15(d) of the Exchange Act. Notwithstanding that the Company may not be required to remain subject to the reporting requirements of
Section 13 or 15(d) of the Exchange Act or otherwise report on an annual and quarterly basis on forms provided for such annual and quarterly reporting pursuant to rules and regulations promulgated by the SEC, the Company shall continue to file with the SEC and provide the Mortgage Note Trustee and each Holder with, without cost to each Holder, (a) within 90 days after the end of each fiscal year, annual reports on Form 10-K (or any successor form) containing the information required to be contained therein (or required in such successor form); (b) within 45 days after the end of each of the first three fiscal quarters of each fiscal year, reports on Form 10-Q (or any successor form); and
(c) promptly from time to time after the occurrence of an event required to be therein reported, such other reports on Form 8-K (or any successor form) containing the information required to be contained therein (or required in any successor form); provided, however, that the Company shall not be so obligated to file such reports with the SEC if the SEC does not permit such filings. Notwithstanding the foregoing, if any Person that, directly or indirectly, owns more than 50% of the common equity of the Company is subject to the periodic reporting and the informational requirements of the Exchange Act, the Company shall not be required to file the reports specified in the preceding sentence so long as it provides annual and quarterly financial statements of the Company (which will include summarized financial information concerning Venetian) to the Holders of the Mortgage Notes. The Company shall in all cases, without cost to each recipient, provide copies of such information to the Holders of the Mortgage Notes and, if it is not permitted to file such reports with the SEC, shall make available such information to prospective purchasers and to securities analysts and broker-dealers upon their request. In addition, the Company shall, for so long as any Mortgage Notes remain outstanding, furnish to the Holders of Mortgage Notes and to securities analysts and prospective investors, upon their request, the information required to be delivered pursuant to Rule 144A(d)(4) under the Securities Act. Notwithstanding anything to the contrary herein, the Trustee shall have no duty to review such document for purposes of determining compliance with any provisions of this Indenture.

SECTION 4.04.     COMPLIANCE CERTIFICATE.

         (a) The Issuers shall deliver to the Mortgage Note Trustee, within 90 days after the end of each fiscal year, an Officers' Certificate stating that a review of the activities of the Issuers and their Subsidiaries during the preceding fiscal year has been made under the supervision of the signing Officers of the Issuers with a view to determining whether the Issuers and each obligor on the Mortgage Notes and this Indenture is in compliance with this Indenture and each Collateral Document and further stating, as to each such Officer signing such certificate, that to the best of his or her knowledge the Issuers and each such obligor is in compliance with each and every covenant contained in this Indenture and each Collateral Document and is not in default in the performance or observance of any of the terms, provisions and conditions of this Indenture or any Collateral Document (or, if a Default or Event of Default shall exist, describing all such Defaults or Events of Default of which he or she may have knowledge and what action the Issuers or such obligor, as the case may be, is taking or proposes to take with respect thereto) and that to the best of his or her knowledge no event has occurred that remains in existence by reason of which payments on account of the principal of or interest, if any, on the Mortgage Notes is prohibited or if such event exists, a description of the event and what action the Issuers or such obligor, as the case may be, is taking or proposes to take with respect thereto.

         (b) So long as not contrary to the then current recommendations of the American Institute of Certified Public Accountants, the year-end financial statements delivered pursuant to Section 4.03(a) above shall be accompanied by a written statement of the Issuers' independent public accountants (who shall be a firm of established national reputation) that in making the examination necessary for certification of such financial statements, nothing has come to their attention that would lead them to believe that the Issuers are in violation of any provisions of Article 4 or Article 5 hereof or, if any such violation exists, specifying the nature and period of existence thereof, it being understood that such accountants shall not be liable directly or indirectly to any Person for any failure to obtain knowledge of any such violation.

         (c) The Issuers shall, so long as any of the Mortgage Notes are outstanding, deliver to the Mortgage Note Trustee, within five Business Days upon any Officer becoming aware of any Default or Event of Default or any event of default under any document, instrument or agreement representing Indebtedness of the Issuers, an Officers' Certificate specifying such Default, Event of Default or event of default and what action the Issuers are taking or propose to take with respect thereto.

         (d) Immediately upon Completion, the Issuers shall deliver promptly to the Mortgage Note Trustee an Officers' Certificate which shall state that (i) Completion has been achieved and (ii) the date on which Completion was achieved.

SECTION 4.05.     TAXES.

         The Issuers shall pay, and shall cause each of their Restricted Subsidiaries to pay, prior to delinquency, all material taxes, assessments, and governmental levies except such as are contested in good faith and by appropriate proceedings or where the failure to effect such payment would not have any material adverse effect on the Holders of the Mortgage Notes.

SECTION 4.06.     STAY, EXTENSION AND USURY LAWS.

         Each of the Issuers and the Mortgage Note Guarantors covenants (to the extent that it may lawfully do so) that it shall not at any time insist upon, plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay, extension or usury law wherever enacted, now or at any time hereafter in force, that may affect the covenants or the performance of this Indenture; and each of the

Issuers and the Mortgage Note Guarantors (to the extent that it may lawfully do so) hereby expressly waives all benefit or advantage of any such law, and covenants that it shall not, by resort to any such law, hinder, delay or impede the execution of any power herein granted to the Mortgage Note Trustee, but shall suffer and permit the execution of every such power as though no such law has been enacted.

SECTION 4.07.     RESTRICTED PAYMENTS.

         The Issuers will not, and will not permit any of their Restricted Subsidiaries to, directly or indirectly: (i) declare or pay any dividend or make any distribution on account of either of the Issuers' or any of their Restricted Subsidiaries' Equity Interests (including, without limitation, any payment in connection with any merger or consolidation involving either of the Issuers) or to the direct or indirect holders of either of the Issuers' Equity Interests in their capacity as such (other than (1) dividends or distributions by the Issuers payable in Equity Interests (other than Disqualified Stock) of the Issuers (or accretions thereon); or (2) dividends or distributions paid to the Issuers or a Wholly Owned Restricted Subsidiary of the Issuers); (ii) purchase, redeem or otherwise acquire or retire for value (including, without limitation, in connection with any merger or consolidation involving either of the Issuers) any Equity Interests of the Issuers or any of its Restricted Subsidiaries, or any other Affiliate of the Issuers (other than any such Equity Interests owned by the Issuers or any Wholly Owned Restricted Subsidiary of the Issuers); (iii) make any payment on or with respect to or purchase, redeem, defease or otherwise acquire or retire for value any Subordinated Indebtedness of the Issuers or any of their Restricted Subsidiaries (other than, in each case, scheduled interest and principal payments with respect to any such Subordinated Indebtedness); (iv) make any payment in respect of repayment or reimbursement of amounts advanced under any obligation under the Completion Guaranty; or (v) make any Restricted Investment (all such payments and other actions set forth in clauses (i) through (v) above being collectively referred to as "Restricted Payments"), unless, at the time of such Restricted Payment:

         (a) no Default or Event of Default shall have occurred and be continuing or would occur as a consequence thereof;

         (b) the Issuers would, after giving pro forma effect to such Restricted Payment as if such Restricted Payment had been made at the beginning of the applicable four-quarter period, have been permitted to incur at least $1.00 of additional Indebtedness pursuant to the first paragraph of Section 4.09 hereof; and

         (c) such Restricted Payment, together with the aggregate amount of all other Restricted Payments made by the Issuers and their Restricted Subsidiaries after the Issuance Date (excluding Restricted Payments permitted by clauses
(ii), (iii), (v), (vi), (vii), (viii), (ix) (but only to the extent necessary under clause (ix) to pay the fees and expenses of any lenders or agents under the Tranche A Take-out Commitment), (x), (xiii), (xiv), (xv), (xvii) and (xviii) of the next succeeding paragraph and including the other Restricted Payments permitted by the next paragraph), is less than the sum of (X) 50% of (1) the Consolidated Net Income of the Company for the period (taken as one accounting period) from the first day after the Project is Completed to the end of the Company's most recently ended fiscal quarter for which internal financial statements are available (or, in the case such Consolidated Net Income for such period is a deficit, minus 100% of such deficit) less (2) the amount paid or to be paid in respect of such period pursuant to clause (v) of the next following paragraph to shareholders or members other than the Issuers, plus (Y) without duplication, 100% of the aggregate net cash proceeds received by the Issuers since the Issuance Date from capital contributions or the issue or sale of Equity Interests (other than Disqualified Stock) or debt securities of the Issuers that have been converted into or exchanged for such Equity Interests of the Issuers (other than Equity Interests or such debt securities of the Issuers sold to a Restricted Subsidiary of the Issuers and other than Disqualified Stock or debt securities that have been converted into or exchanged for Disqualified Stock), plus (Z) to the extent not otherwise included in the Company's Consolidated Net Income, 100% of the cash dividends or distributions or the amount of the cash principal and interest payments received since the Issuance Date by the Issuers or any Restricted Subsidiary from any Unrestricted Subsidiary or Special Subsidiary or in respect of any Restricted Investment (other than dividends or distributions to pay obligations of or with respect to such Unrestricted Subsidiary or Special Subsidiary such as income taxes) until the entire amount of the Investment in such Unrestricted Subsidiary or Special Subsidiary has been received or the entire amount of such Restricted Investment has been returned, as the case may be, and 50% of such amounts thereafter. In the event that the Issuers convert an Unrestricted Subsidiary or Special Subsidiary to a Restricted Subsidiary, the Issuers may add back to this clause (c) the aggregate amount of any Investment in such Subsidiary that was a Restricted Payment at the time of such Investment.

         The foregoing provisions will not prohibit (i) the payment of any dividend within 60 days after the date of declaration thereof, if at the date of declaration such payment would have complied with the provisions of this Indenture; (ii) (a) an Investment in Phase II Subsidiary, Phase II Manager, Phase II Holdings or any Special Subsidiary or (b) the redemption, repurchase, retirement or other acquisition of any Equity Interests of the Issuers or any Restricted Subsidiary, in each case, in exchange for, or out of the proceeds of, the substantially concurrent sale or issuance (other than to a Restricted Subsidiary of the Issuers) of Equity Interests of the Issuers (other than any Disqualified Stock); provided that the amount of any net cash proceeds from the sale of such Equity Interests shall be excluded from clause (c)(Y) of the preceding paragraph; (iii) the defeasance, redemption, repurchase, retirement or other acquisition of any Subordinated Indebtedness of the Issuers or any Restricted Subsidiary in exchange for, or out of the proceeds of, the substantially concurrent sale or issuance (other than to a Restricted Subsidiary of the Issuers) of Subordinated Indebtedness (other than any Subordinated Indebtedness issued in respect of the Completion Guaranty) of the Issuers or such Restricted Subsidiary or Equity Interests of the Issuers (other than Disqualified Stock); provided, however, that (1) the principal amount of such Subordinated Indebtedness incurred pursuant to this clause (iii) shall not exceed the principal amount of the Subordinated Indebtedness so redeemed, repurchased, retired or otherwise acquired (plus the amount of reasonable expenses incurred and any premium paid in connection therewith), (2) such Subordinated Indebtedness shall have a Weighted Average Life to Maturity equal to or greater than the Weighted Average Life to Maturity of the Subordinated Indebtedness being redeemed, repurchased, retired or otherwise acquired, (3) such Subordinated Indebtedness shall be subordinate in right of payment to the Mortgage Notes and any Mortgage Note Guaranty on terms at least as favorable to the Holders of the Mortgage Notes or the Mortgage Note Guaranties as those contained in the documentation governing the Subordinated Indebtedness being redeemed, repurchased, retired or otherwise acquired and (4) the net cash proceeds from the sale of any Equity Interests issued pursuant to this clause
(iii) shall be excluded from clause (c)(Y) of the preceding paragraph; (iv) any redemption or purchase by the Issuers or any Restricted Subsidiary of Equity Interests or Subordinated Indebtedness of either of the Issuers required by a Gaming Authority in order to preserve a material Gaming License; provided, that so long as such efforts do not jeopardize any material Gaming License, the Issuers or such Restricted Subsidiary shall have diligently tried to find a third-party purchaser for such Equity Interests or Subordinated Indebtedness and no third-party purchaser acceptable to the applicable Gaming Authority was willing to purchase such Equity Interests or Subordinated Indebtedness within a time period acceptable to such Gaming Authority; (v) (a) for so long as the Company is a corporation under Subchapter S of the Code or a substantially similarly treated pass-through entity or Venetian is a limited liability company that is treated as a partnership or a substantially similarly treated pass-through entity, in each case, for Federal income tax purposes (as evidenced by an opinion of counsel at least annually), the Issuers may each make cash distributions to their shareholders or members, during each Quarterly Payment Period, in an aggregate amount not to exceed the Permitted Quarterly Tax Distribution in respect of the related Estimation Period, and if any portion of the Permitted Quarterly Tax Distribution is not distributed during such Quarterly

Payment Period, the Permitted Quarterly Tax Distribution payable during the immediately following four quarter period shall be increased by such undistributed portion and (b) distributions by non-Wholly Owned Subsidiaries of either of the Issuers or any Restricted Subsidiary of the Issuers but only to the extent required to pay any tax liability of such non-Wholly Owned Subsidiary; (vi) the transfer of the Mall Collateral to the Mall Subsidiary in accordance with the Sale and Contribution Agreement and the Disbursement Agreement and the transfer of 1% managing members interests in Mall Subsidiary and Mall Holdings to Mall Manager; (vii) the transfer of the Phase II Land to the Phase II Subsidiary and the transfer of 1% managing members interests in Phase II Subsidiary and Phase II Holdings to Phase II Manager; (viii) Investments by the Issuers in Supplier Joint Ventures in an amount not to exceed $10.0 million in the aggregate; (ix) Investments in any Special Subsidiary in an amount not to exceed $2.0 million in the aggregate (plus amounts necessary to fund the fees and expenses of the lenders or agents under the Tranche A Take-out Commitment), excluding for purposes of this clause (ix) the value of any Restricted Payments under clauses (ii), (vii) or (xiv); (x) intercompany payments, including without limitation, debt repayments, between or among the Issuers and their Wholly Owned Restricted Subsidiaries; (xi) the repurchase of shares of, or options to purchase, common stock of either of the Issuers from employees, former employees, directors or former directors of either of the Issuers (or permitted transferees of such individuals), pursuant to the terms of the agreements (including employment agreements) or plans (or amendments thereto), in each case, as in effect on the date of this Indenture and as approved by the board of directors of the Company under which such individuals purchase or sell, or are granted the option to purchase or sell, shares of such common stock (the "Employee Stock Buybacks"); (xii) following an initial Public Equity Offering, dividends or common stock buybacks in an aggregate amount in any calendar year not to exceed 6% of the aggregate Net Proceeds received by either of the Issuers in connection with such initial Public Equity Offering and any subsequent Public Equity Offering; (xiii) repurchases of Capital Stock of either of the Issuers deemed to occur upon exercise of stock options if such Capital Stock represents a portion of the exercise price of such options; (xiv) cash contributions to a Special Subsidiary which are funded through a contribution (that does not constitute Disqualified Stock) by the Sole Stockholder or any of his Affiliates to either of the Issuers and any related Investment in any Special Subsidiary by either of the Issuers or any Restricted Subsidiary; provided that the amount of such contributions shall be excluded from clause (c)(Y) of the proceeding paragraph; (xv) contributions of cash, real property or other property to the Phase II Subsidiary, Phase II Holdings or Phase II Manager by the Sole Stockholder or any of his Affiliates through a contribution (that does not constitute Disqualified Stock) to either of the Issuers and any related Investment in the Phase II Subsidiary, Phase II Holdings or Phase II Manager by either of the Issuers or any Restricted Subsidiary; provided that the amount of such contributions shall be excluded from clause
(c)(Y) of the proceeding paragraph; (xvi) the payment of any Change of Control Payment (as defined in the Senior Subordinated Note Indenture) and/or the application of the Excess Proceeds (as defined in the Senior Subordinated Note Indenture) from any Asset Sale Offer (as defined in the Senior Subordinated Note Indenture), in each case, to redeem or repurchase Senior Subordinated Notes in accordance with Section 3.10 of the Senior Subordinated Note Indenture; (xvii) on the Final Completion Date (as defined in the Disbursement Agreement), payments on the Completion Guaranty Loan from amounts which are returned to Mall Construction Subsidiary from funds in the Mall Retainage/Punchlist Account (as defined in the Disbursement Agreement) in accordance with the Mall Escrow Agreement (as defined in the Disbursement Agreement); provided that such payments shall not be greater than all amounts previously deposited into the Mall Retainage/Punchlist Account from the Guaranty Deposit Account (as defined in the Disbursement Agreement); (xviii) (a) the repayment of all or a portion of the Completion Guaranty Loan with Available Funds to the extent permitted by the terms of the Disbursement Agreement and the Completion Guaranty or, after Completion, with funds received by the Company as a result of judgments or settlements of claims under the Project Documents (including insurance policies and the Construction Management Contract) and (xix) the repayment of the Substitute Tranche B Loan with the proceeds of the Permitted Construction Loan Refinancing or the assumption of the Substitute Tranche B Loan by the

Mall Subsidiary; provided, that at the time of, and after giving effect to, any Restricted Payment permitted under clauses (ii) (b) (to the extent that any Equity Interests are redeemed, retired or acquired from the cash proceeds from the sale or issuance of Equity Interests), (iii) (to the extent that any Subordinated Indebtedness is defeased, redeemed, retired, repurchased or otherwise acquired from the cash proceeds from the sale or issuance of other Subordinated Indebtedness or Equity Interests), (viii), (ix), (xii), and (xvii), no Default or Event of Default shall have occurred and be continuing or would occur as a consequence thereof.

         For purposes of determining the amount of Restricted Investments outstanding at any time, all Restricted Investments shall be valued at their fair market value at the time made (as determined in good faith by the Company's Board of Directors), and no adjustments will be made for subsequent changes in fair market value.

         Not later than the date of filing any quarterly or annual report, the Issuers shall deliver to the Mortgage Note Trustee an Officers' Certificate stating that each Restricted Payment made in the prior fiscal quarter was permitted and setting forth the basis upon which the calculations required by this Section 4.07 were computed, which calculations may be based upon the Issuers' latest available financial statements.

SECTION 4.08.    DIVIDEND AND OTHER PAYMENT RESTRICTIONS AFFECTING SUBSIDIARIES.

         The Issuers shall not, and shall not permit any of their Restricted Subsidiaries to, directly or indirectly, create or otherwise cause or suffer to exist or become effective any consensual encumbrance or consensual restriction on the ability of any such Restricted Subsidiary (other than Venetian) to (a)
(i) pay dividends or make any other distributions to the Issuers or any of their Restricted Subsidiaries (A) on their Capital Stock or (B) with respect to any other interest or participation in, or measured by, its profits, or (ii) pay any Indebtedness owed to the Issuers or any of their Restricted Subsidiaries (other than in respect of the subordination of such Indebtedness to the Mortgage Notes, the Mortgage Note Guaranties or any other Indebtedness incurred pursuant to the terms of this Indenture, as the case may be), (b) make loans or advances to the Issuers or any of their Restricted Subsidiaries or (c) sell, lease, or transfer any of their properties or assets to the Issuers or any of their Restricted Subsidiaries, except (in each case) for such encumbrances or restrictions existing under or by reason of (1) contractual encumbrances or restrictions in effect on the Issuance Date, (2) the Bank Credit Facility (and any related security agreements), this Indenture, the Mortgage Notes, the Mall Construction Loan Facility (and any related security agreements), any Mortgage Note Guaranties, the Collateral Documents, indebtedness incurred pursuant to clause
(g), (h), (j), (l), (n) or (o) of Section 4.09 hereof and any related security agreements, (3) the Senior Subordinated Note Indenture, the Senior Subordinated Notes and the Senior Subordinated Note Guaranties, (4) any instrument governing Indebtedness or Capital Stock of a Person acquired by the Company or any Restricted Subsidiary as in effect at the time of such acquisition (except to the extent such Indebtedness was incurred in connection with or in contemplation of such acquisition), which encumbrance or restriction is not applicable to any Person, or the properties or assets of any Person, other than the Person, or the property or assets of the Person, so acquired, provided that the Consolidated Cash Flow of such Person is not taken into account in determining whether such acquisition was permitted by the terms of this Indenture, (5) by reason of customary non-assignment provisions in leases entered into in the ordinary course of business and consistent with past practices and any leases permitted by Section 4.25, (6) purchase money obligations for property acquired in the ordinary course of business that impose restrictions of the nature discussed in clause (c) above on the property so acquired, (6) applicable law or any applicable rule or order of any Gaming Authority, (7) Permitted Liens, (8) customary restrictions imposed by asset sale or stock purchase agreements relating to the sale of assets or stock by the Issuers or any Restricted Subsidiary, or (9) any encumbrances or restrictions


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

imposed by any amendments, modifications, restatements, renewals, increases, supplements, refundings, replacements or refinancings of the contracts, instruments or obligations referred to in clauses (1) through (8) above, provided, that such amendments, modifications, restatements, renewals, increases, supplements, refundings, replacements or refinancings are, in the good faith judgment of the Company's Board of Directors, no more restrictive with respect to such dividend and other payment restrictions than those contained in the dividend or other payment restrictions prior to such amendment, modification, restatement, renewal, increase, supplement, refunding, replacement or refinancing.

SECTION 4.09.     LIMITATIONS ON INCURRENCE OF INDEBTEDNESS AND
                  ISSUANCE OF DISQUALIFIED STOCK.

         The Issuers shall not, and shall not permit any of their Restricted Subsidiaries to, directly or indirectly, create, incur, issue, assume, guarantee or otherwise become directly or indirectly liable with respect to (collectively, "incur" and correlatively, an "incurrence" of) any Indebtedness (including Acquired Indebtedness) or any shares of Disqualified Stock; provided, however, that the Issuers and their Restricted Subsidiaries may incur Indebtedness or issue shares of Disqualified Stock if (i) the Project is Completed and (ii) the Fixed Charge Coverage Ratio for the Company's most recently ended four full fiscal quarters for which internal financial statements are available immediately preceding the date of such incurrence would have been at least 2.0 to 1.0 determined on a pro forma basis (including a pro forma application of the net proceeds therefrom), as if the additional Indebtedness had been incurred or the Disqualified Stock had been issued, as the case may be, and application of proceeds had occurred at the beginning of such four-quarter period.

         The foregoing limitations will not apply to:

         (a) the incurrence by the Issuers or any of their Restricted Subsidiaries of Indebtedness under the Bank Credit Facility in an aggregate principal amount not to exceed at any one time $170.0 million, less (i) the aggregate amount of all principal repayments and mandatory prepayments (other than repayments made under a revolving loan facility prior to maturity or in connection with a refinancing permitted under this Indenture) actually made from time to time after the date of this Indenture with respect to such Indebtedness, and (ii) permanent reductions resulting from the application of Asset Sale or Event of Loss proceeds;

         (b) the incurrence by the Issuers or any of their Restricted Subsidiaries of any Existing Indebtedness;

         (c) the incurrence by the Issuers or any of their Restricted Subsidiaries of Indebtedness represented by the Mortgage Notes, the Mortgage Note Guaranties, the Senior Subordinated Notes, the Senior Subordinated Note Guaranties and obligations arising under the Collateral Documents to the extent that such obligations would constitute Indebtedness;

         (d) the incurrence by the Issuers or any of their Restricted Subsidiaries of Indebtedness (the "Refinancing Indebtedness") issued in exchange for, or the proceeds of which are used to extend, refinance, renew, replace, substitute or refund Indebtedness referred to in the first paragraph of this covenant or in clauses (b), (c), this clause (d), (g), (h), (j) or (l); provided, however, that (1) the principal amount of such Refinancing Indebtedness shall not exceed the principal amount of Indebtedness (or, in the case of Indebtedness with original issue discount, the accreted value of such Indebtedness) so extended, refinanced, renewed, replaced, substituted or refunded (plus the amount of reasonable expenses incurred and any premium paid in connection therewith), (2) if the Indebtedness being extended, refinanced, renewed, replaced, substituted or refunded is subordinate in right of payment to the Mortgage Notes, such Refinancing Indebtedness shall be subordinate in right and priority of payment to the

Mortgage Notes and any Mortgage Note Guaranty on terms at least as favorable to the Holders of Mortgage Notes and the Mortgage Note Guaranties as those contained in the documentation governing any subordinated Indebtedness being extended, refinanced, renewed, replaced, substituted or refunded, and (3) the Refinancing Indebtedness shall have a Weighted Average Life to Maturity equal to or greater than the Weighted Average Life to Maturity of the Indebtedness being extended, refinanced, renewed, replaced, substituted or refunded;

         (e) intercompany Indebtedness between or among the Issuers, any Mortgage Note Guarantor and any Wholly Owned Restricted Subsidiary of the Issuers; provided, however, the obligations to pay principal, interest or other amounts under such intercompany Indebtedness is subordinated to the payment in full of the Mortgage Notes and any Mortgage Note Guaranties;

         (f) Hedging Obligations that are incurred (1) for the purpose of fixing or hedging interest rate risk with respect to any floating rate Indebtedness that is permitted by the terms of this Indenture to be outstanding or (2) for the purpose of fixing or hedging currency exchange rate risk with respect to any currency exchanges;

         (g) the incurrence by the Issuers or any of their Restricted Subsidiaries of Indebtedness (which may include Capital Lease Obligations or purchase money obligations), incurred for the purpose of financing all or any part of the purchase or lease of personal property or equipment, including the Specified FF&E, used in the business of the Issuers or such Restricted Subsidiary, in an aggregate principal amount pursuant to this clause (g) (including any refinancings thereof pursuant to clause (d) above) not to exceed $100.0 million (plus accrued interest thereon and the amount of reasonable expenses incurred and premium paid in connection with any refinancing pursuant to clause (d) above) outstanding at any time;

         (h) the incurrence by the Issuers or any of their Restricted Subsidiaries of Non-Recourse Financing used to finance the purchase or lease of personal or real property used in the business of the Issuers or such Restricted Subsidiary; provided, that (i) such Non-Recourse Financing represents at least 75% of the purchase price of such personal or real property; (ii) the Indebtedness incurred pursuant to this clause (h) (including any refinancings thereof pursuant to clause (d) above) shall not exceed $50.0 million (plus the amount of reasonable expenses incurred and premium paid in connection with any refinancing pursuant to clause (d) above) outstanding at any time; and (iii) no such Indebtedness may be incurred pursuant to this clause (h) unless the Project is Completed and the Company shall have generated at least $10.0 million of Consolidated Cash Flow in one fiscal quarter;

         (i) to the extent that such incurrence does not result in the incurrence by the Issuers or any of their Restricted Subsidiaries of any obligation for the payment of borrowed money of others, Indebtedness incurred solely in respect of performance bonds, completion guarantees, standby letters of credit or bankers' acceptances; provided, that such Indebtedness was incurred in the ordinary course of business of the Issuers or any of their Restricted Subsidiaries and in an aggregate principal amount outstanding under this clause
(i) at any one time of less than $20.0 million;

         (j) the incurrence by the Issuers or any of their Restricted Subsidiaries of Subordinated Indebtedness to the Sole Stockholder pursuant to an advance under the Completion Guaranty in an aggregate amount not to exceed $25.0 million plus accrued interest thereon; provided that such Subordinated Indebtedness has a Weighted Average Life to Maturity greater than the Senior Subordinated Notes and is by its terms subordinated to the Mortgage Notes and the Senior Subordinated Notes;


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

         (k) the incurrence by the Issuers of up to $140.0 million of Indebtedness represented by the Mall Construction Loan Facility;

         (l) the incurrence by the Issuers of Indebtedness represented by the Substitute Tranche B Loan plus accrued interest thereon; provided that such Indebtedness has a Weighted Average Life to Maturity at least one day later than the Senior Subordinated Notes and is by its terms subordinated to the Mortgage Notes;

         (m) the incurrence by the Issuers of unsecured Indebtedness (subordinated in right of payment to the Senior Subordinated Notes) issued in connection with the Employee Stock Buybacks permitted under clause (xi) of
Section 4.07 hereof;

         (n) the incurrence by the Issuers or any Restricted Subsidiary of
(A)(i) at any time prior to Completion, additional Indebtedness under clause (a) or (k) in an aggregate amount not to exceed $20.0 million, plus (ii) after a default under the Disbursement Agreement and at any time prior to Completion, additional Indebtedness under clause (a) or (k) in an aggregate amount not to exceed $30.0 million (provided that Indebtedness incurred pursuant to this clause (n)(A)(ii) is matched, dollar for dollar, by additional equity investments by the Sole Stockholder or an Affiliate of the Sole Stockholder), in the case of each of clause (A)(i) and (A)(ii), incurred in accordance with the Intercreditor Agreement and (B) after Completion, additional Indebtedness in an aggregate amount at any time outstanding not to exceed $25.0 million (less any amounts incurred pursuant to clause (n)(A) above that remain outstanding after Completion);

         (o) after Completion, the incurrence by the Issuers or any of their Restricted Subsidiaries of Indebtedness under any Working Capital Facility in an aggregate amount at any time outstanding not to exceed $20.0 million;

         (p) the incurrence by the Issuers of Indebtedness incurred for the purpose of financing all or any part of the purchase or lease of gaming equipment to be used in connection with the casino located at the casino resort to be owned by Phase II Subsidiary or any casino operated pursuant to an Other Phase II Agreement in an aggregate amount at any time outstanding not to exceed $10.0 million; provided, that upon default under such Indebtedness, the lender under such Indebtedness may seek recourse or payment against the Issuers only through the return or sale of the property or equipment so purchased or leased and may not otherwise assert a valid claim for payment on such Indebtedness against the Issuers or any other property of the Issuers; and

         (q) the guaranty by the Issuers or any Restricted Subsidiary of Indebtedness of the Issuers or a Restricted Subsidiary that was permitted to be incurred by another provision of this covenant.

         The Issuers shall not permit any of their Unrestricted Subsidiaries or Special Subsidiaries to incur any Indebtedness (including Acquired Indebtedness) or issue any shares of Disqualified Stock, other than Non-Recourse Indebtedness; provided, however, that if any such Unrestricted Subsidiary or Special Subsidiary ceases to remain an Unrestricted Subsidiary or Special Subsidiary, such event shall be deemed to constitute the incurrence of the Indebtedness in such Subsidiary by a Restricted Subsidiary.

         For purposes of determining compliance with this Section 4.09, in the event that an item of Indebtedness meets the criteria of more than one of the categories of Indebtedness permitted in clauses (a) through (q) above or is entitled to be incurred pursuant to the first paragraph of this Section 4.09, the Issuers shall, in their sole discretion, classify such item of Indebtedness in any manner that complies with this Section 4.09 and such item of Indebtedness will be treated as having been incurred pursuant to only such clause or clauses or pursuant to the first paragraph hereof. Accrual of interest, the accretion of accreted value or principal and the payment of interest in the form of additional Indebtedness will not be deemed to be an incurrence of Indebtedness for purposes of this Section 4.09.

SECTION 4.10.     ASSET SALES.

         The Issuers shall not, and shall not permit any of their Restricted Subsidiaries to, consummate an Asset Sale, unless (w) no Default or Event of Default exists or is continuing immediately prior to or after giving effect to such Asset Sale, (x) the Issuers, or their Restricted Subsidiaries, as the case may be, receive consideration at the time of such Asset Sale at least equal to the fair market value (as determined by the Board of Directors and set forth in an Officers' Certificate delivered to the Mortgage Note Trustee) of the assets sold or otherwise disposed of and (y) at least 85% of the consideration therefor received by either of the Issuers or any Restricted Subsidiary, as the case may be, is in the form of cash or Cash Equivalents; provided, however, that the amount of (A) any liabilities (as shown on such Issuers', or such Restricted Subsidiary's, as the case may be, most recent balance sheet or in the notes thereto) of the Issuers, or such Restricted Subsidiary, as the case may be (other than liabilities that are by their terms expressly subordinated to the Mortgage Notes or any Mortgage Note Guaranty), that are assumed by the transferee of any such assets and (B) any notes or other obligations received by the Issuers, or any Restricted Subsidiary, as the case may be, from such transferee that are converted by the Issuers, or such Restricted Subsidiary, as the case may be, into cash (to the extent of the cash received) within 20 Business Days following the closing of such Asset Sale, shall be deemed to be cash only for purposes of satisfying clause (y) of this Section 4.10 and for no other purpose.

         Within 180 days after any such Issuer's or any Restricted Subsidiary's receipt of the Net Proceeds of any Asset Sale, any such Issuer or such Restricted Subsidiary may apply the Net Proceeds from such Asset Sale (i) to permanently reduce Indebtedness under the Bank Credit Facility or other Indebtedness that is not Subordinated Indebtedness, (ii) in an investment in any one or more business, capital expenditure or other tangible asset of the Issuers or any Restricted Subsidiary, in each case, engaged, used or useful in the Principal Business, or (iii) for working capital purposes in an aggregate amount not to exceed $20.0 million, in each case, with no concurrent obligation to make an offer to purchase any Mortgage Notes. Pending the final application of any such Net Proceeds, such Issuer or such Restricted Subsidiary may temporarily reduce Indebtedness under the Bank Credit Facility or another revolving credit facility, if any, or otherwise invest such Net Proceeds in Cash Equivalents which shall be pledged to the Mortgage Note Trustee or an agent thereof (including an agent under the Bank Credit Facility) as security for the holders of Mortgage Notes with the same relative priority with respect to the other secured creditors as the priority of the Liens securing the asset that is the subject of the Asset Sale, except (i) such Cash Equivalents shall be pledged to the Disbursement Agent as security for the Lenders prior to Completion and (ii) such Cash Equivalents need not be pledged to the Mortgage Note Trustee or an agent thereof (including an agent under the Bank Credit Facility) to the extent that the assets subject to such Asset Sale were not subject to Liens securing the Note Collateral prior to such Asset Sale. Any Net Proceeds from the Asset Sale that are not invested or used to repay Indebtedness or as working capital within 180 days of receipt as provided in the first sentence of this paragraph shall be deemed to constitute "Excess Proceeds." When the aggregate amount of Excess Proceeds exceeds $10.0 million, the Issuers shall, subject to any repayment obligations owed to the lenders under the Bank Credit Facility and the Mall Construction Lender, make an offer to all Holders of Mortgage Notes (an "Asset Sale Offer") to purchase the maximum principal amount of Mortgage Notes, that is an integral multiple of $1,000, that may be purchased out of the Excess Proceeds at an offer price in cash in an amount equal to 101% of the principal amount thereof, plus accrued and unpaid interest and Liquidated Damages, if any, to the date fixed for the closing of such offer, in accordance with the procedures set forth in Section 3.10 hereof. To the extent that the aggregate amount of Mortgage Notes tendered pursuant to an Asset


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

Sale Offer is less than the applicable Excess Proceeds, the Issuers may use any remaining Excess Proceeds for general corporate purposes or to offer to redeem Senior Subordinated Notes pursuant to the provisions of Section 3.10 of the Senior Subordinated Note Indenture. If the aggregate amount of Mortgage Notes surrendered by Holders thereof exceeds the amount of Excess Proceed, the Mortgage Note Trustee shall select the Mortgage Notes to be purchased in accordance with Section 3.02 and 3.03 hereof. Upon completion of any such Asset Sale Offer, the amount of Excess Proceeds shall be deemed reset at zero.

         The Issuers or such Restricted Subsidiary shall grant (i) to the lenders under the Bank Credit Facility a first priority lien and (ii) to the Mortgage Note Trustee, on behalf of the holders of the Mortgage Notes, a second priority lien, in each case, on any properties or assets acquired with the Net Proceeds of any such Asset Sale to the extent that the assets subject to such Asset Sale were subject to Liens securing the Note Collateral prior to such Asset Sale. To the extent that any assets subject to an Asset Sale were subject to Liens securing the Mall Collateral prior to such Asset Sale, the Issuers or such Restricted Subsidiary shall grant (i) to the Mall Construction Lender a first priority lien, (ii) to the lenders under the Bank Credit Facility a second priority lien and (iii) to the Mortgage Note Trustee, on behalf of the Holders of the Mortgage Notes, a third priority lien, in each case, on any property or assets acquired with the Net Proceeds of any such Asset Sale.

SECTION 4.11.     EVENT OF LOSS.

          Upon the occurrence of any Event of Loss with respect to Note Collateral with a fair market value (or replacement cost, if greater) in excess of $1.5 million, the Issuers or the affected Restricted Subsidiary, as the case may be, may apply the Net Loss Proceeds from such Event of Loss to (X) the rebuilding, repair, replacement or construction of improvements to the Project, with no concurrent obligation to make any purchase of any Mortgage Notes; provided that (A) if such Event of Loss occurs prior to Completion, the Issuers ability to apply such Net Loss Proceeds to rebuild, repair, replace or construct improvements to the Project shall be subject to the terms of the Disbursement Agreement and (B) if such Event of Loss occurs on or after Completion, the Issuers deliver to the Mortgage Note Trustee within 90 days of such Event of Loss (i) a written opinion from a reputable architect that the Project can be rebuilt, repaired, replaced, or constructed and Completed within one year of delivery of such opinion (or if later, the Outside Completion Date) substantially in the condition prior to such Event of Loss and (ii) an Officers' Certificate certifying that the Issuers have available from Net Loss Proceeds, cash on hand or available borrowings under Indebtedness permitted to be incurred pursuant to Section 4.09 hereof to complete such rebuilding, repair, replacement or construction, (Y) permanently reduce Indebtedness or commitments under the Bank Credit Facility or other Indebtedness that is not Subordinated Indebtedness or (Z) for working capital purposes in an aggregate amount not to exceed $20.0 million, in each case, with no concurrent obligation to make an offer to purchase Mortgage Notes. Pending the final application of any such Net Loss Proceeds, the Issuers or the applicable Restricted Subsidiary, as the case may be, may temporarily reduce Indebtedness under the Bank Credit Facility or another revolving credit facility, if any, or otherwise invest such Net Loss Proceeds in Cash Equivalents which shall be pledged to the Mortgage Note Trustee or an agent thereof (including the agent under the Bank Credit Facility) as security for the Holders of Mortgage Notes with the same relative priority with respect to the other secured creditors as the priority of the Liens securing the asset that is the subject of the Event of Loss, except (i) such Cash Equivalents shall be pledged to the Disbursement Agent as security for the lenders prior to Completion and (ii) after Completion, such Cash Equivalents need not be pledged to the Mortgage Note Trustee or an agent thereof (including the agent under the Bank Credit Facility) to the extent that the assets subject to such Event of Loss were not subject to Liens securing the Note Collateral prior to such Event of Loss. Any Net Loss Proceeds from an Event of Loss that are not reinvested or


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

used to repay Indebtedness or as working capital as provide in the first sentence of this paragraph will be deemed to constitute "Excess Loss Proceeds." When the aggregate amount of Excess Loss Proceeds exceeds $10.0 million, the Issuers shall, subject to any repayment obligations owed to the lenders under the Bank Credit Facility and Mall Construction Lender, make an offer to all holders of Mortgage Notes (an "Event of Loss Offer") to purchase the maximum principal amount of Mortgage Notes, that is an integral multiple of $1,000, that may be purchased out of the Excess Loss Proceeds at an offer price in cash in an amount equal to 100% of the principal amount thereof, plus accrued and unpaid interest and Liquidated Damages, if any, to the date fixed for the closing of such offer, in accordance with the procedures set forth in Section 3.10 hereof. To the extent that the aggregate amount of Mortgage Notes tendered pursuant to an Event of Loss Offer is less than the applicable Excess Loss Proceeds, the Issuers may use any remaining Excess Loss Proceeds for general corporate purposes or to offer to redeem Senior Subordinated Notes pursuant to Section
3.10 of the Senior Subordinated Note Indenture. If the aggregate principal amount of Mortgage Notes surrendered by Holders thereof exceeds the amount of Excess Loss Proceeds, the Mortgage Note Trustee shall select the Mortgage Notes to be purchased in accordance with Sections 3.02 and 3.03 hereof. Upon completion of any such Event of Loss Offer, the amount of Excess Loss Proceeds shall be reset at zero.

         The Issuers or such Restricted Subsidiary shall grant (i) to the lenders under the Bank Credit Facility a first priority lien and (ii) to the Mortgage Note Trustee, on behalf of the holders of the Mortgage Notes, a second priority Lien, in each case, on any properties or assets rebuilt, repaired or constructed with such Net Loss Proceeds to, the extent that the assets subject to the Event of Loss were subject to Liens securing the Note Collateral prior to such Event of Loss. If the Event of Loss occurred prior to Completion, then to the extent that any assets subject to an Event of Loss were subject to liens securing the Mall Collateral prior to such Event of Loss, this Indenture will also require the Issuers or the applicable Restricted Subsidiary to grant (i) to the Mall Construction Lender a first priority lien, (ii) to the lenders under the Bank Credit Facility a second priority lien and (iii) to the Mortgage Note Trustee, on behalf of the Holders of the Mortgage Notes, a third priority Lien, in each case on any property or assets rebuilt, repaired or constructed with the Net Loss Proceeds of any such Event of Loss.

SECTION 4.12.     TRANSACTIONS WITH AFFILIATES.

         The Issuers shall not, and shall not permit any of their Restricted Subsidiaries or Special Subsidiaries to, sell, lease, transfer or otherwise dispose of any of its properties or assets to, or purchase any property or assets from, or enter into any contract, agreement, understanding, loan, advance or guaranty with, or for the benefit of, any Affiliate (each of the foregoing, an "Affiliate Transaction"), unless (a) such Affiliate Transaction is on terms that are no less favorable to the Company or the relevant Restricted Subsidiary or Special Subsidiary than those that would have been obtained in a comparable transaction by the Company or such Restricted Subsidiary or Special Subsidiary with an unrelated Person and (b) the Company delivers to the Mortgage Note Trustee (i) with respect to any Affiliate Transaction involving aggregate payments in excess of (A) $500,000, an Officers' Certificate certifying that such Affiliate Transaction complies with clause (a) above, or (B) $1.0 million, a resolution adopted by a majority of the disinterested non-employee directors of the Board of Directors approving such Affiliate Transaction and set forth in an Officers' Certificate certifying that such Affiliate Transaction complies with clause (a) above and (ii) with respect to any Affiliate Transaction that is a loan transaction involving a principal amount in excess of $10.0 million or any other type of Affiliate Transaction involving aggregate payments in excess of $10.0 million, an opinion as to the fairness to the Company or such Restricted Subsidiary or Special Subsidiary from a financial point of view issued by an Independent Financial Advisor. The foregoing provisions shall not apply to the following: (f) rental payments from Mall Subsidiary to Venetian under the Billboard Lease, as in effect on the date of this Indenture; (g) the lease agreement relating to a restaurant to be operated by Wolfgang Puck and currently contemplated to be known as "Oba Chine" on terms that are no less favorable to the Company or the relevant Restricted Subsidiary or Special Subsidiary than those that would have been obtained with an unrelated Person; (h) the Services Agreement, as in effect on the date of this Indenture; (i) the Other Phase II Agreements on terms that are no less favorable to the Company or the relevant Restricted Subsidiary or Special Subsidiary than those that would have been obtained with an unrelated Person; (j) purchases of materials or services from a Joint Venture Supplier by the Issuers or any of their Restricted Subsidiaries or Special Subsidiaries in the ordinary course of business on arm's length terms; (k) any employment, indemnification, noncompetition or confidentiality agreement entered into by either of the Issuers or any of their Restricted Subsidiaries or Special Subsidiaries with their employees or directors in the ordinary course of business (other than an employment agreement with the Sole Stockholder); (l) loans or advances to employees of the Issuers or their Restricted Subsidiaries or Special Subsidiaries (i) to fund the exercise price of options granted under employment agreements or the Issuers' stock option plans, in each case, as in effect on the date of this Indenture or (ii) for any other purpose not to exceed $2.0 million in the aggregate outstanding at any one time under this clause
(ii); (m) the payment of reasonable fees to directors of the Issuers and their Restricted Subsidiaries and Special Subsidiaries who are not employees of the Issuers or their Restricted Subsidiaries or Special Subsidiaries; (n) the grant of stock options or similar rights to employees and directors of either of the Issuers pursuant to agreements or plans approved by the Board of Directors of the Company or the managing member of Venetian and any repurchases of stock options of the Issuers from such employees to the extent provided for in such plans or agreements or permitted under clause (xi) of Section 4.07 hereof; (o) transactions between or among the Issuers and/or any of their Restricted Subsidiaries or transactions between or among the Special Subsidiaries and/or any Wholly-Owned Subsidiary of Special Subsidiaries; (p) with respect to the Issuers and any Restricted Subsidiary, Restricted Payments permitted under
Section 4.07 hereof and with respect to any Special Subsidiary, Special Subsidiary Restricted Payments permitted under Section 4.27; (q) purchases of Equity Interests of the Issuers (other than Disqualified Stock) by any stockholder or member of the Issuers (or an Affiliate of a stockholder or member of the Issuers); (r) the Completion Guaranty and related Completion Guaranty Loan; (s) the transactions contemplated by the Cooperation Agreement, the Mall Lease, the Sale and Contribution Agreement and the HVAC Services Agreement, in each case, as in effect on the date hereof; (t) the use of the Congress Center by an Affiliate of the Issuers; provided that Venetian receives fair market value for the use of such property, as determined in the reasonable discretion of the Board of Directors of the Company; (u) the transactions contemplated in Offering Circular relating to the Offering under the caption "Certain Transactions--Temporary Lease," "--Retirement Plan" and "--Airplane Expenses";
(v) transactions relating to the Permitted Construction Loan Refinancing, including the Tranche B Take-out Commitment and the guaranty by the Sole Stockholder of the loan to be made under the Tranche A Take-out Commitment; (w) transactions relating to the guaranty of Tranche B Loan of the Mall Construction Loan Facility by the Sole Stockholder, including the making of the Substitute Tranche B Loan; (x) the transfer of the Phase II Land to the Phase II Subsidiary and, upon Completion and in accordance with the Sale and Construction Agreement, the transfer of the Mall Collateral to the Mall Subsidiary; and (y) the Company or Venetian may enter into and perform their obligations under a gaming operations lease or management agreement with Phase II Subsidiary relating to the casino to be operated in the casino resort owned by the Phase II Subsidiary on terms substantially similar to those of the Casino Lease except that (i) the rent payable to the Phase II Subsidiary under such lease shall be equal to all revenue derived from such casino minus the sum of (1) the operating costs related to such casino (including an allocated portion (based on gaming revenue) of the Company's or Venetian's, as the case may be, administrative costs related to its gaming operations) and (2) the lesser of $250,000 or 1.0% of such casino's operating income (or zero if there is an operating loss) (determined in accordance with generally accepted accounting principles), (ii) the Company or Venetian, as the case may be, may agree that they shall operate the casino in the resort owned by the Phase II Subsidiary and the Casino in the Project in substantially similar manners and (iii) the Company


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

or Venetian, as the case may be, may agree to have common gaming and surveillance operations in such casinos (based on equal allocations of revenues and operating costs).

SECTION 4.13.     LIENS.

         The Issuers shall not, and shall not permit any of their Restricted Subsidiaries to, directly or indirectly create, incur, assume or suffer to exist any Lien on any asset owned as of the Issuance Date or thereafter acquired by the Issuers or any such Restricted Subsidiary, or any income or profits therefrom, or assign or convey any right to receive income therefrom, except, in each case, Permitted Liens.

SECTION 4.14.     LINE OF BUSINESS.

         For so long as any Mortgage Notes are outstanding, the Issuers shall not, and shall not permit any of their Restricted Subsidiaries or Special Subsidiaries to, engage in any business or activity other than, (i) with respect to the Issuers and their Restricted Subsidiaries, the Principal Business, and
(ii) with respect to any Special Subsidiary, the Special Subsidiary Principal Business, except, in each case, to such extent as would not be material to (a) the Issuers and their Subsidiaries taken as a whole or (b) the Special Subsidiary, respectively.

SECTION 4.15.     CORPORATE EXISTENCE.

         Subject to Article 5 and Article 11 hereof, as the case may be, each of the Issuers and each of the Mortgage Note Guarantors shall do or cause to be done all things necessary to preserve and keep in full force and effect (i) its corporate or limited liability company existence, and the corporate, limited liability company, partnership or other existence of each of its Subsidiaries, in accordance with the respective organizational documents (as the same may be amended from time to time) of the Issuers, any such Mortgage Note Guarantor or any such Subsidiary and (ii) the material rights (charter and statutory), licenses and franchises of the Issuers, the Mortgage Note Guarantors and their respective Subsidiaries; provided, however, that the Issuers and the Mortgage Note Guarantors shall not be required to preserve any such right, license or franchise, or the corporate, partnership or other existence of any of their respective Subsidiaries, if the Board of Directors of the Company shall determine that the preservation thereof is no longer desirable in the conduct of the business of the Issuers, the Mortgage Note Guarantors and their Subsidiaries, taken as a whole, and that the loss thereof would not have a material adverse effect on the Holders of the Mortgage Notes.

SECTION 4.16.     OFFER TO REPURCHASE UPON CHANGE OF CONTROL.

         Upon the occurrence of a Change of Control, the Issuers shall make an offer to each Holder of Mortgage Notes to purchase all or any part (equal to $1,000 or an integral multiple thereof) of the Mortgage Notes pursuant to the offer described below (the "Change of Control Offer") at a price in cash (the "Change of Control Payment") equal to 101% of the aggregate principal amount thereof, plus accrued and unpaid interest and Liquidated Damages, if any, to the date of purchase. Such Change of Control Offer shall be made in accordance with the procedures set forth in Article 3 hereof. The Issuers shall commence such Change of Control Offer by mailing the notice set forth in Section 3.10 hereof to Holders of Mortgage Notes.


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

SECTION 4.17.     DESIGNATION OF UNRESTRICTED SUBSIDIARY

         The Board of Directors of the Company may designate any Restricted Subsidiary to be an Unrestricted Subsidiary; provided, that: (i) at the time of designation, the Investment by either of the Issuers and any of their Restricted Subsidiaries in such Subsidiary (other than Permitted Investments) shall be deemed a Restricted Investment (to the extent not previously included as a Restricted Investment) made on the date of such designation in the amount of the fair market value of such Investment as determined in good faith by the Board of Directors and, in the case of Investments in excess of $5.0 million, supported by a fairness opinion issued by an accounting, appraisal or investment banking firm of national standing, (ii) since the Issuance Date, such Unrestricted Subsidiary has not acquired any assets from the Issuers or any Restricted Subsidiary other than as permitted by the provisions of this Indenture, including Sections 4.07 and 4.10 hereof; (iii) at the time of designation, no Default or Event of Default has occurred and is continuing or results immediately after such designation or as a result of any Restricted Investment made in such Subsidiary at the time of such designation; (iv) at the time of designation, such Subsidiary has no Indebtedness other than Non-Recourse Indebtedness of such Subsidiary; (v) such Subsidiary does not own any Equity Interests in a Restricted Subsidiary; and (vi) such Subsidiary does not own or operate or possess any material license, franchise or right used in connection with the ownership or operation of any part of the Project Assets of the Project or any material portion of the Project Assets of the Project.

         A Subsidiary shall cease to be an Unrestricted Subsidiary and shall become a Restricted Subsidiary if either (i) at any time while it is a Subsidiary of the Issuers (1) such Subsidiary acquires any assets from the Issuers or any Restricted Subsidiary other than as permitted by this Indenture, including Sections 4.07 and 4.10 hereof; (2) such Subsidiary has any Indebtedness other than Non-Recourse Indebtedness of such Subsidiary; (3) such Subsidiary owns any Equity Interests in a Restricted Subsidiary of the Issuers; or (4) such Subsidiary owns or operates or possesses any material license, franchise or right used in connection with the ownership or operation of any part of the Project Assets of the Project or (ii) the Board of Directors of the Company designates such Unrestricted Subsidiary to be a Restricted Subsidiary and no Default or Event of Default occurs or is continuing immediately after such designation.

         As of the Issuance Date, each of Phase II Subsidiary, Phase II Manager and Phase II Holdings is designated an Unrestricted Subsidiary. Any future designation by the Board of Directors of the Company shall be evidenced to the Mortgage Note Trustee by filing with the Mortgage Note Trustee a certified copy of the resolutions of the Board of Directors of the Company giving effect to such designation and an Officers' Certificate certifying that such designation complied with the foregoing conditions.

         After the transfer of the Phase II Land to the Phase II Subsidiary, the Phase II Land shall not be sold, leased or transferred to an Affiliate of the Issuers other than an Issuer, any Restricted Subsidiary or any Unrestricted Subsidiary that is a Subsidiary of Phase II Intermediate Holdings and which Person the Sole Stockholder does not own any Equity Interest, directly or indirectly, except through the Issuers.

SECTION 4.18.     DESIGNATION OF SPECIAL SUBSIDIARY

         The Board of Directors of the Company may designate any Restricted Subsidiary to be any Restricted Subsidiary to be a Special Subsidiary; provided, that: (i) at the time of designation, the Investment by either of the Issuers and any of their Restricted Subsidiaries in such Subsidiary (other than Permitted Investments) shall be deemed a Restricted Investment (to the extent not previously included as a Restricted Investment) made on the date of such designation in the amount of the fair market value of such Investment as determined in good faith by the Board of Directors of the Company and, in the case


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

of Investments in excess of $5.0 million, supported by a fairness opinion issued by an accounting, appraisal or investment banking firm of national standing;
(ii) since the Issuance Date, such Special Subsidiary has not acquired any assets from the Issuers or any Restricted Subsidiary other than as permitted by the Indenture, including Sections 4.07 and 4.10 hereof; (iii) at the time of designation, no Default or Event of Default has occurred and is continuing or results immediately after such designation or as a result of any Restricted Investment made in such Subsidiary at the time of such designation; (iv) at the time of designation, such Subsidiary has no Indebtedness other than Non-Recourse Indebtedness of such Subsidiary; (v) such Subsidiary does not own any Equity Interests in a Restricted Subsidiary; and (vi) such Subsidiary does not own or operate or possess any material license, franchise or right used in connection with the ownership or operation of any part of the Project Assets of the Project or any material portion of the Project Assets of the Project.

         A Subsidiary shall cease to be a Special Subsidiary and shall become a Restricted Subsidiary if either (i) at any time while it is a Subsidiary of the Issuers (1) such Subsidiary acquires any assets from the Issuers or any Restricted Subsidiary other than as permitted by the provisions of this Indenture, including Section 4.07 and 4.10 hereof; (2) such Subsidiary has any Indebtedness other than Non-Recourse Indebtedness of such Subsidiary; (3) such Subsidiary owns any Equity Interests in a Restricted Subsidiary of the Issuers; or (4) such Subsidiary owns or operates or possesses any material license, franchise or right used in connection with the ownership or operation of any part of the Project Assets of the Project or (ii) the Issuers designate such Special Subsidiary to be a Restricted Subsidiary and no Default or Event of Default occurs or is continuing immediately after such designation.

         As of the Issuance Date, each of Mall Subsidiary, Mall Manager and Mall Holdings is designated a Special Subsidiary. Any future designation by the Board of Directors shall be evidenced to the Mortgage Note Trustee by filing with the Mortgage Note Trustee a certified copy of the resolution of the Board of Directors of the Company giving effect to such designation and an Officers' Certificate certifying that such designation complied with the foregoing conditions.

SECTION 4.19.     GAMING LICENSES.

         The Issuers shall use their best efforts to obtain and retain in full force and effect at all times all Gaming Licenses necessary for the operation of the Project.

SECTION 4.20.     CONSTRUCTION.

         The Issuers shall cause construction of the Project, including the furnishing, fixturing and equipping thereof, to be prosecuted with diligence and continuity in a good and workerlike manner substantially in accordance with the Plans and Specifications within the Project Budget.

SECTION 4.21.     MAINTENANCE OF INSURANCE AND AMENDMENT OF THE COOPERATION
                  AGREEMENT.

         Until the Mortgage Notes have been paid in full, the Issuers shall, and shall cause their Restricted Subsidiaries to, maintain the specified levels of insurance set forth in the Cooperation Agreement (whether or not the Cooperation Agreement is then in force). The Issuers shall not amend, waive or modify Articles X and XI of the Cooperation Agreement.


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

SECTION 4.22.     LIMITATION ON STATUS AS INVESTMENT COMPANY.

         None of the Issuers and their Restricted Subsidiaries shall become an Investment Company subject to registration as an "investment company" (as that term is defined in the Investment Company Act of 1940, as amended).

SECTION 4.23.     COLLATERAL DOCUMENTS.

         None of the Issuers or any of their Restricted Subsidiaries shall amend, waive or modify, or take or refrain from taking any action that has the effect of amending, waiving or modifying, any provision of the Collateral Documents to the extent that such amendment, waiver, modification or action could have an adverse effect on the rights of the Mortgage Note Trustee or the Holders of the Mortgage Notes; provided, that: (i) the Note Collateral may be released or modified as expressly provided in this Indenture and in the Collateral Documents, the Intercreditor Agreement and the Sole Stockholder Intercreditor Agreement; (ii) any Mortgage Note Guaranty may be released as expressly provided in this Indenture and in the Collateral Documents; (iii) the Project Budget may be amended as expressly provided in the Disbursement Agreement; and (iv) this Indenture and any of the Collateral Documents may be otherwise amended, waived or modified as set forth under Article 9 hereof.

SECTION 4.24.     FURTHER ASSURANCES.

         The Issuers shall (and shall cause each of their Restricted Subsidiaries to) do, execute, acknowledge, deliver, record, re-record, file, re-file, register and re-register, any and all such further acts, deeds, conveyances, security agreements, mortgages, assignments, estoppel certificates, financing statements and continuations thereof, termination statements, notices of assignment, transfers, certificates, assurances and other instruments as may reasonably be required from time to time in order (i) to carry out more effectively the express purposes of the Collateral Documents, (ii) to subject to the Liens created by any of the Collateral Documents any of the properties, rights or interests required to be encumbered thereby and contemplated thereby,
(iii) to perfect and maintain the validity, effectiveness and priority of any of the Collateral Documents and the Liens intended to be created thereby and contemplated thereby, and (iv) to better assure, convey, grant, assign, transfer, preserve, protect and confirm to the Mortgage Note Trustee any of the rights granted or now or hereafter intended by the parties thereto to be granted to the Mortgage Note Trustee or under any other instrument executed in connection therewith or granted to the Issuers under the Collateral Documents or under any other instrument executed in connection therewith.

SECTION 4.25.     RESTRICTIONS ON LEASING AND DEDICATION OF PROPERTY.

         The Issuers shall not, and shall not permit any of their Restricted Subsidiaries to, lease, sublease, or grant a license, concession or other agreement to occupy, manage or use any real or personal Project Assets owned or leased by the Issuers or any Restricted Subsidiary (each, a "Lease Transaction"), other than the following Lease Transactions:

     (a) the Issuers or any Restricted Subsidiary may enter into a Lease Transaction with respect to any space on or within the Project with any Person (other than an Unrestricted Subsidiary); provided that (i) such Lease Transaction will not materially interfere with, impair or detract from the operations of any of the Project Assets and will, in the reasonable judgement of the Issuers, enhance the value and operations of the Project and (ii) such Lease Transaction is at a fair market rent (in light of other similar or comparable prevailing commercial transactions) and contains such other terms such that the Lease Transaction, taken as a whole, is commercially reasonable and fair to the Issuers or such Restricted


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

Subsidiary in light of prevailing or comparable transactions in other casinos, hotels, attractions or shopping venues comparable to the Project;

         (b) the Issuers or any Restricted Subsidiary may enter into a Lease Transaction with any Unrestricted Subsidiary or Special Subsidiary with respect to (i) the Mall Space and (ii) the Phase II Land;

         (c) the Issuers may enter into Lease Transactions with any Wholly Owned Restricted Subsidiary of the Issuers, including the lease of the Casino by the Company from Venetian and the Billboard Lease;

         (d) the Issuers or any Restricted Subsidiary may enter into a management or operating agreement with respect to any Project Asset, including any hotel (other than any Project Asset or space used for any casino or gaming operations) with any Person (other than an Unrestricted Subsidiary); provided that (i) the manager or operator has experience in managing or operating similar operations and (ii) such management or operating agreement is on commercially reasonable and fair terms to the Issuers or such Restricted Subsidiary (in either case, in the reasonable judgment of the Issuers);

         (e) the Issuers may dedicate space for the purpose of constructing (i) a mass transit system, (ii) a pedestrian bridge over or pedestrian tunnel under Las Vegas Boulevard and Sands Avenue or similar structures to facilitate pedestrian or traffic flow, and (iii) a right turn lane or other roadway dedication at or near the Project; provided that, in each case, such dedication does not materially impair the use or operations of the Project;

         (f) the Mall Management Agreement and any Lease Transaction where the interest created is a Permitted Lien;

         (g) to the extent permitted under Section 4.12, any use or lease agreement between Interface and Venetian relating to the Congress Center; and

         (h) Venetian may enter into the HVAC Services Agreement.

         Notwithstanding the foregoing, the Issuers shall not enter into any Lease Transaction: (1) if, except in the case of clause (h), at the time of such proposed Lease Transaction, a Default or Event of Default has occurred and is continuing or would occur immediately after entering into such Lease Transaction (or immediately after any extension or renewal of such Lease Transaction made at the option of the Issuers or any Restricted Subsidiary); (2) no gaming or casino operations may be conducted on any Project Asset that is the subject of such Lease Transaction other than by the Issuers, a Restricted Subsidiary or pursuant to any Other Phase II Agreements; and (3) no Lease Transaction may provide that the Issuers or any Restricted Subsidiary may subordinate its fee or leasehold interest to any lessee or any party providing financing to any lessee.

         The Mortgage Note Trustee shall at the request of the Issuers or any Restricted Subsidiary enter into a commercially customary leasehold non-disturbance and attornment agreement with the lessee under any Lease Transaction permitted under the covenant described above. Such agreement, among other things, shall provide that if the interests of the Issuers (or in the case of a Lease Transaction being entered by a Restricted Subsidiary, the interests of the Restricted Subsidiary) in the Project Assets subject to the Lease Transaction are acquired by the Mortgage Note Trustee (on behalf of the holders of the Mortgage Notes), whether by purchase and sale, foreclosure, or deed in lieu of foreclosure or in any other way, or by a successor to the Mortgage Note Trustee, including without limitation a purchaser at a foreclosure sale, then
(A) the interests of the lessee in the Project Assets subject to the Lease Transaction shall


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

continue in full force and effect and shall not be terminated or disturbed, except in accordance with the lease documentation applicable to the Lease Transaction, and (B) the lessee in the Lease Transaction shall attorn to and be bound to the Mortgage Note Trustee (on behalf of the Holders), its successors and assigns under all terms, covenants and conditions of the lease documentation applicable to the Lease Transaction. Such agreement shall also contain such other provisions that are commercially customary and that will not materially and adversely affect the Lien granted by any of the Mortgage Note Indenture Fee Deed of Trust, the Mortgage Note Indenture Leasehold Deed of Trust or the Mortgage Note Indenture Mall Parcel Fee Deed of Trust, in each case, as certified to the Mortgage Note Trustee by an Officer of the Company.

SECTION 4.26.     MORTGAGE NOTE GUARANTIES.

         The Issuers shall, and shall cause each of their Restricted Subsidiaries, to comply with Section 11.02 hereof.

SECTION 4.27.     SPECIAL SUBSIDIARY RESTRICTED PAYMENTS.

         Any Special Subsidiary shall not and shall not permit any of its Subsidiaries to, directly or indirectly: (i) declare or pay any dividend or make any distribution on account of its Equity Interests (including, without limitation, any payment in connection with any merger or consolidation involving such Special Subsidiary or its Subsidiaries) (other than (1) dividends or distributions paid or made pro rata to all holders of Equity Interests of such Special Subsidiary or its Subsidiaries; (2) dividends or distributions by such Special Subsidiary payable in Equity Interests (other than Disqualified Stock) of such Special Subsidiary (or accretions thereon); or (3) dividends or distributions paid to such Special Subsidiary or a Wholly Owned Subsidiary of such Special Subsidiary by a Subsidiary of such Special Subsidiary); (ii) purchase, redeem or otherwise acquire or retire for value (including, without limitation, in connection with any merger or consolidation involving any Special Subsidiary or its Subsidiaries) any Equity Interests of any Special Subsidiary or any Subsidiary of any Special Subsidiary; or (iii) make any Special Subsidiary Restricted Investment (all such payments and other actions set forth in clauses (i) through (iii) above being collectively referred to as "Special Subsidiary Restricted Payments").

         The foregoing provisions will not prohibit (i) the redemption, repurchase, retirement or other acquisition of any Equity Interests of any Special Subsidiary in exchange for, or out of the proceeds of, the substantially concurrent sale or issuance (other than to the Issuers or any Restricted Subsidiary of the Issuers) of Equity Interests of such Special Subsidiary and
(ii) the payment to or declaration or payment of any distribution or dividend to the Issuers and any of their Restricted Subsidiaries or the redemption, repurchase, retirement or other acquisition of any Equity Interests of any Special Subsidiary held by the Issuers or any Wholly Owned Restricted Subsidiary.

         For purposes of determining the amount of Special Subsidiary Restricted Investments outstanding at any time, all Special Subsidiary Restricted Investments will be valued at their fair market value at the time made (as determined in good faith by the Company's Board of Directors), and no adjustments will be made for subsequent changes in fair market value.

         After the transfer of the Mall Collateral to the Mall Subsidiary, the assets comprising the Mall Collateral may not be sold, leased or transferred to an Affiliate of the Issuers other than an Issuer, any Restricted Subsidiary or any Special Subsidiary that is a Subsidiary of Mall Intermediate Holdings and which the Sole Stockholder does not own any Equity Interests, directly or indirectly, except through the Issuers.


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SECTION 4.28.     OWNERSHIP OF UNRESTRICTED SUBSIDIARIES AND SPECIAL
                  SUBSIDIARIES.

         At all times from the Issuance Date until all of the Capital Stock of the Phase II Subsidiary or the Mall Subsidiary is sold or otherwise disposed of to any Person other than an Affiliate of the Issuers, one of the Issuers will directly or indirectly own (i) at least a majority of the issued and outstanding Capital Stock of Phase II Subsidiary (which is an Unrestricted Subsidiary) and
(ii) at least 80% of the issued and outstanding Capital Stock of Mall Subsidiary (which is a Special Subsidiary); provided that the Sole Stockholder or any of his Affiliates (other than the Issuers or any of their Wholly-Owned Restricted Subsidiaries) will not purchase or otherwise acquire, directly or indirectly, any of the Capital Stock of the Phase II Subsidiary, Mall Subsidiary or any of their respective Subsidiaries.

SECTION 4.29.     LIMITATION ON PHASE II CONSTRUCTION.

         The Issuers shall not, and shall not permit any of their Subsidiaries (including Unrestricted Subsidiaries and Special Subsidiaries), at any time prior to receipt by the Issuers or any such Subsidiary of a temporary certificate of occupancy from Clark County, Nevada with respect to the Project (as defined on the Issuance Date) (a) to construct, develop or improve the Phase II Land or any building on the Phase II Land (including any excavation or site work and excluding the proposed Phase II parking garage), (b) enter into any contract or agreement for such construction, development or improvement, or for any materials, supplies or labor necessary in connection with such construction development or improvement (other than a contract or agreement that is conditional upon satisfaction of the above condition), or (c) incur any Indebtedness the proceeds of which are expected to be used for the construction, development or improvement of the Phase II Land or any building on the Phase II Land, except (i) any construction, development or improvement on the Phase II Land or any temporary building on the Phase II Land in connection with the Project in accordance with the Plans and Specifications and included in the Project Budget; and (ii) any design, architectural, engineering or development work not involving actual construction on the Phase II Land.

                                    ARTICLE 5
                                   SUCCESSORS

SECTION 5.01.     MERGER, CONSOLIDATION, OR SALE OF ASSETS.

         Neither of the Issuers shall consolidate or merge with or into or wind up into (whether or not such entity is the surviving corporation), or sell, assign, transfer, lease, convey or otherwise dispose of all or substantially all of its properties or assets in one or more related transactions to, any Person unless (i) the Company or Venetian, as the case may be, is the surviving Person or the Person formed by or surviving any such consolidation or merger (if other than the Company or Venetian) or to which such sale, assignment, transfer, lease, conveyance or other disposition shall have been made is a Person organized or existing under the laws of the United States, any state thereof, the District of Columbia, or any territory thereof; (ii) the Person formed by or surviving any such consolidation or merger (if other than the Company or Venetian) or the Person to which such sale, assignment, transfer, lease, conveyance or other disposition shall have been made assumes all the obligations of the Issuers under this Indenture and the Collateral Documents pursuant to a supplemental indenture or other documents or instruments in form reasonably satisfactory to the Mortgage Note Trustee under the Mortgage Notes and this Indenture; (iii) immediately after such transaction no Default or Event of Default exists; (iv) such transaction will not result in the loss or suspension or material impairment of any material Gaming License; (v) the Company or Venetian or any Person formed by or surviving any such consolidation or


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merger, or to which such sale, assignment, transfer, lease, conveyance or other disposition shall have been made (A) shall have Consolidated Net Worth (immediately after the transaction but prior to any purchase accounting adjustments resulting from the transaction) equal to or greater than the Consolidated Net Worth of the Company or Venetian immediately preceding the transaction and (B) shall, at the time of such transaction and after giving pro forma effect thereto as if such transaction had occurred at the beginning of the applicable four-quarter period, be permitted to incur at least $1.00 of additional Indebtedness pursuant to the Fixed Charge Coverage Ratio test set forth in the first paragraph of Section 4.09 hereof; and (vi) such transactions would not require any Holder of Mortgage Notes (other than any Person acquiring the Company or Venetian or their assets or any Affiliate thereof) to obtain a gaming license or be qualified under the laws of any applicable gaming jurisdiction; provided that such Holder would not have been required to obtain a gaming license or be qualified under the laws of any applicable gaming jurisdiction in the absence of such transactions. Notwithstanding the foregoing, the Issuers may consolidate or merge with or wind up into each other without meeting the requirements set forth in clause (v) above.

SECTION 5.02.     SUCCESSOR CORPORATION SUBSTITUTED.

         Upon any consolidation or merger, or any sale, assignment, transfer, lease, conveyance or other disposition of all or substantially all of the assets of the Issuers in accordance with Section 5.01 hereof, the successor corporation formed by such consolidation or into or with which one of the Issuers is merged or to which such sale, assignment, transfer, lease, conveyance or other disposition is made shall succeed to, and be substituted for (so that from and after the date of such consolidation, merger, sale, lease, conveyance or other disposition, the provisions of this Indenture referring to the "Company" or "Venetian", as the case may be, shall refer instead to the successor corporation and not to the Company or Venetian, as the case may be), and may exercise every right and power of an Issuer under this Indenture with the same effect as if such successor Person had been named as an Issuer herein; provided, however, that the surviving entity or acquiring corporation shall (i) assume all of the obligations of the acquired Person incurred under this Indenture, the Mortgage Notes, and, if applicable, the Collateral Documents, (ii) acquire and own and operate, directly or through Wholly Owned Subsidiaries, all or substantially all of the properties and assets then constituting the assets of the Company or Venetian, as the case may be, or any of their Subsidiaries, as the case may be,
(iii) have been issued, or have a consolidated Subsidiary which has been issued, Gaming Licenses to operate the acquired casino operations and entities substantially in the manner and scope operated prior to such transaction, which Gaming Licenses are in full force and effect, and (iv) be in compliance fully with Section 5.01 hereof and (v) the Issuers have delivered to the Mortgage Note Trustee an Officers' Certificate and Opinion of Counsel, subject to customary assumptions and exclusions, stating that the proposed transaction complies with this Indenture; provided further, however, that the predecessor Person shall not be relieved from the obligation to pay the principal of and interest on the Mortgage Notes except in the case of a sale of all of one of the Issuers' assets that meets the requirements of Section 5.01 hereof.


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

                                    ARTICLE 6
                              DEFAULTS AND REMEDIES

SECTION 6.01.     EVENTS OF DEFAULT.

         An "Event of Default" occurs if:

             (a) the Issuers or any Mortgage Note Guarantor defaults in payment when due and payable, upon redemption or otherwise, of principal or premium, if any, on the Mortgage Notes or under any Mortgage Note Guaranty;

             (b) one of the Issuers or any Mortgage Note Guarantor defaults for 30 days or more in the payment when due of interest on, or Liquidated Damages, if any, with respect to the Mortgage Notes or under any Mortgage Note Guaranty;

             (c) failure by the Issuers or any Mortgage Note Guarantor to offer to purchase or to purchase the Mortgage Notes, in each case, when required under an offer made pursuant Section 3.10 hereof;

             (d) failure by (i) the Issuers or any Mortgage Note Guarantor to comply with Sections 4.07 or 4.09 hereof or (ii) any Special Subsidiary to comply with Section 4.27;

             (e) failure by any of the Issuers or any Mortgage Note Guarantor for 45 days after receipt of written notice from the Mortgage Note Trustee to comply with any of their other agreements under this Indenture, the Collateral Documents, the Mortgage Notes or the Mortgage Note Guaranties; provided, however, that any such failure with respect to any Collateral Documents will not be deemed to have occurred for purposes of the foregoing, and notice thereof shall not be deemed to have been delivered, until the delivery of notice and the expiration of all available grace periods provided for in the applicable Collateral Documents;

             (f) default under any mortgage, indenture or instrument under which there is issued or by which there is secured or evidenced any Indebtedness for money borrowed by any of the Issuers, any of their Restricted Subsidiaries or any Special Subsidiary or the payment of which is guaranteed by the Issuers, any of their Restricted Subsidiaries or any Special Subsidiary, whether such Indebtedness or Guaranty now exists or is created after the Issuance Date, which default (a) in the case of any of the Issuers or any of their Restricted Subsidiaries only, is caused by a failure to pay when due at final maturity (giving effect to any grace period or waiver related thereto) the principal of such Indebtedness (a "Payment Default") or
         (b) results in the acceleration of such Indebtedness prior to its express maturity and, in each case, the principal amount of any such Indebtedness, together with the principal amount of any other such Indebtedness under which a Payment Default then exists or with respect to which the maturity thereof has been so accelerated or which has not been paid at maturity, aggregates $10 million or more;

             (g) failure by any of the Issuers or any of their Restricted Subsidiaries to pay final judgments aggregating in excess of $10 million, which final judgments remain unpaid, undischarged and unstayed for a period of more than 60 days;


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

             (h) the repudiation by any of the Issuers or any of their Subsidiaries of their obligations under, or any judgment or decree by a court or governmental agency of competent jurisdiction declaring the unenforceability of, any Mortgage Note Guaranty or any of the Collateral Documents for any reason that, in each case, would materially and adversely impair the benefits to the Mortgage Note Trustee or the holders of the Mortgage Notes thereunder;

             (i) any of the Issuers, any Special Subsidiary or any Mortgage Note Guarantor that is a Significant Subsidiary or any group of Mortgage Note Guarantors that would together constitute a Significant Subsidiary of any Issuer pursuant to or within the meaning of Bankruptcy Law:

                  (i) commences a voluntary case,

                  (ii) consents to the entry of an order for relief against it in an involuntary case,

                  (iii) consents to the appointment of a Custodian of it or for all or substantially all of its property,

                  (iv) makes a general assignment for the benefit of its
             creditors, or

                  (v) generally is not paying, or shall admit in writing its inability to pay, its debts as they become due and, in each case, a period of 30 days shall have elapsed; or

             (j) a court of competent jurisdiction enters an order or decree under any Bankruptcy Law that:

                  (i) is for relief against any of the Issuers or a Mortgage
             Note Guarantor that is a Significant Subsidiary or any group of Mortgage Note Guarantors that would together constitute a Significant Subsidiary of any Issuer in an involuntary case;

                  (ii) appoints a Custodian of any of the Issuers or a Mortgage
             Note Guarantor that is a Significant Subsidiary or any group of Mortgage Note Guarantors that would together constitute a Significant Subsidiary of the Issuers or for all or substantially all of the property of any of the Issuers or a Mortgage Note Guarantor that is a Significant Subsidiary or any group Issuers of Mortgage Note Guarantors that would together constitute a Significant Subsidiary of any Issuer; or

                  (iii) orders the liquidation of any Issuer or a Mortgage Note
             Guarantor that is a Significant Subsidiary of any Issuers or any group of Mortgage Note Guarantors that would together constitute a Significant Subsidiary of any Issuer;

         and the order or decree remains unstayed and in effect for 60 consecutive days;

             (k) after the Project becomes Completed, revocation, termination, suspension or other cessation of effectiveness of any Gaming License, which results in the cessation or suspension of gaming operations for a period of more than 90 consecutive days at the Project;

             (l) the Project is not Completed by the Outside Completion Deadline and continues to be not Completed; or


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

             (m) failure by Interface to comply with its obligations under the Cooperation Agreement with respect to a change of control of Interface or a sale, transfer or other disposition by Interface of its interest in the Expo Center or the incurrence by Interface of Indebtedness.

         The term "Custodian" means any receiver, trustee, assignee, liquidator or similar official under any Bankruptcy Law.

SECTION 6.02.     ACCELERATION.

         (a) Subject to the provisions of clause (b) of this Section 6.02, if any Event of Default (other than an Event of Default specified in clause (i) or (j) of Section 6.01 hereof with respect to the Issuers or any Mortgage Note Guarantor that is a Significant Subsidiary or any group of Mortgage Note Guarantors that would together constitute a Significant Subsidiary), occurs and is continuing, the Mortgage Note Trustee or the Holders of at least 25% in principal amount of the then outstanding Mortgage Notes may declare the principal, premium and Liquidated Damages, if any, interest and any other monetary obligations on all of the Mortgage Notes to be due and payable immediately. Notwithstanding the foregoing, if an Event of Default specified in clause (i) or (j) of Section 6.01 hereof occurs with respect to the Issuers or any Mortgage Note Guarantor that is a Significant Subsidiary or any group of Mortgage Note Guarantors that would together constitute a Significant Subsidiary of the Issuers, the principal, premium and Liquidated Damages, if any, interest any other monetary obligations on all of the outstanding Mortgage Notes shall be due and payable immediately without further action or notice. The Holders of a majority in aggregate principal amount of the then outstanding Mortgage Notes by written notice to the Mortgage Note Trustee may on behalf of all of the Holders rescind an acceleration and its consequences if the rescission would not conflict with any judgment or decree and if all existing Events of Default (except nonpayment of principal, interest or premium or Liquidated Damages that has become due solely because of the acceleration) have been cured or waived.

         Notwithstanding the foregoing, the Mortgage Note Trustee shall have no obligation to accelerate the Mortgage Notes if in the best judgment of the Mortgage Note Trustee acceleration is not in the best interest of the Holders of the Mortgage Notes.

         If an Event of Default occurs by reason of any willful action (or inaction) taken (or not taken) by or on behalf of the Issuers with the intention of avoiding payment of the premium that the Issuers would have had to pay if the Issuers then had elected to redeem the Mortgage Notes pursuant to Section 3.07 hereof, then, upon acceleration of the Mortgage Notes, an equivalent premium shall also become and be immediately due and payable, to the extent permitted by law, anything in this Indenture or in the Mortgage Notes to the contrary notwithstanding.

         (b) The provisions of the TIA shall govern this Mortgage Note Indenture whether or not this Mortgage Note Indenture is qualified under the TIA. Subject to the mandatory provisions of the TIA, the rights of the Mortgage Note Trustee and the Holders to accelerate obligations under the Mortgage Notes, rescind such acceleration, or to exercise rights and remedies under the Collateral Documents or to enforce the terms of this Indenture shall be limited as provided in the terms of the Intercreditor Agreement. To the extent permissible under the TIA, the terms of the Intercreditor Agreement or the Sole Stockholder Intercreditor Agreement shall not be interpreted as impairing or affecting, in violation of
Section 316(b) of the TIA, the right of any Holder to receive payment of principal of and interest on the Mortgage Notes on or after the respective due dates expressed in the Mortgage Notes or to institute suit for the enforcement of any such payment on or after such respective dates.


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

SECTION 6.03.     OTHER REMEDIES.

         Subject to the terms of the Intercreditor Agreement, if an Event of Default occurs and is continuing, the Mortgage Note Trustee may pursue any available remedy to collect the payment of principal, premium and Liquidated Damages, if any, and interest on the Mortgage Notes or to enforce the performance of any provision of the Mortgage Notes or this Indenture.

         The Mortgage Note Trustee may maintain a proceeding even if it does not possess any of the Mortgage Notes or does not produce any of them in the proceeding. A delay or omission by the Mortgage Note Trustee or any Holder of a Mortgage Note in exercising any right or remedy accruing upon an Event of Default shall not impair the right or remedy or constitute a waiver of or acquiescence in the Event of Default. All remedies are cumulative to the extent permitted by law.

SECTION 6.04.     WAIVER OF PAST DEFAULTS.

         Holders of not less than a majority in aggregate principal amount of the then outstanding Mortgage Notes by notice to the Mortgage Note Trustee may on behalf of the Holders of all of the Mortgage Notes waive an existing Default or Event of Default and its consequences hereunder, except a continuing Default or Event of Default in the payment of the principal of, premium and Liquidated Damages, if any, or interest on, the Mortgage Notes (including in connection with an offer to purchase) (provided, however, that the Holders of a majority in aggregate principal amount of the then outstanding Mortgage Notes may rescind an acceleration and its consequences, including any related payment default that resulted from such acceleration). Upon any such waiver, such Default shall cease to exist, and any Event of Default arising therefrom shall be deemed to have been cured for every purpose of this Indenture; but no such waiver shall extend to any subsequent or other Default or impair any right consequent thereon.

SECTION 6.05.     CONTROL BY MAJORITY.

         Subject to the terms of the Intercreditor Agreement, Holders of a majority in principal amount of the then outstanding Mortgage Notes may direct the time, method and place of conducting any proceeding for exercising any remedy available to the Mortgage Note Trustee or exercising any trust or power conferred on it, including the exercise of any remedy under the Collateral Documents or the Intercreditor Agreement. However, the Mortgage Note Trustee may refuse to follow any direction that conflicts with law, this Indenture or the Intercreditor Agreement that the Mortgage Note Trustee determines may be unduly prejudicial to the rights of other Holders of Mortgage Notes or that may involve the Mortgage Note Trustee in personal liability.

SECTION 6.06.     LIMITATION ON SUITS.

         A Holder of a Mortgage Note may pursue a remedy with respect to this Indenture or the Mortgage Notes (except as provided in Section 6.07) only if:

         (a) the Holder of a Mortgage Note gives to the Mortgage Note Trustee written notice of a continuing Event of Default or the Mortgage Note Trustee receives such notice from the Issuers;

         (b) the Holders of at least 25% in principal amount of the then outstanding Mortgage Notes make a written request to the Mortgage Note Trustee to pursue the remedy;

         (c) such Holder of a Mortgage Note or Holders of Mortgage Notes offer and, if requested, provide to the Mortgage Note Trustee indemnity satisfactory to the Mortgage Note Trustee against any loss, liability or expense;


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

         (d) the Mortgage Note Trustee does not comply with the request within 60 days after receipt of the request and the offer and, if requested, the provision of indemnity; and

         (e) during such 60-day period the Holders of a majority in principal amount of the then outstanding Mortgage Notes do not give the Mortgage Note Trustee a direction inconsistent with the request; provided, however, that such provision does not effect the right of a Holder to sue for enforcement of any overdue payment thereon.

A Holder of a Mortgage Note may not use this Indenture to prejudice the rights of another Holder of a Mortgage Note or to obtain a preference or priority over another Holder of a Mortgage Note or to take any action in violation of the provisions of the Intercreditor Agreement.

SECTION 6.07.     RIGHTS OF HOLDERS OF MORTGAGE NOTES TO RECEIVE PAYMENT.

         Notwithstanding any other provision of this Indenture, but subject to the provisions of the Intercreditor Agreement the right of any Holder of a Mortgage Note to receive payment of principal, premium and Liquidated Damages, if any, and interest on the Mortgage Note, on or after the respective due dates expressed in the Mortgage Note, or to bring suit for the enforcement of any such payment on or after such respective dates, shall not be impaired or affected without the consent of such Holder, except the right of any Holder to institute suit for the enforcement of any such payment is hereby limited or denied if and to the extent that the institution or prosecution thereof or the entry of judgement therein would, under applicable law, result in the surrender, impairment, waiver or loss of the lien in favor of the Mortgage Note Trustee securing the Note Collateral.

SECTION 6.08.     COLLECTION SUIT BY MORTGAGE NOTE TRUSTEE.

         If an Event of Default specified in Section 6.01(a) or (b) occurs and is continuing, subject to the terms of the Intercreditor Agreement, the Mortgage Note Trustee is authorized to recover judgment in its own name and as trustee of an express trust against the Issuers or any Mortgage Note Guarantor for the whole amount of principal of, premium and Liquidated Damages, if any, and interest remaining unpaid on the Mortgage Notes and interest on overdue principal and, to the extent lawful, interest and such further amount as shall be sufficient to cover the costs and expenses of collection, including the reasonable compensation, expenses, disbursements and advances of the Mortgage Note Trustee, its agents and counsel.

SECTION 6.09.     MORTGAGE NOTE TRUSTEE MAY FILE PROOFS OF CLAIM.

         Subject to Section 6.02(b) hereof and the terms of the Intercreditor Agreement, the Mortgage Note Trustee is authorized to file such proofs of claim and other papers or documents as may be necessary or advisable in order to have the claims of the Mortgage Note Trustee (including any claim for the reasonable compensation, expenses, disbursements and advances of the Mortgage Note Trustee, its agents and counsel) and the Holders of the Mortgage Notes allowed in any judicial proceedings relative to the Issuers (or any other obligor upon the Mortgage Notes, including the Mortgage Note Guarantors), its creditors or its property and shall be entitled and empowered to collect, receive and distribute any money or other property payable or deliverable on any such claims and any custodian in any such judicial proceeding is hereby authorized by each Holder to make such payments to the Mortgage Note Trustee, and in the event that the Mortgage Note Trustee shall consent to the making of such payments directly to the Holders, to pay to the Mortgage Note Trustee any amount due to it for the reasonable compensation, expenses, disbursements and advances of the Mortgage Note Trustee, its agents and counsel, and any other amounts due the Mortgage Note Trustee under Section 7.07 hereof. To the extent


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

that the payment of any such compensation, expenses, disbursements and advances of the Mortgage Note Trustee, its agents and counsel, and any other amounts due the Mortgage Note Trustee under Section 7.07 hereof out of the estate in any such proceeding, shall be denied for any reason, payment of the same shall be secured by a Lien on, and shall be paid out of, any and all distributions, dividends, money, securities and other properties that the Holders may be entitled to receive in such proceeding whether in liquidation or under any plan of reorganization or arrangement or otherwise. Nothing herein contained shall be deemed to authorize the Mortgage Note Trustee to authorize or consent to or accept or adopt on behalf of any Holder any plan of reorganization, arrangement, adjustment or composition affecting the Mortgage Notes or the rights of any Holder, or to authorize the Mortgage Note Trustee to vote in respect of the claim of any Holder in any such proceeding.

SECTION 6.10.     PRIORITIES.

         If the Mortgage Note Trustee collects any money pursuant to this Article, it shall, subject to the terms of the Intercreditor Agreement, pay out the money in the following order:

         First: to the Mortgage Note Trustee, its agents and attorneys for amounts due under Section 7.07 hereof, including payment of all compensation, expense and liabilities incurred, and all advances made, by the Mortgage Note Trustee and the costs and expenses of collection;

         Second: to Holders of Mortgage Notes for amounts due and unpaid on the Mortgage Notes for principal, premium and Liquidated Damages, if any, and interest ratably, without preference or priority of any kind, according to the amounts due and payable on the Mortgage Notes for principal, premium and Liquidated Damages, if any, and interest, respectively; and

         Third: to the Issuers or to such party as a court of competent jurisdiction shall direct.

         The Mortgage Note Trustee may fix a record date and payment date for any payment to Holders of Mortgage Notes pursuant to this Section 6.10.

SECTION 6.11.     UNDERTAKING FOR COSTS.

         In any suit for the enforcement of any right or remedy under this Indenture or in any suit against the Mortgage Note Trustee for any action taken or omitted by it as a Mortgage Note Trustee, a court in its discretion may require the filing by any party litigant in the suit of an undertaking to pay the costs of the suit, and the court in its discretion may assess reasonable costs, including reasonable attorneys' fees, against any party litigant in the suit, having due regard to the merits and good faith of the claims or defenses made by the party litigant. This Section does not apply to a suit by the Mortgage Note Trustee, a suit by a Holder of a Mortgage Note pursuant to Section
6.07 hereof, or a suit by Holders of more than 10% in principal amount of the then outstanding Mortgage Notes.

SECTION 6.12.     MANAGEMENT OF CASINOS.

         Notwithstanding any provision of this Article 6 to the contrary, following an Event of Default which permits the taking of possession of the Project by the Mortgage Note Trustee or the appointment of a receiver of either the Note Collateral or any part thereof pursuant to the Mortgage Notes Indenture Fee Deed of Trust, the Mortgage Notes Indenture Leasehold Deed of Trust or the Mortgage Notes Indenture Mall Parcel Fee Deed of Trust or after such taking of possession of such appointment, the Mortgage Note Trustee or any such receiver shall be authorized, in addition to the rights and powers of the Mortgage Note Trustee and such receiver set forth elsewhere in this Indenture and the Collateral


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

Documents, to retain one or more experienced operators of casinos to manage the casino located at the Project on behalf of the Holders of Mortgage Notes; provided, however, that any such operator shall have all necessary legal qualifications, including all Gaming Licenses to manage the casino located at the Project.

                                    ARTICLE 7
                              MORTGAGE NOTE TRUSTEE

SECTION 7.01.     DUTIES OF MORTGAGE NOTE TRUSTEE.

         (a) If an Event of Default has occurred and is continuing, the Mortgage Note Trustee shall exercise such of the rights and powers vested in it by this Indenture and the Collateral Documents, and use the same degree of care and skill in its exercise, as a prudent person would exercise or use under the circumstances in the conduct of his own affairs.

         (b) Except during the continuance of an Event of Default:

         (i) the duties of the Mortgage Note Trustee shall be determined solely by the express provisions of this Indenture, the Collateral Documents and the Intercreditor Agreement and the Mortgage Note Trustee need perform only those duties that are specifically set forth in this Indenture, the Collateral Documents and the Intercreditor Agreement and no others, and no implied covenants or obligations shall be read into this Indenture against the Mortgage Note Trustee; and

         (ii) in the absence of bad faith on its part, the Mortgage Note Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon certificates or opinions furnished to the Mortgage Note Trustee and conforming in all material respects to the requirements of this Indenture, the Collateral Documents and the Intercreditor Agreement. However, the Mortgage Note Trustee shall examine the certificates and opinions to determine whether or not they conform in all material respects to the requirements of this Indenture and the Collateral Documents.

         (c) The Mortgage Note Trustee may not be relieved from liabilities for its own negligent action, its own negligent failure to act, or its own willful misconduct, except that:

         (i) this paragraph (c) does not limit the effect of paragraph (b) of this Section;

         (ii) the Mortgage Note Trustee shall not be liable for any error of judgment made in good faith by a Responsible Officer, unless it is proved that the Mortgage Note Trustee was negligent in ascertaining the pertinent facts; and

         (iii) the Mortgage Note Trustee shall not be liable with respect to any action it takes or omits to take in good faith in accordance with a direction received by it pursuant to Section 6.05 hereof.

         (d) Whether or not therein expressly so provided, every provision of this Indenture that in any way relates to the Mortgage Note Trustee is subject to paragraphs (a), (b), and (c) of this Section.

         (e) No provision of this Indenture shall require the Mortgage Note Trustee to expend or risk its own funds or incur any liability. The Mortgage Note Trustee shall be under no obligation to exercise


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

any of its rights and powers under this Indenture before or following the occurrence of any Event of Default at the request of any Holders, unless such Holder shall have offered to the Mortgage Note Trustee security and indemnity satisfactory to it against any loss, liability or expense.

         (f) The Mortgage Note Trustee shall not be liable for interest on any money received by it except as the Mortgage Note Trustee may agree in writing with the Issuers or the Mortgage Note Guarantors. Money held in trust by the Mortgage Note Trustee need not be segregated from other funds except to the extent required by law.

SECTION 7.02.     RIGHTS OF MORTGAGE NOTE TRUSTEE.

         (a) The Mortgage Note Trustee may conclusively rely upon any document believed by it to be genuine and to have been signed or presented by the proper Person. The Mortgage Note Trustee need not investigate any fact or matter stated in the document.

         (b) Before the Mortgage Note Trustee acts or refrains from acting, it may require an Officers' Certificate or an Opinion of Counsel or both. The Mortgage Note Trustee shall not be liable for any action it takes or omits to take in good faith in reliance on such Officers' Certificate or Opinion of Counsel. The Mortgage Note Trustee may consult with counsel and the written advice of such counsel or any Opinion of Counsel shall be full and complete authorization and protection from liability in respect of any action taken, suffered or omitted by it hereunder in good faith and in reliance thereon.

         (c) The Mortgage Note Trustee may act through its attorneys and agents and shall not be responsible for the misconduct or negligence of any agent appointed with due care.

         (d) The Mortgage Note Trustee shall not be liable for any action it takes or omits to take in good faith that it believes to be authorized or within the rights or powers conferred upon it by this Indenture.

         (e) Unless otherwise specifically provided in this Indenture, any demand, request, direction or notice from the Issuers or any Mortgage Note Guarantor shall be sufficient if signed by an Officer of the Issuers or such Mortgage Note Guarantor.

         (f) The Mortgage Note Trustee shall be under no obligation to exercise any of the rights or powers vested in it by this Indenture at the request or direction of any of the Holders unless such Holders shall have requested such action in accordance with this Indenture and have offered to the Mortgage Note Trustee reasonable security or indemnity against the costs, expenses and liabilities that might be incurred by it in compliance with such request or direction.

         (g) Except with respect to Section 4.01 hereof, the Mortgage Note Trustee shall have no duty to inquire as to the performance of the Issuers' covenants in Article Four hereof. In addition, the Mortgage Note Trustee shall not be deemed to have knowledge of any Default or Event of Default except (i) any Event of Default occurring pursuant to Section 6.01(a) or 6.01(b) or (ii) any Default of Event of Default of which the Mortgage Note Trustee shall have received written notification or obtained actual knowledge.

SECTION 7.03.     INDIVIDUAL RIGHTS OF MORTGAGE NOTE TRUSTEE.

         The Mortgage Note Trustee in its individual or any other capacity may become the owner or pledgee of Mortgage Notes and may otherwise deal with the Issuers and the Mortgage Note Guarantors


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

with the same rights it would have if it were not Mortgage Note Trustee. However, in the event that the Mortgage Note Trustee acquires any conflicting interest it must eliminate such conflict within 90 days, apply to the SEC for permission to continue as trustee or resign. Any Agent may do the same with like rights and duties. The Mortgage Note Trustee is also subject to Sections 7.10 and 7.11 hereof.

SECTION 7.04.     MORTGAGE NOTE TRUSTEE'S DISCLAIMER.

         The Mortgage Note Trustee shall not be responsible for and makes no representation as to the validity or adequacy of this Indenture, the Collateral Documents, the Intercreditor Agreement, the Sole Stockholder Intercreditor Agreement, the Mortgage Notes or any Mortgage Note Guaranty, it shall not be accountable for the Issuers' use of the proceeds from the Mortgage Notes or any money paid to the Issuers or upon the Issuers' direction under any provision of this Indenture or the Collateral Documents, it shall not be responsible for the use or application of any money received by any Paying Agent other than the Mortgage Note Trustee, and it shall not be responsible for any statement or recital herein or any statement in the Mortgage Notes or any other document in connection with the sale of the Mortgage Notes or pursuant to this Indenture other than its certificate of authentication.

SECTION 7.05.     NOTICE OF DEFAULTS.

         If a Default or Event of Default occurs and is continuing and if it is known to the Mortgage Note Trustee, the Mortgage Note Trustee shall mail to Holders of Mortgage Notes a notice of the Default or Event of Default within 90 days after it occurs. Except in the case of a Default or Event of Default in payment of principal of, premium and Liquidated Damages, if any, or interest on any Mortgage Note, the Mortgage Note Trustee may withhold the notice if and so long as the Mortgage Note Trustee in good faith determines that withholding the notice is in the interests of the Holders of the Mortgage Notes.

SECTION 7.06.     REPORTS BY MORTGAGE NOTE TRUSTEE TO HOLDERS OF
                  THE MORTGAGE NOTES.

         Within 60 days of each May 15th beginning with the May 15th following the date of this Indenture, and for so long as Mortgage Notes remain outstanding, the Mortgage Note Trustee shall mail to the Holders of the Mortgage Notes a brief report dated as of such reporting date that complies with TIA ss. 313(a) (but if no event described in TIA ss. 313(a) has occurred within the twelve months preceding the reporting date, no report need be transmitted). The Mortgage Note Trustee also shall comply with TIA ss. 313(b)(2). The Mortgage Note Trustee shall also transmit by mail all reports as required by TIA ss. 313(c).

         A copy of each report at the time of its mailing to the Holders of Mortgage Notes shall be mailed to the Issuers and filed with the SEC and each stock exchange on which the Mortgage Notes are listed in accordance with TIA ss. 313(d). The Issuers shall promptly notify the Mortgage Note Trustee when the Mortgage Notes are listed on any stock exchange.

         At the expense of the Issuers, the Mortgage Note Trustee or, if the Mortgage Note Trustee is not the Registrar, the Registrar, shall report the names of record holders of the Mortgage Notes to any Gaming Authority when requested to do so by the Issuers.

         At the express direction of the Issuers and at the Issuers' expense, the Mortgage Note Trustee will provide any Gaming Authority with:

         (i) copies of all notices, reports and other written communications which the Mortgage Note Trustee gives to Holders;


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

         (ii) a list of all of the Holders promptly after the original issuance of the Mortgage Notes and periodically thereafter if the Issuers so direct;

         (iii) notice of any Default under this Indenture, any acceleration of the Indebtedness evidenced hereby, the institution of any legal actions or proceedings before any court or governmental authority in respect of a Default or Event of Default hereunder;

         (iv) notice of the removal or resignation of the Mortgage Note Trustee within five Business Days of the effectiveness thereof;

         (v) notice of any transfer or assignment of rights under this Indenture or the Mortgage Note Guaranties known to the Mortgage Note Trustee within five Business Days thereof; and

         (vi) a copy of any amendment to the Mortgage Notes or this Indenture within five Business Days of the effectiveness thereof.

         To the extent requested by the Issuers and at the Issuers' expense, the Mortgage Note Trustee shall cooperate with any Gaming Authority in order to provide such Gaming Authority with the information and documentation requested and as otherwise required by applicable law.

SECTION 7.07.     COMPENSATION AND INDEMNITY.

         The Issuers and the Mortgage Note Guarantors shall pay to the Mortgage Note Trustee from time to time reasonable compensation for its acceptance of this Indenture and services hereunder in accordance with a written schedule provided by the Mortgage Note Trustee to the Issuers. The Mortgage Note Trustee's compensation shall not be limited by any law on compensation of a trustee of an express trust. The Issuers and the Mortgage Note Guarantors shall reimburse the Mortgage Note Trustee promptly upon request for all reasonable disbursements, advances and expenses incurred or made by it in addition to the compensation for its services. Such expenses shall include the reasonable compensation, disbursements and expenses of the Mortgage Note Trustee's agents and counsel.

         The Issuers and the Mortgage Note Guarantors shall indemnify the Mortgage Note Trustee against any and all losses, liabilities or expenses incurred by it arising out of or in connection with the acceptance or administration of its duties under this Indenture, including the costs and expenses of enforcing this Indenture against the Issuers (including this Section 7.07) and defending itself against any claim (whether asserted by the Issuers or any Holder or any other person) or liability in connection with the exercise or performance of any of its powers or duties hereunder, except to the extent any such loss, liability or expense may be attributable to its negligence, willful misconduct or bad faith. The Mortgage Note Trustee shall notify the Issuers promptly of any claim for which it may seek indemnity. Failure by the Mortgage Note Trustee to so notify the Issuers shall not relieve the Issuers or any Mortgage Note Guarantor of its obligations hereunder. The Issuers shall defend the claim and the Mortgage Note Trustee shall cooperate in the defense. To the extent there exists a conflict or potential conflict of interest, the Mortgage Note Trustee may have separate counsel and the Issuers and the Mortgage Note Guarantors shall pay the reasonable fees and expenses of such counsel. Neither the Issuers nor any Mortgage Note Guarantor need pay for any settlement made without its consent, which consent shall not be unreasonably withheld.

         The obligations of the Issuers and the Mortgage Note Guarantors under this Section 7.07 shall survive the satisfaction and discharge of this Indenture.


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

         When the Mortgage Note Trustee incurs expenses or renders services after an Event of Default specified in Section 6.01(i) or (j) hereof occurs, the expenses and the compensation for the services (including the reasonable fees and expenses of its agents and counsel) are intended to constitute expenses of administration under any Bankruptcy Law.

         The Mortgage Note Trustee shall comply with the provisions of TIA ss. 313(b)(2) to the extent applicable.

SECTION 7.08.     REPLACEMENT OF MORTGAGE NOTE TRUSTEE.

         A resignation or removal of the Mortgage Note Trustee and appointment of a successor Mortgage Note Trustee shall become effective only upon the successor Mortgage Note Trustee's acceptance of appointment and taking of office as provided in this Section.

         The Mortgage Note Trustee may resign in writing at any time and be discharged from the trust hereby created by so notifying the Issuers. The Holders of Mortgage Notes of a majority in principal amount of the then outstanding Mortgage Notes may remove the Mortgage Note Trustee by so notifying the Mortgage Note Trustee and the Issuers in writing. The Issuers may remove the Mortgage Note Trustee if:

         (a) the Mortgage Note Trustee fails to comply with Section 7.10 hereof;

         (b) the Mortgage Note Trustee is adjudged a bankrupt or an insolvent or an order for relief is entered with respect to the Mortgage Note Trustee under any Bankruptcy Law;

         (c) a Custodian or public officer takes charge of the Mortgage Note Trustee or its property; or

         (d) the Mortgage Note Trustee becomes incapable of acting.

         If the Mortgage Note Trustee resigns or is removed or if a vacancy exists in the office of Mortgage Note Trustee for any reason, the Issuers shall promptly appoint a successor Mortgage Note Trustee. For up to one year after the successor Mortgage Note Trustee takes office, the Holders of a majority in principal amount of the then outstanding Mortgage Notes may by written action appoint a successor Mortgage Note Trustee to replace the successor Mortgage Note Trustee appointed by the Issuers.

         If any Gaming Authority requires a Mortgage Note Trustee to be approved, licensed or qualified and the Mortgage Note Trustee fails or declines to do so, such approval, license or qualification shall be obtained upon the request of, and at the expense of, the Issuers unless the Mortgage Note Trustee declines to do so, or, if the Mortgage Note Trustee's relationship with either the Issuers or the Mortgage Note Guarantors may, in the Issuers' discretion, jeopardize any material gaming license or franchise or right or approval granted thereto, the Mortgage Note Trustee shall resign, and, in addition, the Mortgage Note Trustee may at its option resign if the Mortgage Note Trustee in its sole discretion determines not to be so approved, licensed or qualified.

         If a successor Mortgage Note Trustee does not take office within 60 days after the retiring Mortgage Note Trustee resigns or is removed, the retiring Mortgage Note Trustee, the Issuers, any Mortgage Note Guarantor or the Holders of Mortgage Notes of at least 10% in principal amount of the


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

then outstanding Mortgage Notes may petition any court of competent jurisdiction for the appointment of a successor Mortgage Note Trustee.

         If the Mortgage Note Trustee, after written request by any Holder of a Mortgage Note who has been a Holder of a Mortgage Note for at least six months, fails to comply with Section 7.10, such Holder of a Mortgage Note may petition any court of competent jurisdiction for the removal of the Mortgage Note Trustee and the appointment of a successor Mortgage Note Trustee.

         A successor Mortgage Note Trustee shall deliver a written acceptance of its appointment to the retiring Mortgage Note Trustee and to the Issuers. Thereupon, the resignation or removal of the retiring Mortgage Note Trustee shall become effective, and the successor Mortgage Note Trustee shall have all the rights, powers and duties of the Mortgage Note Trustee under this Indenture. The successor Mortgage Note Trustee shall mail a notice of its succession to Holders of the Mortgage Notes. The retiring Mortgage Note Trustee shall promptly transfer all property held by it as Mortgage Note Trustee to the successor Mortgage Note Trustee, provided all sums owing to the Mortgage Note Trustee hereunder have been paid and subject to the Lien provided for in Section 7.07 hereof. Notwithstanding replacement of the Mortgage Note Trustee pursuant to this Section 7.08, the Issuers' and the Mortgage Note Guarantors' obligations under Section 7.07 hereof shall continue for the benefit of the retiring Mortgage Note Trustee.

SECTION 7.09.     SUCCESSOR MORTGAGE NOTE TRUSTEE BY MERGER, ETC.

         If the Mortgage Note Trustee consolidates, merges or converts into, or transfers all or substantially all of its corporate trust business to, another corporation, the successor corporation without any further act shall be the successor Mortgage Note Trustee; provided such corporation shall be otherwise eligible and qualified under this Article.

SECTION 7.10.     ELIGIBILITY; DISQUALIFICATION.

         There shall at all times be a Mortgage Note Trustee hereunder that is a corporation organized and doing business under the laws of the United States of America or of any state thereof that is authorized under such laws to exercise corporate trustee power, that is subject to supervision or examination by federal or state authorities and that has a combined capital and surplus of at least $50 million as set forth in its most recent published annual report of condition.

         This Indenture shall always have a Mortgage Note Trustee who satisfies the requirements of TIA ss. 310(a)(1), (2) and (5). The Mortgage Note Trustee is subject to TIA ss. 310(b).

SECTION 7.11.     PREFERENTIAL COLLECTION OF CLAIMS AGAINST COMPANY.

         The Mortgage Note Trustee is subject to TIA ss. 311(a), excluding any creditor relationship listed in TIA ss. 311(b). A Mortgage Note Trustee who has resigned or been removed shall be subject to TIA ss. 311(a) to the extent indicated therein.


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

SECTION 7.12.     AUTHORIZATION OF TRUSTEE TO TAKE OTHER ACTIONS.

         (a) The Mortgage Note Trustee is hereby authorized to enter into and take any actions or deliver such consents required by or requested under each of the Collateral Documents, the Intercreditor Agreement, the Sole Stockholder Intercreditor Agreement, the Disbursement Agreement and such other documents as directed by the Holders of a majority of outstanding aggregate principal amount of the Mortgage Notes. If at any time any action by or the consent of the Mortgage Note Trustee is required under any of the Collateral Documents, the Intercreditor Agreement, the Sole Stockholder Intercreditor Agreement, the Disbursement Agreement or any other document entered into by the Mortgage Note Trustee at the direction of a majority of the Holders of outstanding aggregate principal amount of the Mortgage Notes, such action or consent shall be taken or given by the Mortgage Note Trustee upon the consent to such action by the Holders of a majority of outstanding aggregate principal amount of the Mortgage Notes.

         (b) Under any refinancing or replacement of the Bank Credit Facility or the Mall Construction Loan Facility with a lender that does not become a party to the Intercreditor Agreement or the Sole Stockholder Intercreditor Agreement, the Mortgage Note Trustee shall enter into an intercreditor agreement with such lender, at such lender's request, with terms that are substantially as favorable to the Mortgage Note Trustee or the Holders of Mortgage Notes as those contained in the Intercreditor Agreement or the Sole Stockholder Intercreditor Agreement, as applicable. The Mortgage Note Trustee shall also enter into such amendments or supplements to the Intercreditor Agreement and the Sole Stockholder Intercreditor Agreement to provide for additional parties to be bound by and subject to the benefits of the terms thereof.

         (c) The Mortgage Note Trustee shall enter into an intercreditor agreement upon the request of the Issuers with respect to any financing for any Specified FF&E; provided that the Issuers deliver an Officers' Certificate that such financing (i) will not violate this Indenture, (ii) the terms of such intercreditor agreement will not violate this Indenture or any of the Collateral Documents, (iii) any Liens incurred in connection with such financing extend only to such Specified FF&E and such other assets as permitted clause (o) of the definition of Permitted Liens included herein, and (iv) if any Indebtedness under the Bank Credit Facility is outstanding, the interests of the lenders under the Bank Credit Facility and the Mortgage Notes are treated on a substantially equivalent or pari passu basis as compared to such equipment lender, except (1) the lenders under the Bank Credit Facility may be treated differently compared to the Holders of the Mortgage Notes with respect to deposits thereunder or (2) if such provisions would be consistent with the description of such arrangements in the Offering Circular dated November 6, 1997 relating to the Mortgage Notes, the lenders under the Bank Credit Facility may be treated differently compared to the Holders of the Mortgage Notes with respect to the return of funds representing deposits on the Lien position on collateral securing the Bank Credit Facility and the Mortgage Notes.

                                    ARTICLE 8
                    LEGAL DEFEASANCE AND COVENANT DEFEASANCE

SECTION 8.01.     OPTION TO EFFECT LEGAL DEFEASANCE OR COVENANT DEFEASANCE.

         The Issuers may, at the option of the Board of Directors of the Company evidenced by a resolution set forth in an Officers' Certificate delivered to the Mortgage Note Trustee, at any time, elect to have either Section 8.02 or 8.03 hereof be applied to all outstanding Mortgage Notes upon compliance with the conditions set forth below in this Article Eight.


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

SECTION 8.02.     LEGAL DEFEASANCE AND DISCHARGE.

         Upon the Issuers' exercise under Section 8.01 hereof of the option applicable to this Section 8.02, the Issuers and the Mortgage Note Guarantors shall, subject to the satisfaction of the conditions set forth in Section 8.04 hereof, be deemed to have been discharged from their respective obligations with respect to all outstanding Mortgage Notes and any Mortgage Note Guaranties on the date the conditions set forth below are satisfied (hereinafter, "Legal Defeasance"). For this purpose, Legal Defeasance means that the Issuers shall be deemed to have paid and discharged the entire Indebtedness represented by the outstanding Mortgage Notes and cured all existing Events of Default, which Mortgage Notes shall thereafter be deemed to be "outstanding" only for the purposes of Section 8.05 hereof and the other Sections of this Indenture referred to in (a) and (b) below, and to have satisfied all its other obligations under such Mortgage Notes, the Collateral Documents and this Indenture (and the Mortgage Note Trustee, on demand of and at the expense of the Issuers, shall execute proper instruments acknowledging the same), except for the following provisions which shall survive until otherwise terminated or discharged hereunder: (a) the rights of Holders of outstanding Mortgage Notes to receive solely from the trust fund described in Section 8.04 hereof, and as more fully set forth in such Section, payments in respect of the principal of, premium and Liquidated Damages, if any, and interest on such Mortgage Notes when such payments are due, (b) the Issuers' and the Mortgage Note Guarantors' obligations with respect to such Mortgage Notes under Article 2 and Section 4.02 hereof, (c) the rights, powers, trusts, duties and immunities of the Mortgage Note Trustee hereunder and the Issuers' and the Mortgage Note Guarantors' obligations in connection therewith and (d) this Article Eight. Subject to compliance with this Article Eight, the Issuers may exercise their option under this Section 8.02 notwithstanding the prior exercise of its option under Section
8.03 hereof.

SECTION 8.03.     COVENANT DEFEASANCE.

         Upon the Issuers' exercise under Section 8.01 hereof of the option applicable to this Section 8.03, the Issuers and the Mortgage Note Guarantors shall, subject to the satisfaction of the conditions set forth in Section 8.04 hereof, be released from their obligations under the covenants contained in Sections 4.03, 4.05, 4.07, 4.08, 4.09, 4.10, 4.11, 4.12, 4.13, 4.14, 4.15, 4.16,
4.17, 4.18, 4.19, 4.20, 4.21, 4.22, 4.23, 4.25, 4.26, 4.27, 4.28 and 4.29 and
Articles 5, 10 and 11 hereof with respect to the outstanding Mortgage Notes and Mortgage Note Guaranties on and after the date the conditions set forth below are satisfied (hereinafter, "Covenant Defeasance"), and the Mortgage Notes shall thereafter be deemed not "outstanding" for the purposes of any direction, waiver, consent or declaration or act of Holders (and the consequences of any thereof) in connection with such covenants, but shall continue to be deemed "outstanding" for all other purposes hereunder (it being understood that such Mortgage Notes shall not be deemed outstanding for accounting purposes). For this purpose, Covenant Defeasance means that, with respect to the outstanding Mortgage Notes, the Issuers and the Mortgage Note Guarantors may omit to comply with and shall have no liability in respect of any term, condition or limitation set forth in any such covenant, whether directly or indirectly, by reason of any reference elsewhere herein to any such covenant or by reason of any reference in any such covenant to any other provision herein or in any other document and such omission to comply shall not constitute a Default or an Event of Default under Section 6.01 hereof, but, except as specified above, the remainder of this Indenture and such Mortgage Notes and Mortgage Note Guaranties shall be unaffected thereby. In addition, upon the Issuers' exercise under Section 8.01 hereof of the option applicable to this Section 8.03 hereof, subject to the satisfaction of the conditions set forth in Section 8.04 hereof, Sections 6.01(c) through 6.01(g) and 6.01(k) through 6.01(m) hereof shall not constitute Events of Default.


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

SECTION 8.04.     CONDITIONS TO LEGAL OR COVENANT DEFEASANCE.

         The following shall be the conditions to the application of either
Section 8.02 or 8.03 hereof to the outstanding Mortgage Notes:

         In order to exercise either Legal Defeasance or Covenant Defeasance:

                  (a) the Issuers must irrevocably deposit with the Mortgage Note Trustee, in trust, for the benefit of the Holders, cash in United States dollars, non-callable Government Securities, or a combination thereof, in such amounts as will be sufficient, in the opinion of a nationally recognized firm of independent public accountants as evidenced by a certificate delivered to the Mortgage Note Trustee, to pay the principal of, premium and Liquidated Damages, if any, and interest on the outstanding Mortgage Notes on the stated maturity date or on an applicable redemption date, as the case may be, of such principal of, premium and Liquidated Damages, if any, or interest on the outstanding Mortgage Notes;

                  (b) in the case of an election under Section 8.02 hereof, the Issuers shall have delivered to the Mortgage Note Trustee an Opinion of Counsel in the United States reasonably acceptable to the Mortgage Note Trustee confirming that, subject to customary assumptions and exclusions, (A) the Issuers have received from, or there has been published by, the United States Internal Revenue Service a ruling or
         (B) since the Issuance Date, there has been a change in the applicable federal income tax law, in either case to the effect that, and based thereon such Opinion of Counsel in the United States shall confirm that, subject to customary assumptions and exclusions, the Holders of the outstanding Mortgage Notes will not recognize income, gain or loss for U.S. federal income tax purposes as a result of such Legal Defeasance and will be subject to U.S. federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Legal Defeasance had not occurred;

                  (c) in the case of an election under Section 8.03 hereof, the Issuers shall have delivered to the Mortgage Note Trustee an Opinion of Counsel in the United States reasonably acceptable to the Mortgage Note Trustee confirming that, subject to customary assumptions and exclusions, the Holders of the outstanding Mortgage Notes will not recognize income, gain or loss for U.S. federal income tax purposes as a result of such Covenant Defeasance and will be subject to U.S. federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Covenant Defeasance had not occurred;

                  (d) no Default or Event of Default shall have occurred and be continuing pursuant to Section 6.01(a), 6.01(b), 6.01(i) or 6.01(j) hereof on the date of such deposit;

                  (e) such Legal Defeasance or Covenant Defeasance shall not result in a breach or violation of, or constitute a default under, any material agreement or instrument (other than this Indenture) to which the Issuers or any of their Subsidiaries is a party or by which the Issuers or any of their Subsidiaries is bound;

                  (f) the Issuers shall have delivered to the Mortgage Note Trustee an Opinion of Counsel in the United States to the effect that, as of the date of such opinion and subject to customary assumptions and exclusions, the trust funds will not be subject to the effect of any applicable bankruptcy, insolvency, reorganization or similar laws affecting creditors' rights generally under any applicable United States, state law and that the Mortgage Note Trustee has


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

         a perfected security interest in such trust for the ratable benefit of the Holders of Mortgage Notes;

                  (g) the Issuers shall have delivered to the Mortgage Note Trustee an Officers' Certificate stating that the deposit was not made by the Issuers with the intent of defeating, hindering, delaying or defrauding any creditors of the Issuers or others; and

                  (h) the Issuers shall have delivered to the Mortgage Note Trustee an Officers' Certificate and an Opinion of Counsel in the United States, which Opinion of Counsel may be subject to customary assumptions and exclusions, each stating that all conditions precedent provided for or relating to the Legal Defeasance or the Covenant Defeasance have been complied with.

SECTION 8.05. DEPOSITED MONEY AND GOVERNMENT SECURITIES TO BE HELD IN TRUST; OTHER MISCELLANEOUS PROVISIONS.

         Subject to Section 8.06 hereof, all money and non-callable Government Securities (including the proceeds thereof) deposited with the Mortgage Note Trustee (or other qualifying trustee, collectively for purposes of this Section 8.05, the "Mortgage Note Trustee") pursuant to Section 8.04 hereof in respect of the outstanding Mortgage Notes shall be held in trust and applied by the Mortgage Note Trustee, in accordance with the provisions of such Mortgage Notes and this Indenture, to the payment, either directly or through any Paying Agent (including the Issuers acting as Paying Agent) as the Mortgage Note Trustee may determine, to the Holders of such Mortgage Notes of all sums due and to become due thereon in respect of principal, premium and Liquidated Damages, if any, and interest but such money need not be segregated from other funds except to the extent required by law.

         The Issuers and the Mortgage Note Guarantors shall pay and indemnify the Mortgage Note Trustee against any tax, fee or other charge imposed on or assessed against the cash or non-callable Government Securities deposited pursuant to Section 8.04 hereof or the principal and interest received in respect thereof other than any such tax, fee or other charge which by law is for the account of the Holders of the outstanding Mortgage Notes.

         Anything in this Article Eight to the contrary notwithstanding, the Mortgage Note Trustee shall deliver or pay to the Issuers from time to time upon the request of the Issuers any money or non-callable Government Securities held by it as provided in Section 8.04 hereof which, in the opinion of a nationally recognized firm of independent public accountants expressed in a written certification thereof delivered to the Mortgage Note Trustee (which may be the opinion delivered under Section 8.04(a) hereof), are in excess of the amount thereof that would then be required to be deposited to effect an equivalent Legal Defeasance or Covenant Defeasance.

SECTION 8.06.     REPAYMENT TO THE ISSUERS.

         Any money deposited with the Mortgage Note Trustee or any Paying Agent, or then held by the Issuers, in trust for the payment of the principal of, premium and Liquidated Damages, if any, or interest on any Mortgage Note and remaining unclaimed for two years after such principal, premium and Liquidated Damages, if any, or interest has become due and payable shall be paid to the Issuers on its request or (if then held by the Issuers) shall be discharged from such trust; and the Holder of such Mortgage Note shall thereafter, as a secured creditor, look only to the Issuers for payment thereof, and all liability of the Mortgage Note Trustee or such Paying Agent with respect to such trust money, and all liability of the Issuers as trustee thereof, shall thereupon cease; provided, however, that the Mortgage


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

Note Trustee or such Paying Agent, before being required to make any such repayment, may at the expense of the Issuers cause to be published once, in the New York Times and The Wall Street Journal (national edition), notice that such money remains unclaimed and that, after a date specified therein, which shall not be less than 30 days from the date of such notification or publication, any unclaimed balance of such money then remaining will be repaid to the Issuers.

SECTION 8.07.     REINSTATEMENT.

         If the Mortgage Note Trustee or Paying Agent is unable to apply any United States dollars or non-callable Government Securities in accordance with
Section 8.02 or 8.03 hereof, as the case may be, by reason of any order or judgment of any court or governmental authority enjoining, restraining or otherwise prohibiting such application, then the Issuers' and the Mortgage Note Guarantors' obligations under this Indenture and the Mortgage Notes and Mortgage Note Guaranties shall be revived and reinstated as though no deposit had occurred pursuant to Section 8.02 or 8.03 hereof until such time as the Mortgage Note Trustee or Paying Agent is permitted to apply all such money in accordance with Section 8.02 or 8.03 hereof, as the case may be; provided, however, that, if the Issuers and the Mortgage Note Guarantors make any payment of principal of, premium and Liquidated Damages, if any, or interest on any Mortgage Note following the reinstatement of its obligations, the Issuers and the Mortgage Note Guarantors shall be subrogated to the rights of the Holders of such Mortgage Notes to receive such payment from the money held by the Mortgage Note Trustee or Paying Agent.

SECTION 8.08.     NOTE COLLATERAL.

         Upon the Issuers' exercise under Section 8.01 hereof of the option applicable to either Section 8.02 or 8.03, the Note Collateral, except the funds in the trust fund described in Section 8.04 hereof, shall be released pursuant to Section 10.03 hereof.

                                    ARTICLE 9
                        AMENDMENT, SUPPLEMENT AND WAIVER

SECTION 9.01.     WITHOUT CONSENT OF HOLDERS OF MORTGAGE NOTES.

         Notwithstanding Section 9.02 of this Indenture, the Issuers, the Mortgage Note Guarantors and the Mortgage Note Trustee may amend or supplement this Indenture, the Mortgage Notes, the Mortgage Note Guaranties, the Intercreditor Agreement, the Sole Stockholder Intercreditor Agreement or the Collateral Documents without the consent of any Holder of a Mortgage Note:

         (a) to cure any ambiguity, defect or inconsistency;

         (b) to comply with Article 5 or Article 11 hereof;

         (c) to provide for uncertificated Mortgage Notes in addition to or in place of certificated Mortgage Notes;

         (d) to provide for the assumption of the Issuers' or the Mortgage Note Guarantors' obligations to the Holders of the Mortgage Notes in the case of a merger or consolidation pursuant to Articles 5 or 11 hereof, as the case may be;


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

         (e) to make any change that would provide any additional rights or benefits to the Holders of the Mortgage Notes (including providing for additional Mortgage Note Guaranties pursuant to Section 11.02 hereof) or that does not adversely affect the legal rights hereunder, under the Collateral Documents, the Intercreditor Agreement or the Sole Stockholder Intercreditor Agreement of any Holder of a Mortgage Note;

         (f) to comply with requirements of the SEC in order to effect or maintain the qualification of this Indenture under the TIA; or

         (g) to enter into additional or supplemental Collateral Documents.

         Upon the request of the Issuers accompanied by a resolution of the Board of Directors of the Issuers and the Mortgage Note Guarantors (or their managing members) authorizing the execution of any such amended or supplemental Indenture, Mortgage Notes, Mortgage Note Guaranties or Collateral Documents, and upon receipt by the Mortgage Note Trustee of the documents described in Section
7.02 hereof, the Mortgage Note Trustee shall join with the Issuers and the Mortgage Note Guarantors in the execution of any amended or supplemental Indenture, Mortgage Notes, Mortgage Note Guaranties or Collateral Documents authorized or permitted by the terms of this Indenture, but the Mortgage Note Trustee shall not be obligated to enter into such amended or supplemental Indenture, Mortgage Notes, Mortgage Note Guaranties or Collateral Documents that affects its own rights, duties or immunities under this Indenture or otherwise.

SECTION 9.02.     WITH CONSENT OF HOLDERS OF MORTGAGE NOTES.

         Except as provided below in this Section 9.02 or elsewhere in this Indenture, the Issuers and the Mortgage Note Trustee may amend or supplement this Indenture, the Mortgage Notes, the Mortgage Note Guaranties, the Collateral Documents, the Intercreditor Agreement or the Sole Stockholder Intercreditor Agreement with the consent of the Holders of at least a majority in principal amount of the Mortgage Notes then outstanding (including consents obtained in connection with a tender offer or exchange offer for the Mortgage Notes), and, subject to Sections 6.04 and 6.07 hereof, any existing Default or Event of Default (other than a Default or Event of Default in the payment of the principal of, premium and Liquidated Damages, if any, or interest on the Mortgage Notes, except a payment default resulting from an acceleration that has been rescinded) or compliance with any provision of this Indenture or the Mortgage Notes, the Mortgage Note Guaranties, the Collateral Documents, the Intercreditor Agreement or the Sole Stockholder Intercreditor Agreement may be waived with the consent of the Holders of a majority in principal amount of the then outstanding Mortgage Notes (including consents obtained in connection with a tender offer or exchange offer for the Mortgage Notes).

         Upon the request of the Issuers accompanied by a resolution of the Board of Directors of the Company and the Mortgage Note Guarantors authorizing the execution of any such amended or supplemental Indenture, Mortgage Notes, Mortgage Note Guaranties, Collateral Documents, the Intercreditor Agreement or the Sole Stockholder Intercreditor Agreement, and upon the filing with the Mortgage Note Trustee of evidence reasonably satisfactory to the Mortgage Note Trustee of the consent of the Holders of Mortgage Notes as aforesaid, and upon receipt by the Mortgage Note Trustee of the documents described in Section 7.02 hereof, the Mortgage Note Trustee shall join with the Issuers and the Mortgage Note Guarantors in the execution of such amended or supplemental Indenture, Mortgage Notes, Mortgage Note Guaranties, Collateral Documents, Intercreditor Agreement or Sole Stockholder Intercreditor Agreement, unless such amended or supplemental Indenture, Mortgage Notes, Mortgage Note Guaranties, Collateral Documents or Intercreditor Agreement affects the Mortgage Note Trustee's own rights, duties or immunities under this Indenture, the Mortgage Notes, the Mortgage Note Guaranties, the Collateral


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

Documents, the Intercreditor Agreement, the Sole Stockholder Intercreditor Agreement or otherwise, in which case the Mortgage Note Trustee may in its discretion, but shall not be obligated to, enter into such amended or supplemental Indenture, Mortgage Notes, Mortgage Note Guaranties, Collateral Documents Intercreditor Agreement or Sole Stockholder Intercreditor Agreement.

         It shall not be necessary for the consent of the Holders of Mortgage Notes under this Section 9.02 to approve the particular form of any proposed amendment or waiver, but it shall be sufficient if such consent approves the substance thereof.

         After an amendment, supplement or waiver under this Section becomes effective, the Issuers shall mail to the Holders of Mortgage Notes affected thereby a notice briefly describing the amendment, supplement or waiver. Any failure of the Issuers to mail such notice, or any defect therein, shall not, however, in any way impair or affect the validity of any such amended or supplemental Indenture, Mortgage Notes, Mortgage Note Guaranties, Collateral Documents Intercreditor Agreement or Sole Stockholder Intercreditor Agreement or waiver. Subject to Sections 6.04 and 6.07 hereof, the Holders of a majority in aggregate principal amount of the Mortgage Notes then outstanding may waive compliance in a particular instance with any provision of this Indenture, the Mortgage Notes, the Mortgage Note Guaranties, the Collateral Documents, the Intercreditor Agreement or the Sole Stockholder Intercreditor Agreement. However, without the consent of each Holder affected, an amendment or waiver may not (with respect to any Mortgage Notes held by a non-consenting Holder):

             (a) reduce the principal amount of Mortgage Notes whose Holders must consent to an amendment, supplement or waiver;

             (b) reduce the principal of or change the fixed maturity of any Mortgage Note or alter or waive any of the provisions with respect to the optional or mandatory redemption provisions of the Mortgage Notes (provided, however, that the term "redemption" does not apply to any provision with respect to any Repurchase Offer);

             (c) reduce the rate of or change the time for payment of interest, including default interest, on any Mortgage Note;

             (d) waive a Default or Event of Default in the payment of principal of or premium and Liquidated Damages, if any, or interest on the Mortgage Notes (except a rescission of acceleration of the Mortgage Notes by the Holders of at least a majority in aggregate principal amount of the then outstanding Mortgage Notes and a waiver of the payment default that resulted from such acceleration);

             (e) make any Mortgage Note payable in money other than that stated in the Mortgage Notes;

             (f) make any change in the provisions of this Indenture relating to waivers of past Defaults or the rights of Holders of Mortgage Notes to receive payments of principal of or premium and Liquidated Damages, if any, or interest on the Mortgage Notes;

             (g) release all or substantially all of the Note Collateral from the Lien of this Indenture and the Collateral Documents; or

             (h) make any change in Section 6.04 or 6.07 hereof or in the foregoing amendment and waiver provisions.


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

SECTION 9.03.     COMPLIANCE WITH TRUST INDENTURE ACT.

         Every amendment or supplement to this Indenture, the Mortgage Notes, the Mortgage Note Guaranties and the Collateral Documents shall be set forth in a amended or supplemental Indenture or Collateral Document that complies with the TIA as then in effect, if applicable. This Indenture shall be construed to comply in every respect with the TIA.

SECTION 9.04.     REVOCATION AND EFFECT OF CONSENTS.

         Until an amendment, supplement or waiver becomes effective, a consent to it by a Holder of a Mortgage Note is a continuing consent by the Holder of a Mortgage Note and every subsequent Holder of a Mortgage Note or portion of a Mortgage Note that evidences the same debt as the consenting Holder's Mortgage Note, even if notation of the consent is not made on any Mortgage Note. However, any such Holder of a Mortgage Note or subsequent Holder of a Mortgage Note may revoke the consent as to its Mortgage Note if the Mortgage Note Trustee receives written notice of revocation before the date the waiver, supplement or amendment becomes effective. An amendment, supplement or waiver becomes effective in accordance with its terms and thereafter binds every Holder.

SECTION 9.05.     NOTATION ON OR EXCHANGE OF MORTGAGE NOTES.

         The Mortgage Note Trustee may place an appropriate notation about an amendment, supplement or waiver on any Mortgage Note thereafter authenticated. The Issuers in exchange for all Mortgage Notes may issue and the Mortgage Note Trustee shall authenticate new Mortgage Notes (accompanied by a notation of the Mortgage Note Guaranties duly endorsed by the Mortgage Note Guarantors) that reflect the amendment, supplement or waiver.

         Failure to make the appropriate notation or issue a new Mortgage Note shall not affect the validity and effect of such amendment, supplement or waiver.

SECTION 9.06.     MORTGAGE NOTE TRUSTEE TO SIGN AMENDMENTS, ETC.

         The Mortgage Note Trustee shall sign any amended or supplemental indenture, Mortgage Note, Mortgage Note Guaranty or Collateral Document, if necessary, authorized pursuant to this Article Nine if the amendment or supplement does not adversely affect the rights, duties, liabilities or immunities of the Mortgage Note Trustee. The Issuers or any Mortgage Note Guarantor may not sign an amendment or supplemental Indenture, Mortgage Note, Mortgage Note Guaranty or Collateral Document until the Board of Directors approves it. In executing any amended or supplemental indenture, Mortgage Note, Mortgage Note Guaranty or Collateral Document, if necessary, the Mortgage Note Trustee shall be entitled to receive and (subject to Section 7.01) shall be fully protected in relying upon, an Officer's Certificate and an Opinion of Counsel, which Opinion of Counsel may be subject to customary assumptions and exclusions, stating that the execution of such amended or supplemental indenture, Mortgage Note, Mortgage Note Guaranty or Collateral Document is authorized or permitted by this Indenture.


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                                   ARTICLE 10
                             COLLATERAL AND SECURITY

SECTION 10.01.    SECURITY.

         The due and punctual payment of the principal of, premium and Liquidated Damages, if any, and interest on the Mortgage Notes when and as the same shall be due and payable, whether on an interest payment date, at maturity, by acceleration, repurchase, redemption or otherwise, and interest on the overdue principal of, premium and Liquidated Damages, if any, and interest on the Mortgage Notes and performance of all other obligations of the Issuers and the Mortgage Note Guarantors to the Holders of Mortgage Notes or the Mortgage Note Trustee under this Indenture, the Mortgage Notes and the Mortgage Note Guaranties, according to the terms hereunder or thereunder, shall be secured by the Note Collateral, as provided in the Collateral Documents which the Issuers and the Mortgage Note Guarantors have entered into simultaneously with the execution of this Indenture for the benefit of the Holders of Mortgage Notes. Each Holder of Mortgage Notes, by its acceptance thereof, consents and agrees to the terms of the Collateral Documents, the Intercreditor Agreement (including, without limitation, the provisions providing for foreclosure and release of Note Collateral as well as any additional intercreditor arrangements entered into by the Mortgage Note Trustee pursuant to Section 7.12 hereof) and the Sole Stockholder Intercreditor Agreement as the same may be in effect or may be amended from time to time in accordance with its terms and authorizes and directs the Mortgage Note Trustee to enter into the Collateral Documents, the Intercreditor Agreement and the Sole Stockholder Intercreditor Agreement and to perform its obligations and exercise its rights thereunder in accordance therewith. The Issuers and the Mortgage Note Guarantors shall deliver to the Mortgage Note Trustee copies of all documents executed pursuant to this Indenture, the Collateral Documents, the Intercreditor Agreement and the Sole Stockholder Intercreditor Agreement and shall do or cause to be done all such acts and things as may be necessary or proper, or as may be required by the provisions of the Collateral Documents, the Intercreditor Agreement and/or the Sole Stockholder Intercreditor Agreement to assure and confirm to the Mortgage Note Trustee the security interest in the Note Collateral contemplated hereby, by the Collateral Documents, the Intercreditor Agreement and the Sole Stockholder Intercreditor Agreement or any part thereof, as from time to time constituted, so as to render the same available for the security and benefit of this Indenture and of the Mortgage Notes and the Mortgage Note Guaranties secured hereby, according to the intent and purposes herein and therein expressed. The Issuers shall take, or shall cause its Restricted Subsidiaries to take, upon request of the Mortgage Note Trustee, any and all actions reasonably required to cause the Collateral Documents, the Intercreditor Agreement and/or the Sole Stockholder Intercreditor Agreement to create and maintain, as security for the obligations of the Issuers hereunder, a valid and enforceable perfected Lien on the Note Collateral, subject to Permitted Liens.

SECTION 10.02.    RECORDING AND OPINIONS.

         The Issuers and the Mortgage Note Guarantors will cause the applicable Collateral Documents, including this Indenture Fee Deed of Trust, the Mortgage
Note Indenture Leasehold Deed of Trust, and the Mortgage Notes Indenture Mall Parcel Fee Deed of Trust and any financing statements, all amendments or supplements to each of the foregoing and any other similar security documents as necessary, to be registered, recorded and filed and/or re-recorded, re-filed and renewed in such manner and in such place or places, if any, as may be required by law or reasonably requested by the Mortgage Note Trustee in order fully to preserve and protect the Lien securing the obligations under the Mortgage Notes and the Mortgage Note Guaranties pursuant to the Collateral Documents, the Intercreditor Agreement and the Sole Stockholder Intercreditor Agreement.


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         The Issuers, the Mortgage Note Guarantors and any other obligor shall furnish to the Mortgage Note Trustee:

         (a) promptly after the execution and delivery of this Indenture, and promptly after the execution and delivery of any other instrument of further assurance or amendment, an Opinion of Counsel in the United States either (i) stating that, subject to customary assumptions and exclusions, in the opinion of such counsel, this Indenture, this Indenture Fee Deed of Trust, the Mortgage
Note Indenture Leasehold Deed of Trust, and the Mortgage Notes Indenture Mall Parcel Fee Deed of Trust and other applicable Collateral Documents and all other instruments of further assurance or amendment have been properly recorded, registered and filed to the extent necessary to make effective the Lien intended to be created by such Collateral Documents and reciting the details of such action or referring to prior Opinions of Counsel in which such details are given or (ii) stating that, subject to customary assumptions and exclusions, in the opinion of such counsel, no such action is necessary to make any other Lien created under any of the Collateral Documents effective as intended by such Collateral Documents; and

         (b) within 30 days after January 1, in each year beginning with the year 1998, an Opinion of Counsel, dated as of such date, either (i) stating that, subject to customary assumptions and exclusions, in the opinion of such counsel, such action has been taken with respect to the recording, registering, filing, re-recording, re-registering and re-filing of this Indenture and all supplemental indentures, financing statements, continuation statements or other instruments of further assurance as is necessary to maintain the Lien of this Indenture and the Collateral Documents until the next Opinion of Counsel is required to be rendered pursuant to this paragraph and reciting the details of such action or referring to prior Opinions of Counsel in which such details are given or (ii) stating that, subject to customary assumptions and exclusions, in the opinion of such counsel, no such action is necessary to maintain such Lien, until the next Opinion of Counsel is required to be rendered pursuant to this paragraph.

         (c) The Issuers shall furnish to the Mortgage Note Trustee the certificates or opinions, as the case may be, required by TIA Section 314(d). Such certificates or opinions will be subject to the terms of TIA Section 314(e).

SECTION 10.03.    RELEASE OF COLLATERAL.

         (a) Subject to subsections (b), (c) and (d) of this Section 10.03, Note Collateral may be released from the Lien and security interest created by this Indenture and the Collateral Documents at any time or from time to time upon the request of the Issuers pursuant to an Officers' Certificate certifying that all terms for release and conditions precedent hereunder and under any applicable Collateral Document have been met and specifying (i) the identity of the Note Collateral to be released and (ii) the provision of this Indenture which authorizes such release. The Mortgage Note Trustee shall release (at the sole cost and expense of the Issuers) (i) all Note Collateral that is contributed, sold, leased, conveyed, transferred or otherwise disposed of (including, without limitation, any Note Collateral that does not constitute Project Assets and that is contributed, sold, leased, conveyed, transferred or otherwise disposed of to an Unrestricted Subsidiary, but excluding any such contribution, sale, lease, conveyance, transfer or other distribution to the Issuers or a Restricted Subsidiary); provided, such contribution, sale, lease, conveyance, transfer or other distribution is or will be in accordance with the provisions of this Indenture, including, without limitation, the requirement that the net proceeds from such contribution, sale, lease, conveyance, transfer or other distribution are or will be applied in accordance with this Indenture and that no Default or Event of Default has occurred and is continuing or would occur immediately following such release; (ii) Note Collateral that is condemned, seized or taken by the power of eminent domain or otherwise confiscated pursuant to an Event of Loss; provided that the Net Loss Proceeds, if any, from such Event of Loss are or will be applied in accordance with Section 4.11 hereof and that no Default or


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Event of Default has occurred and is continuing or would occur immediately following such release; (iii) Note Collateral which may be released with the consent of Holders pursuant to Article 9 hereof; (iv) all Note Collateral (except as provided in Article 8 hereof and, in particular, the funds in the trust fund described in Section 8.04 hereof) upon discharge or defeasance of this Indenture in accordance with Article 8 hereof; (v) all Note Collateral upon the payment in full of all obligations of the Issuers with respect to the Mortgage Notes; (vi) Note Collateral of a Guarantor whose Mortgage Note Guaranty is released pursuant to Section 11.06 hereof; (vii) Note Collateral that is expressly required to be released by any Collateral Document, the Intercreditor Agreement or the Sole Stockholder Intercreditor Agreement; (viii) all Mall Collateral upon the transfer of the Mall Collateral to the Mall Subsidiary in accordance with the Sale and Contribution Agreement; (ix) the Phase II Land upon the contribution of the Phase II Land to the Phase II Subsidiary; and (x) after termination of all of the Sole Stockholder's Obligations under the Completion Guaranty, the assets securing such Obligations, to the extent any such assets remain. Upon receipt of such Officers' Certificate the Mortgage Note Trustee shall execute, deliver or acknowledge any necessary or proper instruments of termination, satisfaction or release to evidence the release of any Note Collateral permitted to be released pursuant to this Indenture or the Collateral Documents. The Trustee is hereby authorized and shall, from time to time upon request of the Issuers, execute and deliver UCC-3 termination statements and such other documents evidencing release of (i) Note Collateral available for release pursuant to clauses (i) through (x) above, and (ii) any Specified FF&E or deposits or advances used for the purpose of acquiring Specified FF&E; provided that in the case of each of clause (i) and (ii), such request by the Issuers is accompanied by an Officers' Certificate of the Issuers certifying that any assets being so released are not subject to Liens in favor of the lenders under the Bank Credit Facility.

         (b) Except pursuant to Section 10.03(a), no Note Collateral shall be released from the Lien and security interest created by the Collateral Documents pursuant to the provisions of the Collateral Documents unless there shall have been delivered to the Mortgage Note Trustee the certificate required by this
Section 10.03.

         (c) The Mortgage Note Trustee may release Note Collateral from the Lien and security interest created by this Indenture and the Collateral Documents upon the sale or disposition of Note Collateral pursuant to the Mortgage Note Trustee's powers, rights and duties with respect to remedies provided under any of the Collateral Documents.

         (d) The release of any Note Collateral from the terms of this Indenture and the Collateral Documents shall not be deemed to impair the security under this Indenture in contravention of the provisions hereof if and to the extent the Note Collateral is released pursuant to the terms hereof. To the extent applicable, the Issuers shall cause TIA ss. 313(b), relating to reports, and TIA ss. 314(d), relating to the release of property or securities from the Lien and security interest of the Collateral Documents and relating to the substitution therefor of any property or securities to be subjected to the Lien and security interest of the Collateral Documents to be complied with. Any certificate or opinion required by TIA ss. 314(d) may be made by an Officer of the Issuers except in cases where TIA ss. 314(d) requires that such certificate or opinion be made by an independent Person, which Person shall be an independent engineer, appraiser or other expert selected or approved by the Mortgage Note Trustee in the exercise of reasonable care.

SECTION 10.04.    PROTECTION OF THE TRUST ESTATE.

          Subject to the terms of the Intercreditor Agreement and the Collateral Documents, upon prior written notice to the Issuers and the Mortgage Note Guarantors, the Mortgage Note Trustee shall have the power (i) to institute and maintain such suits and proceedings as it may deem expedient, to prevent


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any impairment of the Note Collateral under any of the Collateral Documents and in the profits, rents, revenues and other income arising therefrom, including the power to institute and maintain suits or proceedings to restrain the enforcement of or compliance with any legislative or other governmental enactment, rule or order that may be unconstitutional or otherwise invalid if the enforcement of, or compliance with, such enactment, rule or order would impair any Note Collateral or be prejudicial to the interests of the Holders of Mortgage Notes or the Mortgage Note Trustee, to the extent permitted thereunder; and (ii) to enforce the obligations of the Issuers, the Mortgage Note Guarantors or any Restricted Subsidiary under this Indenture or the Collateral Documents. Upon receipt of notice that a Restricted Subsidiary or a Guarantor is not in compliance with any of the requirements of the Mortgage Note Deed of Trust, the Mortgage Note Trustee may, but shall have no obligation to purchase, at the Issuers' expense, such insurance coverage necessary to comply with the appropriate section of the mortgage.

SECTION 10.05.    CERTIFICATES OF THE ISSUERS.

         The Issuers shall furnish to the Mortgage Note Trustee, prior to each proposed release of Note Collateral pursuant to the Collateral Documents (i) all documents required by TIA ss.314(d) and (ii) an Opinion of Counsel in the United States, which may be rendered by internal counsel to the Issuers, to the effect that, subject to customary assumptions and exclusions, such accompanying documents constitute all documents required by TIA ss.314(d). The Mortgage Note Trustee may, to the extent permitted by Sections 7.01 and 7.02 hereof, accept as conclusive evidence of compliance with the foregoing provisions the appropriate statements contained in such documents and such Opinion of Counsel.

SECTION 10.06.    CERTIFICATES OF THE MORTGAGE NOTE TRUSTEE.

         In the event that the Issuers wish to release Note Collateral in accordance with the Collateral Documents and have delivered the certificates and documents required by the Collateral Documents and Sections 10.03 and 10.04 hereof, the Mortgage Note Trustee shall determine whether it has received all documentation required by TIA ss.314(d) in connection with such release and, based on such determination and the Opinion of Counsel delivered pursuant to
Section 10.05(ii), shall deliver a certificate to the Mortgage Note Trustee setting forth such determination.

SECTION 10.07. AUTHORIZATION OF ACTIONS TO BE TAKEN BY THE MORTGAGE NOTE TRUSTEE UNDER THE COLLATERAL DOCUMENTS.

         Subject to the provisions of Section 7.01, 7.02 and 7.12 hereof and the Intercreditor Agreement, the Mortgage Note Trustee may, in its sole discretion and without the consent of the Holders of Mortgage Notes, on behalf of the Holders of Mortgage Notes, take all actions it deems necessary or appropriate in order to (a) enforce any of the terms of the Collateral Documents, the Intercreditor Agreement, the Sole Stockholder Intercreditor Agreement and (b) collect and receive any and all amounts payable in respect of the Obligations of the Issuers hereunder, including but not limited to the appointment and approval of collateral agents, any actions of consents required to be taken under the Intercreditor Agreement, the Sole Stockholder Intercreditor Agreement or the Disbursement Agreement and the appointment and approval of an insurance trustee. The Mortgage Note Trustee shall have power to institute and maintain such suits and proceedings as it may deem expedient to prevent any impairment of the Note Collateral by any acts that may be unlawful or in violation of the Collateral Documents or this Indenture, and such suits and proceedings as the Mortgage Note Trustee may deem expedient to preserve or protect its interests and the interests of the Holders of Mortgage Notes in the Note Collateral (including power to institute and maintain suits or proceedings to restrain the enforcement of or compliance with any legislative or other governmental enactment, rule or order that may be


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unconstitutional or otherwise invalid if the enforcement of, or compliance with, such enactment, rule or order would impair the security interest hereunder or be prejudicial to the interests of the Holders of Mortgage Notes or of the Mortgage Note Trustee).

SECTION 10.08. AUTHORIZATION OF RECEIPT OF FUNDS BY THE MORTGAGE NOTE TRUSTEE UNDER THE COLLATERAL DOCUMENTS.

         Upon an Event of Default and so long as such Event of Default continues, the Mortgage Note Trustee may, subject to the terms of the Intercreditor Agreement, exercise in respect of the Note Collateral, in addition to the other rights and remedies provided for herein, in the Note Collateral Documents or otherwise available to it, all of the rights and remedies of a secured party under the Uniform Commercial Code or other applicable law, and the Mortgage Note Trustee may also upon obtaining possession of the Note Collateral as set forth herein, without notice to the Issuers, except as specified below, sell the Note Collateral or any part thereof in one or more parcels at public or private sale, at any exchange, broker's board or at any of the Mortgage Note Trustee's offices or elsewhere, for cash, on credit or for future delivery, and upon such other terms as the Mortgage Note Trustee may deem commercially reasonable. The Issuers acknowledge and agree that any such private sale may result in prices and other terms less favorable to the seller than if such a sale were a public sale. The Issuers agree that, to the extent notice of sale shall be required by law, at least 10 days' notice to the Issuers of the time and place of any public sale or the time after which any private sale is to be made shall constitute reasonable notification. The Mortgage Note Trustee shall not be obligated to make any sale regardless of notice of sale having been given. The Mortgage Note Trustee may adjourn any public or private sale from time to time by announcement at the time and place fixed therefor, and such sale may, without further notice, be made at the time and place to which it was so adjourned.

         Any cash that is Note Collateral held by the Mortgage Note Trustee and all cash proceeds received by the Mortgage Note Trustee in respect of any sale of, collection from, or other realization upon all or any part of the Note Collateral shall be applied (unless otherwise provided for in the Note Collateral Documents and after payment of any and all amounts payable to the Mortgage Note Trustee pursuant to the Indenture), as the Mortgage Note Trustee shall determine or as the Holders of the Mortgage Notes shall direct pursuant to
Section 6.05 hereof, (i) against the obligations for the ratable benefit of the Holders of the Mortgage Notes, (ii) to maintain, repair or otherwise protect the Note Collateral or (iii) to take such other action to protect the other rights of the Holders of the Mortgage Notes or to take any other appropriate action or remedy for the benefit of the Holders of the Mortgage Notes. Any surplus of such cash or cash proceeds held by the Mortgage Note Trustee and remaining after payment in full of all the obligations shall be paid over to the Issuers or to whomsoever may be lawfully entitled to receive such surplus or as a court of competent jurisdiction may direct.

SECTION 10.09.    TERMINATION OF SECURITY INTEREST.

         Upon the payment in full of all Obligations of the Issuers under this Indenture and the Mortgage Notes, the Mortgage Note Trustee shall (at the request of the Issuers accompanied by (i) an Officers' Certificate of the Issuers to the Mortgage Note Trustee stating that such Obligations have been paid in full, and (ii) instructions from the Issuers to the Mortgage Note Trustee to release the Liens pursuant to this Indenture and the Collateral Documents) release the Liens securing the Note Collateral.

SECTION 10.10.    COOPERATION OF MORTGAGE NOTE TRUSTEE.

         In the event the Issuers or any Mortgage Note Guarantor pledge or grant a security interest in additional Note Collateral, the Mortgage Note Trustee shall cooperate with the Issuers or such Mortgage


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Note Guarantor in reasonably and promptly agreeing to the form of, and executing as required, any instruments or documents necessary to make effective the security interest in the Note Collateral to be so substituted or pledged. To the extent practicable, the terms of any security agreement or other instrument or document necessitated by any such substitution or pledge shall be comparable to the provisions of the existing Collateral Documents. Subject to, and in accordance with the requirements of this Article 10 and the terms of the Collateral Documents, in the event that the Issuers or any Mortgage Note Guarantor engages in any transaction pursuant to Section 10.03, the Mortgage
Note Trustee shall cooperate with the Issuers or such Mortgage Note Guarantor in order to facilitate such transaction in accordance with any reasonable time schedule proposed by the Issuers, including by delivering and releasing the Note Collateral in a prompt and reasonable manner.

SECTION 10.11.    COLLATERAL AGENT.

         The Mortgage Note Trustee may, from time to time, appoint one or more Collateral Agents hereunder. Each of such Collateral Agents may be delegated any one or more of the duties or rights of the Mortgage Note Trustee hereunder or under the Collateral Documents or Intercreditor Agreement or which are specified in any Collateral Documents or Intercreditor Agreement, including without limitation, the right to hold any Note Collateral in the name of, registered to, or in the physical possession of, such Collateral Agent, for the rateable benefit of the Holders of the Mortgage Notes. Each such Collateral Agent shall have such rights and duties as may be specified in an agreement between the Mortgage Note Trustee and such Collateral Agent. The Mortgage Note Trustee and any Collateral Agent shall be authorized hereunder to give any acknowledgment reasonably requested by any party under the Intercreditor Agreement to confirm the rights and obligations of the parties under the Intercreditor Agreement.

                                   ARTICLE 11
                            MORTGAGE NOTE GUARANTIES

SECTION 11.01.    MORTGAGE NOTE GUARANTIES.

         The Mortgage Notes are hereby unconditionally guaranteed (i) on a senior, secured basis by the Secured Mortgage Guarantors and (ii) on a subordinated, unsecured basis by each of the Subordinated Mortgage Note Guarantors. The Mortgage Note Guarantors hereby guarantee to each Holder of a Mortgage Note authenticated and delivered by the Mortgage Note Trustee irrespective of the validity or enforceability of this Indenture, the Mortgage Notes or the obligations of the Issuers under this Indenture, the Mortgage Notes or the Collateral Documents, that: (i) the principal of, premium and Liquidated Damages, if any, and interest on the Mortgage Notes will be paid in full when due, whether at the maturity or interest payment or mandatory redemption date, by acceleration, call for redemption or otherwise, and interest on the overdue principal and interest, if any, of the Mortgage Notes and all other obligations of the Issuers to the Holders or the Mortgage Note Trustee under this Indenture or the Mortgage Notes will be promptly paid in full or performed, all in accordance with the terms of this Indenture and the Mortgage Notes; and (ii) in case of any extension of time of payment or renewal of any Mortgage Notes or any of such other obligations, they will be paid in full when due or performed in accordance with the terms of the extension or renewal, whether at stated maturity, by acceleration, prepayment, declaration, demand or otherwise. Failing payment when due of any amount so guaranteed for whatever reason, each Mortgage Note Guarantor will be obligated to pay the same whether or not such failure to pay has become an Event of Default which could cause acceleration pursuant to


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Section 6.02 hereof. Each Mortgage Note Guarantor agrees that this is a guarantee of payment not a guarantee of collection.

         Each Mortgage Note Guarantor hereby agrees that its obligations with regard to this Mortgage Note Guaranty shall be joint and several, unconditional, irrespective of the validity or enforceability of the Mortgage Notes or the obligations of the Issuers under this Indenture, the absence of any action to enforce the same, the recovery of any judgment against the Issuers or any other obligor with respect to this Indenture, the Mortgage Notes or the Obligations of the Issuers under this Indenture or the Mortgage Notes, any action to enforce the same or any other circumstances (other than complete performance) which might otherwise constitute a legal or equitable discharge or defense of a Mortgage Note Guarantor. Each Mortgage Note Guarantor further, to the extent permitted by law, waives and relinquishes all claims, rights and remedies accorded by applicable law to guarantors and agrees not to assert or take advantage of any such claims, rights or remedies, including but not limited to:
(a) any right to require any of the Mortgage Note Trustee, the Holders or the Issuers (each a "Benefitted Party"), as a condition of payment or performance by such Mortgage Note Guarantor, to (i) proceed against the Issuers, any other guarantor (including any other Mortgage Note Guarantor) of the Obligations under the Mortgage Note Guaranties or any other Person, (ii) proceed against or exhaust any security held from the Issuers, any such other guarantor or any other Person, (iii) proceed against or have resort to any balance of any deposit account or credit on the books of any Benefitted Party in favor of the Issuers or any other Person, or (iv) pursue any other remedy in the power of any Benefitted Party whatsoever; (b) any defense arising by reason of the incapacity, lack of authority or any disability or other defense of the Issuers including any defense based on or arising out of the lack of validity or the unenforceability of the Obligations under the Mortgage Note Guaranties or any agreement or instrument relating thereto or by reason of the cessation of the liability of the Issuers from any cause other than payment in full of the Obligations under the Mortgage Note Guaranties; (c) any defense based upon any statute or rule of law which provides that the obligation of a surety must be neither larger in amount nor in other respects more burdensome than that of the principal; (d) any defense based upon any Benefitted Party's errors or omissions in the administration of the Obligations under the Mortgage Note Guaranties, except behavior which amounts to bad faith; (e) (i) any principles or provisions of law, statutory or otherwise, which are or might be in conflict with the terms of the Mortgage Note Guaranties and any legal or equitable discharge of such Mortgage Note Guarantor's obligations hereunder, (ii) the benefit of any statute of limitations affecting such Mortgage Note Guarantor's liability hereunder or the enforcement hereof, (iii) any rights to set-offs, recoupments and counterclaims, and (iv) promptness, diligence and any requirement that any Benefitted Party protect, secure, perfect or insure any security interest or lien or any property subject thereto; (f) notices, demands, presentments, protests, notices of protest, notices of dishonor and notices of any action or inaction, including acceptance of the Mortgage Note Guaranties, notices of default under the Mortgage Notes or any agreement or instrument related thereto, notices of any renewal, extension or modification of the Obligations under the Mortgage Note Guaranties or any agreement related thereto, and notices of any extension of credit to the Issuers and any right to consent to any thereof; (g) to the extent permitted under Section 40.495 of the Nevada Revised Statutes, the benefits of the "One Action" rule under Section 40.430 of the Nevada Revised Statutes and (h) any defenses or benefits that may be derived from or afforded by law which limit the liability of or exonerate guarantors or sureties, or which may conflict with the terms of the Mortgage Note Guaranties. Each Mortgage Note Guarantor hereby covenants that its Mortgage Note Guaranty will not be discharged except by complete performance of the obligations contained in its Mortgage Note Guaranty and this Indenture.

         If any Holder or the Mortgage Note Trustee is required by any court or otherwise to return to either the Issuers or any Mortgage Note Guarantor, or any custodian, trustee, or similar official acting in relation to either the Issuers or such Mortgage Note Guarantor, any amount paid by the Issuers or such Mortgage Note Guarantor to the Mortgage Note Trustee or such Holder, the applicable Mortgage Note


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Guaranty, to the extent theretofore discharged, shall be reinstated in full force and effect. Each Mortgage Note Guarantor agrees that it will not be entitled to any right of subrogation in relation to the Holders in respect of any obligations guaranteed hereby until payment in full of all obligations guaranteed hereby.

         Each Mortgage Note Guarantor further agrees that, as between such Mortgage Note Guarantor, on the one hand, and the Holders and the Mortgage Note Trustee, on the other hand, (i) the maturity of the obligations guaranteed hereby may be accelerated as provided in Section 6.02 hereof for the purposes of this Mortgage Note Guaranty, notwithstanding any stay, injunction or other prohibition preventing such acceleration as to the Issuers or any other obligor on the Mortgage Notes of the obligations guaranteed hereby, and (ii) in the event of any declaration of acceleration of those obligations as provided in
Section 6.02 hereof, those obligations (whether or not due and payable) will forthwith become due and payable by such Mortgage Note Guarantor for the purpose of this Mortgage Note Guaranty.

SECTION 11.02.    ADDITIONAL MORTGAGE NOTE GUARANTIES.

         If (a) the Issuers or any Restricted Subsidiary transfers or causes to be transferred, in one or a series of related transactions (other than a transaction or series of related transactions constituting a Restricted Payment permitted pursuant to the provisions of Section 4.07 hereof), property or assets having a fair market value exceeding $1.0 million to any Restricted Subsidiary of the Issuers (other than a Mortgage Note Guarantor), (b) any Restricted Subsidiary that is not a Mortgage Note Guarantor shall have a net worth, annual revenues or net income in excess of $1.0 million (including by reason of acquisition, consolidation or merger) or shall own any material license, franchise or right used in the operation of any of the Project Assets of the Project or (c) an Unrestricted Subsidiary or Special Subsidiary ceases to be an Unrestricted Subsidiary pursuant to the terms of this Indenture or is designated by the Board of Directors of the Company to be a Restricted Subsidiary pursuant to the terms of this Indenture and, in each case such Restricted Subsidiary shall have a net worth, annual revenues or net income in excess of $1.0 million (including by reason of acquisition, consolidation or merger) or shall own any material license, franchise or right used in the operation of any of the Project Assets of the Project, the Issuers shall cause such Restricted Subsidiary to (i) execute and deliver to the Mortgage Note Trustee a supplemental indenture and, in the case of any Secured Mortgage Note Guarantor, supplemental Collateral Documents in form reasonably satisfactory to the Mortgage Note Trustee pursuant to which such Restricted Subsidiary shall, in the case of a Secured Mortgage Note Guarantor, unconditionally guarantee, on a secured basis, all of the Issuers' obligations under the Mortgage Notes, this Indenture and the Collateral Documents on the terms set forth in this Indenture and (ii) deliver to the Mortgage Note Trustee an opinion of counsel that, subject to customary assumptions and exclusions, such supplemental indenture and supplemental Collateral Documents have been duly executed and delivered by such Restricted Subsidiary. Any Mortgage Note Guaranty executed and delivered in accordance with this Section 11.02, to the extent given by a Secured Mortgage Note Guarantor, shall be secured by a Lien or charge on all Note Collateral of such Secured Mortgage Note Guarantor. Any such Mortgage Note Guaranty shall be released if the Issuers or its Restricted Subsidiaries cease to own any Equity Interests in such Restricted Subsidiary or if such Restricted Subsidiary becomes an Unrestricted Subsidiary in accordance with the terms of this Indenture.

SECTION 11.03.    LIMITATION OF MORTGAGE NOTE GUARANTOR'S LIABILITY.

         Each Mortgage Note Guarantor and by its acceptance hereof, each beneficiary hereof, hereby confirm that it is its intention that the Mortgage Note Guaranty by such Mortgage Note Guarantor not constitute a fraudulent transfer or conveyance for purposes of the Bankruptcy Law, the Uniform Fraudulent Conveyance Act, the Uniform Fraudulent Transfer Act or any similar federal or state law to the extent applicable to any Mortgage Note Guaranties. To effectuate the foregoing intention, each such


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

person hereby irrevocably agrees that the obligation of such Mortgage Note Guarantor under its Mortgage Note Guaranty under this Article 11 shall be limited to the maximum amount as will, after giving effect to such maximum amount and all other (contingent or otherwise) liabilities of such Mortgage Note Guarantor that are relevant under such laws, and after giving effect to any collections from, rights to receive contribution from or payments made by or on behalf of any other Mortgage Note Guarantor in respect of the obligations of such other Mortgage Note Guarantor under this Article 11, result in the obligations of such Mortgage Note Guarantor in respect of such maximum amount not constituting a fraudulent conveyance. Each beneficiary under the Mortgage Note Guaranties, by accepting the benefits hereof, confirms its intention that, in the event of a bankruptcy, reorganization or other similar proceeding of the Issuers or any Mortgage Note Guarantor in which concurrent claims are made upon such Mortgage Note Guarantor hereunder, to the extent such claims will not be fully satisfied, each such claimant with a valid claim against the Issuers shall be entitled to a ratable share of all payments by such Mortgage Note Guarantor in respect of such concurrent claims.

SECTION 11.04.    MORTGAGE NOTE GUARANTORS MAY CONSOLIDATE, ETC.,
                  ON CERTAIN TERMS.

         (a) No Mortgage Note Guarantor shall consolidate with or merge with or into (whether or not such Mortgage Note Guarantor is the surviving Person), another Person whether or not it is affiliated with such Mortgage Note Guarantor unless (i) subject to the provisions of the following paragraph and Section 11.05, the Person formed by or surviving any such consolidation or merger (if other than such Mortgage Note Guarantor) assumes all the obligations of such Mortgage Note Guarantor pursuant to a supplemental indenture and supplemental Collateral Documents in a form reasonably satisfactory to the Mortgage Note Trustee pursuant to which such Person shall unconditionally guarantee, on senior secured basis, all of such Mortgage Note Guarantor's obligations under such Mortgage Note Guarantor's Mortgage Note Guaranty, this Indenture and the Collateral Documents on the terms set forth in this Indenture and the Collateral Documents on the terms set forth in the Indenture, (ii) immediately after giving effect to such transaction, no Default or Event of Default exists, (iii) such transaction will not result in the loss or suspension or material impairment of any material gaming license; (iv) such Mortgage Note Guarantor, or any Person formed by or surviving any such consolidation or merger, (A) shall have Consolidated Net Worth (immediately after giving effect to such transaction), equal to or greater than the Consolidated Net Worth of such Mortgage Note Guarantor immediately preceding the transaction and (B) will be permitted by virtue of the Issuers' pro forma Fixed Charge Coverage Ratio to incur, immediately after giving effect to such transaction, at least $1.00 of additional Indebtedness pursuant to the Fixed Charge Coverage Ratio test set forth in Section 4.09 hereof; and (v) such transactions would not require any Holder of Mortgage Notes (other than any Person acquiring the Company or Venetian or their assets or any Affiliate thereof) to obtain a gaming license or be qualified under the laws of any applicable gaming jurisdiction, provided that such Holder would not have been required to obtain a gaming license or be qualified under the laws of any applicable gaming jurisdiction in the absence of such transactions. In case of any such consolidation, merger, sale or conveyance and upon the assumption by the successor corporation, by supplemental indenture, executed and delivered to the Mortgage Note Trustee and reasonably satisfactory in form to the Mortgage Note Trustee, of the Mortgage Note Guaranty in this Indenture and the due and punctual performance and observance of all of the covenants and conditions of this Indenture to be performed by the Mortgage Note Guarantor, such successor corporation shall succeed to and be substituted for the Mortgage Note Guarantor with the same effect as if it had been named herein as a Mortgage Note Guarantor.


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         Notwithstanding the foregoing, (A) a Mortgage Note Guarantor may consolidate with or merge with or into, or sell or otherwise dispose of all or substantially all of its assets to, the Issuers, provided, that the surviving corporation (if other than the Issuers) shall expressly assume by supplemental indenture complying with the requirements of this Indenture, the due and punctual payment of the principal of, premium and Liquidated Damages, if any, and interest on all of the Mortgage Notes, and the due and punctual performance and observance of all the covenants and conditions of this Indenture to be performed by the Issuers and (B) a Mortgage Note Guarantor may consolidate with or merge with or into, or sell or otherwise dispose of all or substantially all of its assets to, any other Mortgage Note Guarantor.

SECTION 11.05.    RELEASES OF MORTGAGE NOTE GUARANTIES.

         Upon (i) a sale or other disposition of all or substantially all of the assets of any Mortgage Note Guarantor, by way of merger, consolidation or otherwise, (ii) a Restricted Subsidiary becoming an Unrestricted Subsidiary pursuant to the terms of this Indenture or (iii) a sale or other disposition of all of the capital stock of any Mortgage Note Guarantor, then such Mortgage Note Guarantor (in the event of a sale or other disposition, by way of such a merger, consolidation or otherwise, of all of the capital stock of such Mortgage Note Guarantor or the Restricted Subsidiary becomes an Unrestricted Subsidiary pursuant to the terms of this Indenture) or the corporation acquiring the property (in the event of a sale or other disposition of all or substantially all of the assets of such Mortgage Note Guarantor) shall be released and relieved of its obligations under its Mortgage Note Guaranty; provided that (i) immediately after giving effect to such transaction, no Default or Event of Default shall have occurred and be continuing or would occur as a consequence thereof and (ii) the Net Proceeds of such sale or other disposition are applied in accordance with Section 4.10 hereof and the Collateral Documents.

SECTION 11.06.    "MORTGAGE NOTE TRUSTEE" TO INCLUDE PAYING AGENT.

         In case at any time any Paying Agent other than the Mortgage Note Trustee shall have been appointed by the Issuers and be then acting hereunder, the term "Mortgage Note Trustee" as used in this Article 11 shall in such case (unless the context shall otherwise require) be construed as extending to and including such Paying Agent within its meaning as fully and for all intents and purposes as if such Paying Agent were named in this Article 11 in place of the Mortgage Note Trustee.

SECTION 11.07.    SUBORDINATION OF SUBORDINATED MORTGAGE NOTE GUARANTORS.

         (a) The Subordinated Mortgage Note Guarantors agree, and each Holder of Mortgage Notes agrees, that the Indebtedness represented by the Subordinated Mortgage Note Guaranties is subordinated in right of payment, to the extent set forth in this Section 11.07 to the prior payment in full of all Senior Debt (as defined below) of the Subordinated Mortgage Note Guarantors, whether outstanding on the date hereof or thereafter incurred. Such subordination is for the benefit of and enforceable by the holders of such Senior Debt of the Subordinated Mortgage Note Guarantors. Nothing contained in this Section 11.07 shall be construed as any agreement or understanding by the Issuer or by any secured Mortgage Note Guarantor that any Indebtedness represented by the Mortgage Notes or any secured Mortgage Notes Guaranty is subordinated to the prior payment of any other Indebtedness and it is expressly understood and agreed that the Obligations under the Mortgage Notes and the Secured Mortgage Note Guaranty are not in any manner subordinated (other than effectively by priority of Lien on the Note Collateral) to any other Indebtedness.

         (b) As used in the foregoing, "Senior Debt" of the Subordinated Mortgage Note Guarantors means (i) the guaranties by the Subordinated Mortgage Note Guarantors of all Indebtedness outstanding under Bank Credit Facility and all Hedging Obligations with respect thereto, (ii) with respect to Mall


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Intermediate Holdings only, the guaranty by Mall Intermediate Holdings of all
Indebtedness outstanding under the Mall Construction Loan Facility and all Hedging Obligation with respect thereto, (iii) any other Indebtedness permitted to be incurred by the Subordinated Mortgage Note Guarantors under the terms of this Indenture, unless the instrument under which such Indebtedness is incurred expressly provides that it is on a parity with or subordinated in right of payment to the Subordinated Mortgage Note Guaranties and (iv) all obligations with respect to the foregoing. Also, as used in the foregoing, "Permitted Junior Securities" means Equity Interests in the Subordinated Mortgage Note Guarantors or debt securities of Subordinated Mortgage Note Guarantors that are subordinated to all Senior Debt (and any debt securities issued in exchange for Senior Debt) to substantially the same extent as, or to a greater extent than, the Subordinated Mortgage Note Guaranties are subordinated to Senior Debt of the Subordinated Mortgage Guarantors pursuant to this Indenture.

         (c) Upon any distribution to creditors of the Subordinated Mortgage Note Guarantors in a liquidation or dissolution of the Subordinated Mortgage Note Guarantors in a bankruptcy, reorganization, insolvency, receivership or similar proceeding relating to the Subordinated Mortgage Note Guarantors or their property, an assignment for the benefit of creditors or any marshalling of the Subordinated Mortgage Note Guarantors' assets and liabilities, the holders of Senior Debt of the Subordinated Mortgage Note Guarantors will be entitled to receive payment in full in cash of all Obligations due in respect of such Senior Debt of the Subordinated Mortgage Note Guarantors (including interest after the commencement of any such proceeding at the rate specified in the applicable Senior Debt of the Subordinated Mortgage Note Guarantors, whether or not allowed) before the Holders of Subordinated Mortgage Note Guaranties will be entitled to receive any payment with respect to the Subordinated Mortgage Note Guaranties from any asset of a Subordinated Mortgage Note Guarantor, and until all Obligations with respect to Senior Debt of the Subordinated Mortgage Note Guarantors are paid in full, any distribution to which the holders of Subordinated Mortgage Note Guaranties would be entitled from any assets of a Subordinated Mortgage Note Guarantor shall be made to the holders of Senior Debt of the Subordinated Mortgage Note Guarantors (except that Holders of Subordinated Mortgage Note Guaranties may receive Permitted Junior Securities and payments made by a trust established pursuant to Article 8 hereof).

         (d) The Subordinated Mortgage Note Guarantors shall not make any payment upon or in respect of the Subordinated Mortgage Note Guaranties (except in Permitted Junior Securities or from a trust established pursuant to Article 8 hereof) if (i) a default in the payment of the principal of, premium, if any, or interest on Senior Debt of the Subordinated Mortgage Note Guarantors occurs and is continuing beyond any applicable period of grace or (ii) any other default occurs and is continuing with respect to Senior Debt of the Subordinated Mortgage Note Guarantors that permits holders of the Senior Debt of the Subordinated Mortgage Note Guarantors as to which such default relates to accelerate its maturity and the Mortgage Note Trustee receives a notice of such default (a "Payment Blockage Notice") from the Subordinated Mortgage Note Guarantors or the holders of any Senior Debt of the Subordinated Mortgage Note Guarantors; provided, however, that, except to the extent provided below in this
Section 11.07(d), the foregoing provisions shall not restrict the Issuers from making payments of principal, premium or interest on or with respect to the Mortgage Notes (including without limitation, by redemption, repurchase or other acquisition). Payments on the Subordinated Mortgage Note Guaranties may and shall be resumed (a) in the case of a payment default, upon the date on which such default is cured or waived and (b) in case of a nonpayment default, the earlier of the date on which such nonpayment default is cured or waived or 179 days after the date on which the applicable Payment Blockage Notice is received, unless the maturity of any Senior Debt of the Subordinated Mortgage Note Guarantors has been accelerated. No new period of payment blockage may be commenced unless and until (i) 360 days have elapsed since the effectiveness of the immediately prior Payment Blockage Notice and (ii) all scheduled payments of principal, premium, if any, and interest on the Subordinated Mortgage Note that have come due have


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been paid in full in cash. No nonpayment default that existed or was continuing on the date of delivery of any Payment Blockage Notice to the Mortgage Note Trustee shall be, or be made, the basis for a subsequent Payment Blockage Notice unless such default shall have been waived for a period of not less than 180 days.

         (e) The Subordinated Mortgage Note Guarantors shall promptly notify holders of Senior Debt of the Subordinated Mortgage Note Guarantors if payment of the Mortgage Notes is accelerated because of an Event of Default.

         (f) If payment of the Subordinated Mortgage Note Guaranties is accelerated because of an Event of Default, the Subordinated Mortgage Note Guarantors shall promptly notify holders of Senior Debt of the Subordinated Mortgage Note Guarantors of the acceleration.

         (g) In the event that the Mortgage Note Trustee or any Holder of Subordinated Mortgage Note Guaranties receives any payment of any Obligations with respect to the Subordinated Mortgage Note Guaranties at a time when the Mortgage Note Trustee or such Holder, as applicable, has actual knowledge that such payment is prohibited by this Section 11.07 hereof, such payment shall be held by the Mortgage Note Trustee or such Holder, in trust for the benefit of, and shall be paid forthwith over and delivered, upon written request, to, the holders of Senior Debt of the Subordinated Mortgage Note Guarantors as their interests may appear or their representative under the indenture or other agreement (if any) pursuant to which Senior Debt of the Subordinated Mortgage Note Guarantors may have been issued, as their respective interests may appear, for application to the payment of all Obligations with respect to Senior Debt of the Subordinated Mortgage Note Guarantors remaining unpaid to the extent necessary to pay such Obligations in full in accordance with their terms, after giving effect to any concurrent payment or distribution to or for the holders of Senior Debt of the Subordinated Mortgage Note Guarantors.

         (h) With respect to the holders of Senior Debt of the Subordinated Mortgage Note Guarantors, the Mortgage Note Trustee undertakes to perform only such obligations on the part of the Mortgage Note Trustee as are specifically set forth in this Section 11.07, and no implied covenants or obligations with respect to the holders of Senior Debt shall be read into this Mortgage Note Indenture against the Mortgage Note Trustee. The Mortgage Note Trustee shall not be deemed to owe any fiduciary duty to the holders of Senior Debt of the Subordinated Mortgage Note Guarantors, and shall not be liable to any such holders if the Mortgage Note Trustee shall pay over or distribute to or on behalf of Holders or the Subordinated Mortgage Note Guarantors or any other Person money or assets to which any holders of Senior Debt of the Subordinated Mortgage Note Guarantors shall be entitled by virtue of this Section 11.07, except if such payment is made as a result of the willful misconduct or gross negligence of the Mortgage Note Trustee.

         (i) The Subordinated Mortgage Note Guarantors shall promptly notify the Mortgage Note Trustee and the Paying Agent of any facts known to the Subordinated Mortgage Note Guarantors that would cause a payment of any Obligations with respect to the Subordinated Mortgage Note Guaranties to violate this Section 11.07, but failure to give such notice shall not affect the subordination of the Subordinated Mortgage Note Guaranties to the Senior Debt of the Subordinated Mortgage Note Guarantors as provided in this Section 11.07.

         (j) After all Senior Debt of the Subordinated Mortgage Note Guarantors is paid in full and until the Subordinated Mortgage Note Guaranties are paid in full, Holders of Subordinated Mortgage Note Guaranties shall be subrogated (equally and ratably with all other Indebtedness pari passu with the Subordinated Mortgage Note Guaranties) to the rights of holders of Senior Debt of the Subordinated


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

Mortgage Note Guarantors to receive distributions applicable to Senior Debt of the Subordinated Mortgage Note Guarantors to the extent that distributions otherwise payable to the Holders of Subordinated Mortgage Note Guaranties have been applied to the payment of Senior Debt of the Subordinated Mortgage Note Guarantors. A distribution made under this Section 11.07 to holders of Senior Debt of the Subordinated Mortgage Note Guarantors that otherwise would have been made to Holders of Subordinated Mortgage Note Guaranties is not, as between the Subordinated Mortgage Note Guarantors and Holders, a payment by the Subordinated Mortgage Note Guarantors on the Subordinated Mortgage Note Guaranties.

         (k) This Section 11.07 defines the relative rights of Holders of Notes and holders of Senior Debt of the Subordinated Mortgage Note Guarantors. Nothing in this Indenture shall:

         (1) impair, as between the Subordinated Mortgage Note Guarantors and Holders of Subordinated Mortgage Note Guaranties, the obligation of the Subordinated Mortgage Note Guarantors, which is absolute and unconditional, to pay principal of and interest on the Subordinated Mortgage Note Guaranties in accordance with their terms;

         (2) affect the relative rights of Holders of Subordinated Mortgage Note Guaranties and creditors of the Subordinated Mortgage Note Guarantors other than their rights in relation to holders of Senior Debt of the Subordinated Mortgage Note Guarantors; or

         (3) prevent the Mortgage Note Trustee or any Holder of Notes from exercising its available remedies upon a Default or Event of Default, subject to the rights of holders and owners of Senior Debt of the Subordinated Mortgage Note Guarantors to receive distributions and payments otherwise payable to Holders of Subordinated Mortgage Note Guaranties.

         If the Subordinated Mortgage Note Guarantors fails because of this
Section 11.07 to pay principal of or interest on a Note on the due date, the failure is still a Default or Event of Default.

         No right of any holder of Senior Debt of the Subordinated Mortgage Note Guarantors to enforce the subordination of the Indebtedness evidenced by the Subordinated Mortgage Note Guaranties shall be impaired by any act or failure to act by the Subordinated Mortgage Note Guarantors or any Holder or by the failure of the Subordinated Mortgage Note Guarantors or any Holder to comply with this Indenture.

         Whenever a distribution is to be made or a notice given to holders of Senior Debt of the Subordinated Mortgage Note Guarantors, the distribution may be made and the notice given to their Representative.

         Upon any payment or distribution of assets of the Subordinated Mortgage Note Guarantors referred to in this Section 11.07, the Mortgage Note Trustee and the Holders of Subordinated Mortgage Note Guaranties shall be entitled to rely upon any order or decree made by any court of competent jurisdiction or upon any certificate of such Representative or of the liquidating trustee or agent or other Person making any distribution to the Mortgage Note Trustee or to the Holders of Subordinated Mortgage Note Guaranties for the purpose of ascertaining the Persons entitled to participate in such distribution, the holders of the Senior Debt of the Subordinated Mortgage Note Guarantors and other Indebtedness of the Subordinated Mortgage Note Guarantors, the amount thereof or payable thereon, the amount or amounts paid or distributed thereon and all other facts pertinent thereto or to this Section 11.07.


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

         (l) Notwithstanding the provisions of this Section 11.07 or any other provision of this Indenture, the Mortgage Note Trustee shall not be charged with knowledge of the existence of any facts that would prohibit the making of any payment or distribution by the Mortgage Note Trustee, and the Mortgage Note Trustee and the Paying Agent may continue to make payments on the Subordinated Mortgage Note Guaranties, unless the Mortgage Note Trustee shall have received at its Corporate Trust Office at least five Business Days prior to the date of such payment written notice of facts that would cause the payment of any Obligations with respect to the Subordinated Mortgage Note Guaranties to violate this Section 11.07. Only the Subordinated Mortgage Note Guarantors or the Issuers may give the notice. Nothing in this Section 11.07 shall impair the claims of, or payments to, the Mortgage Note Trustee under or pursuant to
Section 7.07 hereof.

         The Mortgage Note Trustee in its individual or any other capacity may hold Senior Debt of the Subordinated Mortgage Note Guarantors with the same rights it would have if it were not Mortgage Note Trustee. Any Agent may do the same with like rights.

         (m) Each Holder of Subordinated Mortgage Note Guaranties, by the Holder's acceptance thereof, authorizes and directs the Mortgage Note Trustee on such Holder's behalf to take such action as may be necessary or appropriate to effectuate the subordination as provided in this Section 11.07, and appoints the Mortgage Note Trustee to act as such Holder's attorney-in-fact for any and all such purposes. If the Mortgage Note Trustee does not file a proper proof of claim or proof of debt in the form required in any proceeding referred to in
Section 6.09 hereof at least 30 days before the expiration of the time to file such claim, the Bank Agent is hereby authorized to file an appropriate claim for and on behalf of the Holders of the Subordinated Mortgage Note Guaranties.

         (n) The provisions of this Section 11.07 shall not be amended or modified without the written consent of the holders of all Senior Debt of the Subordinated Mortgage Note Guarantors.

                                   ARTICLE 12
                                  MISCELLANEOUS

SECTION 12.01.    TRUST INDENTURE ACT CONTROLS.

         If any provision of this Indenture limits, qualifies or conflicts with the duties imposed by TIA ss.318(c), the imposed duties shall control.

SECTION 12.02.    NOTICES.

         Any notice or communication by the Issuers, any Mortgage Note Guarantor or the Mortgage Note Trustee to the others is duly given if in writing and delivered in Person or mailed by first class mail (registered or certified, return receipt requested), telex, telecopier or overnight air courier guaranteeing next day delivery, to the others' address:


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

         If to the Issuers or the Mortgage Note Guarantors:

             3335 Las Vegas Boulevard South
             Las Vegas, Nevada  89109
             Telecopier No.:  (702) 733-5499
             Attention:  General Counsel

         With a copy to:

             Paul, Weiss, Rifkind, Wharton & Garrison
             1285 Avenue of the Americas
             New York, New York  10019-6064
             Telecopier No.:  (212) 757-3990
             Attention:  James Purcell, Esq.

         If to the Mortgage Note Trustee:

             First Trust National Association
             180 East 5th Street
             St. Paul, Minnesota  55101
             Telecopier No.:  (612) 244-0711
             Attention:  Corporate Trust Department

         If to the Mortgage Note Trustee for purposes of Section 4.02 hereof:

             First Trust New York
             100 Wall Street, 20th Floor
             New York, New York  10005
             Attention:  Corporate Trust Department

         The Issuers, the Mortgage Note Guarantors or the Mortgage Note Trustee, by notice to the others may designate additional or different addresses for subsequent notices or communications.

         All notices and communications (other than those sent to Holders) shall be deemed to have been duly given: at the time delivered by hand, if personally delivered; five Business Days after being deposited in the mail, postage prepaid, if mailed; when answered back, if telexed; when receipt acknowledged, if telecopied; and the next Business Day after timely delivery to the courier, if sent by overnight air courier guaranteeing next day delivery.

         Any notice or communication to a Holder shall be mailed by first class mail, certified or registered, return receipt requested, or by overnight air courier guaranteeing next day delivery to its address shown on the register kept by the Registrar. Any notice or communication shall also be so mailed to any Person described in TIA ss. 313(c), to the extent required by the TIA. Failure to mail a notice or communication to a Holder or any defect in it shall not affect its sufficiency with respect to other Holders.

         If a notice or communication is mailed in the manner provided above within the time prescribed, it is duly given, whether or not the addressee receives it.


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

         If the Issuers or a Mortgage Note Guarantor mails a notice or communication to Holders, it shall mail a copy to the Mortgage Note Trustee and each Agent at the same time.

SECTION 12.03. COMMUNICATION BY HOLDERS OF MORTGAGE NOTES WITH OTHER HOLDERS OF MORTGAGE NOTES.

         Holders may communicate pursuant to TIA ss. 312(b) with other Holders with respect to their rights under this Indenture or the Mortgage Notes. The Issuers, the Mortgage Note Guarantors, the Mortgage Note Trustee and the Registrar shall have the protection of TIA ss. 312(c).

SECTION 12.04.    CERTIFICATE AND OPINION AS TO CONDITIONS PRECEDENT.

         Upon any request or application by the Issuers or the Mortgage Note Guarantors to the Mortgage Note Trustee to take any action under this Indenture, the Issuers or the Mortgage Note Guarantors shall furnish to the Mortgage Note
Trustee:

         (a) an Officers' Certificate in form and substance reasonably satisfactory to the Mortgage Note Trustee (which shall include the statements set forth in Section 12.05 hereof) stating that, in the opinion of the signers, all conditions precedent and covenants, if any, provided for in this Indenture relating to the proposed action have been satisfied; and

         (b) an Opinion of Counsel in form and substance reasonably satisfactory to the Mortgage Note Trustee (which shall include the statements set forth in Section 12.05 hereof) stating that, subject to customary assumptions and exclusions, in the opinion of such counsel, all such conditions precedent and covenants have been satisfied.

SECTION 12.05.    STATEMENTS REQUIRED IN CERTIFICATE OR OPINION.

         Each certificate or opinion with respect to compliance with a condition or covenant provided for in this Indenture (other than a certificate provided pursuant to TIA ss. 314(a)(4)) shall comply with the provisions of TIA ss. 314(e) and shall include:

         (a) a statement that the Person making such certificate or opinion has read such covenant or condition;

         (b) a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based;

         (c) a statement that, in the opinion of such Person, he or she has made such examination or investigation as is necessary to enable him to express an informed opinion as to whether or not such covenant or condition has been satisfied; and

         (d) a statement as to whether or not, in the opinion of such Person, such condition or covenant has been satisfied.

SECTION 12.06.    RULES BY MORTGAGE NOTE TRUSTEE AND AGENTS.

         The Mortgage Note Trustee may make reasonable rules for action by or at a meeting of Holders. The Registrar or Paying Agent may make reasonable rules and set reasonable requirements for its functions.


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

SECTION 12.07. NO PERSONAL LIABILITY OF DIRECTORS, OFFICERS, EMPLOYEES AND STOCKHOLDERS.

         No officer, employee, incorporator or stockholder of the Issuers or the Mortgage Note Guarantors, as such, shall have any liability for any obligations of the Issuers or the Mortgage Note Guarantors under the Mortgage Notes, any Mortgage Note Guaranties, this Indenture or the Collateral Documents, as applicable, or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each Holder by accepting a Mortgage Note and the Mortgage Note Guaranties waives and releases all such liability. The waiver and release are part of the consideration for issuance of the Mortgage Notes.

SECTION 12.08.    GOVERNING LAW.

         THE INTERNAL LAW OF THE STATE OF NEW YORK SHALL GOVERN AND BE USED TO CONSTRUE THIS INDENTURE, THE MORTGAGE NOTES AND THE MORTGAGE NOTE GUARANTIES, EXCEPT AS OTHERWISE REQUIRED BY MANDATORY PROVISIONS OF NEVADA LAW, INCLUDING THE GAMING CONTROL ACT AND THE REGULATIONS PROMULGATED THEREUNDER.

SECTION 12.09.    NO ADVERSE INTERPRETATION OF OTHER AGREEMENTS.

         This Indenture may not be used to interpret any other indenture, loan or debt agreement of the Issuers or its Subsidiaries or of any other Person. Any such indenture, loan or debt agreement may not be used to interpret this Indenture.

SECTION 12.10.    SUCCESSORS.

         All agreements of the Issuers and the Mortgage Note Guarantors in this Indenture, the Mortgage Notes and the Mortgage Note Guaranties, as applicable, shall bind their respective successors. All agreements of the Mortgage Note Trustee in this Indenture shall bind its successors.

SECTION 12.11.    SEVERABILITY.

         In case any provision in this Indenture, in the Mortgage Notes or in the Mortgage Note Guaranties shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

SECTION 12.12.    COUNTERPART ORIGINALS.

         The parties may sign any number of copies of this Indenture. Each signed copy shall be an original, but all of them together represent the same agreement.

SECTION 12.13.    TABLE OF CONTENTS, HEADINGS, ETC.

         The Table of Contents, Cross-Reference Table and Headings of the Articles and Sections of this Indenture have been inserted for convenience of reference only, are not to be considered a part of this Indenture and shall in no way modify or restrict any of the terms or provisions hereof.

                         [Signatures on following page]

                                          SIGNATURES

Dated as of November 14, 1997          LAS VEGAS SANDS, INC.


                                       By: /s/ W. P. Weidner
                                          --------------------------------------
                                           Name:  William P. Weidner
                                           Title: President


                                       VENETIAN CASINO RESORT, LLC


                                       By: Las Vegas Sands, Inc.
                                          --------------------------------------
                                           As Managing Member

                                       By: /s/ W. P. Weidner
                                          --------------------------------------
                                           Name:  William P. Weidner
                                           Title: President

                                       MALL INTERMEDIATE HOLDING COMPANY, LLC

                                       By: Venetian Casino Resort, LLC
                                          --------------------------------------
                                           As Sole Member

                                           By: Las Vegas Sands, Inc.
                                               ---------------------------------
                                               As Managing Member

                                           By: /s/ W. P. Weidner
                                              ----------------------------------
                                               Name:  William P. Weidner
                                               Title: President


                                       GRAND CANAL SHOPS MALL CONSTRUCTION, LLC

                                       By: Venetian Casino Resort, LLC
                                          --------------------------------------
                                           As Sole Member

                                           By: Las Vegas Sands, Inc.
                                               ---------------------------------
                                               As Managing Member

                                           By: /s/ W. P. Weidner
                                              ----------------------------------
                                               Name:  William P. Weidner
                                               Title: President

                                       LIDO INTERMEDIATE HOLDING COMPANY, LLC

                                       By: Venetian Casino Resort, LLC
                                           -------------------------------------
                                           As Managing Member

                                           By: Las Vegas Sands, Inc.
                                               ---------------------------------
                                               As Managing Member

                                           By: /s/ W. P. Weidner
                                              ----------------------------------
                                               Name:  William P. Weidner
                                               Title: President

Dated as of November 14, 1997          FIRST TRUST NATIONAL ASSOCIATION
                                       as Mortgage Note Trustee


                                       By: /s/ R. Prokosch
                                          --------------------------------------
                                           Name:  Richard H. Prokosch
                                           Title: Assistant Vice President